UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549
__________________________

SCHEDULE 14A
Proxy Statement Pursuant to Section 14(a) of
the Securities Exchange Act of 1934
__________________________

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MSC INDUSTRIAL DIRECT CO., INC.
(Name of Registrant as Specified In Its Charter)

(Name of Person(s) Filing Proxy Statement, if other than the Registrant)

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Notice of 2025 Annual Meeting
and 2024 Proxy Statement

Date and Time:	Wednesday, January 22, 2025
9:00 a.m., Eastern Time

Virtual Meeting Access:	Participate online at
www.virtualshareholdermeeting.com/MSM2025

NOTICE OF 2025 ANNUAL MEETING OF SHAREHOLDERS

To the shareholders of MSC Industrial Direct Co., Inc.:

NOTICE IS HEREBY GIVEN that the 2025 Annual Meeting of Shareholders (the “Annual Meeting”) of MSC Industrial Direct Co., Inc., a New York corporation, will be held at 9:00 a.m., Eastern Time, on Wednesday, January 22, 2025 via live audio webcast at www.virtualshareholdermeeting.com/MSM2025, for the following purposes, as more fully described in the accompanying Proxy Statement:

1.To elect the nine directors nominated by the Board of Directors;
2.To ratify the appointment of Ernst & Young LLP to serve as our independent registered public accounting firm for fiscal year 2025;
3.To approve, on an advisory basis, the compensation of our named executive officers; and
4.To consider and act upon such other matters as may properly come before the Annual Meeting or any adjournment or postponement thereof.

The Board of Directors recommends that you vote “FOR” Items 1, 2 and 3. The proxy holders will use their discretion to vote on other matters that may properly come before the Annual Meeting or any adjournment or postponement thereof.

Shareholders as of the close of business on December 4, 2024, the record date, are entitled to receive notice of, and to vote at, the Annual Meeting or any adjournment or postponement thereof.

The Annual Meeting will be held entirely online via live audio webcast at www.virtualshareholdermeeting.com/MSM2025. There will not be an option to attend the Annual Meeting in person.

Shareholders as of the close of business on the record date may participate in, and submit questions and vote during, the Annual Meeting by visiting www.virtualshareholdermeeting.com/MSM2025. To log in, you must enter the 16-digit control number included on your Notice of Internet Availability of Proxy Materials or proxy card or the instructions that you receive by e-mail.  If you are a beneficial shareholder, you may contact the shareholder of record (e.g., your bank, broker or other nominee) if you have questions about obtaining your control number. If you do not have a control number, you may still access the live audio webcast of the Annual Meeting as a guest, but you will not be able to submit questions or to vote online during the meeting.

Whether or not you expect to participate in the Annual Meeting, your vote is important.  To ensure your representation at the Annual Meeting, you are urged to cast your vote, as instructed in your Notice of Internet Availability of Proxy Materials or proxy card or the instructions that you receive by e-mail, as promptly as possible.  If you received a copy of the proxy materials by mail, you may complete, sign, date and mail the proxy card in the envelope provided.  Shareholders as of the close of business on the record date participating in the live audio webcast of the Annual Meeting may vote via the Internet during the meeting, even if they have voted via the Internet or by telephone or returned a completed proxy card.  You may revoke your proxy or change your vote at any time prior to the taking of the vote at the Annual Meeting.  If you participate in and vote during the Annual Meeting, your proxy will be revoked automatically and your vote during the meeting will be counted.

Shareholders are being notified of the Proxy Statement and form of proxy beginning on or about December 12, 2024.

By Order of the Board of Directors,

Neal Dongre
Senior Vice President, General Counsel and Corporate Secretary
Melville, New York
December 12, 2024

REVIEW THE PROXY STATEMENT AND VOTE IN ONE OF FOUR WAYS
Via the Internet Visit www.proxyvote.com	By Mail Complete, sign, date and mail your proxy card or voting instruction form
By Telephone Call the telephone number on your proxy card or voting instruction form	Virtually Participate in the live audio webcast of the Annual Meeting at www.virtualshareholdermeeting.com/MSM2025 and vote online during the meeting

IMPORTANT: Your vote is important. Whether or not you plan to participate in the live audio webcast of the Annual Meeting, we encourage you to read this Proxy Statement and to vote your shares as soon as possible.

IMPORTANT NOTICE REGARDING THE AVAILABILITY OF PROXY MATERIALS
FOR THE ANNUAL MEETING OF SHAREHOLDERS TO BE HELD ON JANUARY 22, 2025:

The Notice of 2025 Annual Meeting and 2024 Proxy Statement and the 2024 Annual Report to Shareholders
are available at https://investor.mscdirect.com/annual-reports.

We are furnishing this Proxy Statement to you in connection with the solicitation of proxies by our Board of Directors (the “Board of Directors” or the “Board”) to be used at the 2025 Annual Meeting of Shareholders (the “Annual Meeting”), or at any adjournment or postponement thereof. This Proxy Statement describes the matters to be presented at the Annual Meeting and related information that will help you vote your shares. References in this Proxy Statement to “MSC,” the “Company,” “we,” “us,” “our” and similar terms mean MSC Industrial Direct Co., Inc.

We have elected to take advantage of the “notice and access” rule of the United States Securities and Exchange Commission (the “SEC”) that allows us to furnish proxy materials to shareholders online. We believe that electronic delivery expedites the receipt of proxy materials, while significantly lowering costs and reducing the environmental impact of printing and mailing full sets of proxy materials. As a result, on or about December 12, 2024, we mailed to our shareholders of record as of the close of business on December 4, 2024, either (i) a Notice of Internet Availability of Proxy Materials containing instructions on how to access our proxy materials online and how to request paper copies of our proxy materials or (ii) a printed set of proxy materials, which includes the Notice of 2025 Annual Meeting of Shareholders, this Proxy Statement, our 2024 Annual Report to Shareholders and a proxy card. If you received a Notice of Internet Availability of Proxy Materials by mail, you will not receive a printed copy of the proxy materials unless you specifically request one. If you hold your shares through a bank, broker or other nominee, rather than directly in your own name, your intermediary will either forward to you a printed copy of the proxy materials or provide you with instructions on how you can access the proxy materials electronically.

MSC Industrial Direct Co., Inc. Notice of 2025 Annual Meeting and 2024 Proxy Statement i

ii MSC Industrial Direct Co., Inc. Notice of 2025 Annual Meeting and 2024 Proxy Statement

2024 PROXY STATEMENT SUMMARY

This summary highlights information contained elsewhere in this Proxy Statement. This summary does not contain all of the information that you should consider. You should read the entire Proxy Statement carefully before voting.

2025 Annual Meeting of Shareholders

Date:	Wednesday, January 22, 2025
Time:	9:00 a.m., Eastern Time
Virtual Meeting Access:	Participate online at www.virtualshareholdermeeting.com/MSM2025
Record Date:	December 4, 2024
Who Can Vote:	Shareholders as of the close of business on the record date are entitled to receive notice of, and to vote at, the Annual Meeting or any adjournment or postponement thereof.

Voting Matters

Proposals	Board Vote Recommendation	Page No. for Additional Information
1. Election of the nine directors nominated by the Board of Directors	FOR EACH NOMINEE	7
2. Ratification of the appointment of Ernst & Young LLP to serve as our independent registered public accounting firm for fiscal year 2025	FOR	28
3. Advisory vote to approve the compensation of our named executive officers	FOR	62

MSC Industrial Direct Co., Inc. l Notice of 2025 Annual Meeting and 2024 Proxy Statement 1

Director Nominees

					Committee Memberships
Nominee	Age	Principal Occupation	Director Since	Independent	AC	CC	N&CGC
Erik Gershwind	53	Chief Executive Officer of MSC	2010	No
Louise Goeser	71	Chief Executive Officer of LKG Enterprises	2009	Yes	✓	✓C
Mitchell Jacobson	73	Non-Executive Chairman of the Board of Directors of MSC	1995	No
Michael Kaufmann(1)	62	Former Chief Executive Officer of Cardinal Health, Inc.	2015	Yes	✓	✓	✓C
Robert Aarnes	55	President of ADI Global Distribution	2024	Yes		✓
Steven Paladino(2)	67	Retired Executive Vice President and Chief Financial Officer of Henry Schein, Inc.	2015	Yes, L	✓C	✓
Philip Peller(3)	85	Retired Partner of Arthur Andersen LLP	2000	Yes	✓		✓
Rahquel Purcell	54	Chief Transformation Officer, North America of L’Oréal USA	2022	Yes		✓	✓
Rudina Seseri	47	Founder and Managing Partner of Glasswing Ventures, LLC	2020	Yes		✓	✓
___________________

AC	Audit Committee
CC	Compensation Committee
N&CGC	Nominating and Corporate Governance Committee
✓	Member
C	Chairperson
L	Lead Director

(1)On October 21, 2024, Michael Kaufmann became the Chairperson of the Nominating and Corporate Governance Committee.
(2)Steven Paladino was a member and Chairperson of the Nominating and Corporate Governance Committee in fiscal year 2024. On October 21, 2024, Steven Paladino became the Chairperson of the Audit Committee and is no longer a member or the Chairperson of the Nominating and Corporate Governance Committee.
(3)Philip Peller was the Chairperson of the Audit Committee during fiscal year 2024 and ceased to be the Chairperson of the Audit Committee on October 21, 2024.
2 MSC Industrial Direct Co., Inc. l Notice of 2025 Annual Meeting and 2024 Proxy Statement

Reclassification

In the first quarter of fiscal year 2024, the Company completed the reclassification of its equity structure to eliminate its Class B Common Stock (the “Reclassification”), as contemplated by that certain Reclassification Agreement, dated as of June 20, 2023 (the “Reclassification Agreement”), with the Company, Mitchell Jacobson, Erik Gershwind, other members of the Jacobson / Gershwind family and certain entities affiliated with the Jacobson / Gershwind family (collectively, the “Jacobson / Gershwind Family Shareholders"). Pursuant to the Reclassification, each issued and outstanding share of Class B Common Stock was reclassified, exchanged and converted into 1.225 shares of Class A Common Stock of the Company.

The Class B Common Stock, with its 10 votes per share, was eliminated upon the completion of the Reclassification. This resulted in the elimination of the prior “high-vote/low-vote” voting structure, and the Company now has a single class of voting common stock (Class A Common Stock) with one vote per share. A number of corporate governance changes were also implemented in connection with the completion of the Reclassification:

•the Jacobson / Gershwind Family Shareholders have the right to designate (i) two individuals (one of whom will be Mr. Erik Gershwind so long as he is the Company’s Chief Executive Officer) for nomination for election to the Board so long as the Jacobson / Gershwind Family Shareholders own 10% or more of the issued and outstanding shares of Class A Common Stock and (ii) one individual for nomination for election to the Board so long as the Jacobson / Gershwind Family Shareholders own less than 10% but more than 5% of the issued and outstanding shares of Class A Common Stock (the Jacobson / Gershwind Family Shareholders currently own approximately 21% of the outstanding shares of Class A Common Stock);
•the Jacobson / Gershwind Family Shareholders have each granted an irrevocable proxy authorizing the Company to vote such pro rata portion of shares of Class A Common Stock beneficially owned by the Jacobson / Gershwind Family Shareholders or their permitted transferees in excess of 15% of the issued and outstanding shares of Class A Common Stock in proportion to the votes of other holders (i.e., excluding any Jacobson / Gershwind Family Shareholders and their permitted transferees) entitled to vote and that do in fact vote;
•certain standstill and lock-up provisions for the Jacobson / Gershwind Family Shareholders;
•the transition of the approval standard for certain significant transactions (including mergers, asset sales, share exchanges and dissolution) from a two-thirds supermajority to a majority of the issued and outstanding shares of Class A Common Stock entitled to vote thereon;
•the adoption of a “majority of the votes cast” standard for uncontested director elections;
•the adoption of advance notice requirements for shareholders to provide notice of business proposals (other than shareholder proposals to be brought under Rule 14a-8 of the Securities Exchange Act of 1934, as amended (the “Exchange Act”)) to be brought before an annual meeting or director nominations to be brought before an annual or special meeting; and
•the designation of (i) the New York Supreme Court as the exclusive forum for (a) certain derivative claims, (b) claims asserting breach of fiduciary duties, (c) claims pursuant to the New York Business Corporation Law, the Company’s Restated Certificate of Incorporation or the Company’s Third Amended and Restated By-Laws or (d) claims governed by the internal affairs doctrine and (ii) the U.S. federal district courts as the exclusive forum for claims under the Securities Act of 1933, as amended (the “Securities Act”).

Corporate Governance Highlights

Director Independence	Seven of our nine director nominees are independent.
The independent directors meet regularly in executive sessions without management present.
An independent Lead Director serves as the presiding director at the executive sessions of the independent directors.
All committees of the Board are composed exclusively of independent directors.
Board Oversight of Risk Management
The Board's role in risk oversight involves both the Board and its committees. The Board is responsible for the oversight of the Company’s risk management and reviews our major financial, operational, compliance, cybersecurity, environmental, social and governance (“ESG”), and reputational and strategic risks, including steps to monitor, manage and mitigate such risks. In addition, each Board committee is responsible for oversight of risk management practices for categories of risks relevant to such committee's functions.

MSC Industrial Direct Co., Inc. l Notice of 2025 Annual Meeting and 2024 Proxy Statement 3

Stock Ownership Requirements	Each of our non-executive directors must own a minimum number of shares having a value equal to five times such non-executive director's annual cash retainer from the first year of service on the Board within five years from the date on which such non-executive director was elected.
Our Chief Executive Officer must own at least six times his annual base salary in our common stock within five years from first appointed or elected.
Within five years from first appointed or elected, (i) our Chief Operating Officer must own at least four times annual base salary in our common stock, (ii) each of our Executive Vice Presidents must own at least three times such Executive Vice President’s annual base salary in our common stock, (iii) each of our Senior Vice Presidents must own at least two times such Senior Vice President’s annual base salary in our common stock, and (iv) each of our Vice Presidents (who are executive officers) must own at least one time such Vice President’s annual base salary in our common stock.
Board and Board Committee Annual Composition and Performance Evaluation	The Nominating and Corporate Governance Committee annually reviews the composition and performance of the Board and the Board committees and considers among other factors, Board diversity and director tenure, age, skills, background and experience.
The Board and each Board committee conduct annual written self-evaluations to help ensure that the Board and the Board committee have the appropriate number and mix of members, skills and experience and the appropriate scope of activities, and considers, among other factors, Board diversity and director tenure, age, skills, background and experience.
Annual Election of Directors	All directors stand for election annually.
Majority Voting Standard for Uncontested Director Elections	In connection with the Reclassification, the Company’s Certificate of Incorporation and By-Laws were amended to provide for a “majority of the votes cast” standard for uncontested director elections. In addition, our Corporate Governance Guidelines require each director nominee to tender an irrevocable conditional resignation that will be effective only upon both (i) such nominee’s failure to receive the required vote at the next shareholders’ meeting at which such nominee faces re-election and (ii) the Board’s acceptance of such resignation. If an incumbent director fails to receive the required vote for re-election, the Nominating and Corporate Governance Committee will act on an expedited basis to make a recommendation to the Board as to whether to accept or reject the director's resignation, or to take other action. The Board will then consider the Nominating and Corporate Governance Committee’s recommendation and take such action as it determines to be appropriate.
Board and Board Committee Evaluation and Composition	The Nominating and Corporate Governance Committee annually reviews the composition of the Board and Board committees.
The annual written self-evaluations conducted by the Board and each Board committee also ensure that the Board and Board committees have the appropriate number and mix of members, skills and experience.
The Nominating and Corporate Governance Committee assesses the Board’s composition in the context of the Board’s needs and objectives, including consideration of Board diversity and director tenure, age, skills, background and experience.
Regular Board Reviews of Executive Succession	The Board regularly reviews senior level promotion and succession plans and is responsible for succession planning for the Chief Executive Officer position.
The Board has contingency plans in place for emergencies such as the departure, death or disability of the Chief Executive Officer or other executive officers.
Other Corporate Governance Practices	We maintain a clawback policy to recoup incentive-based compensation in the event that we are required to prepare an accounting restatement due to our material noncompliance with any financial reporting requirement under the securities laws, as well as in cases of breach of non-competition and other post-employment restrictive covenants.
We are committed to shareholder engagement and maintain a formal investor relations outreach program.
The Nominating and Corporate Governance Committee oversees our ESG efforts and initiatives.

4 MSC Industrial Direct Co., Inc. l Notice of 2025 Annual Meeting and 2024 Proxy Statement

Fiscal Year 2024 Performance Highlights

Despite a challenging fiscal year in 2024 for MSC, the team remained steadfast on the advancement of our Mission Critical strategy. We embarked on the next chapter of our Mission Critical journey with a focus on maintaining the momentum from the completion of the first stage of our Mission Critical initiative, while simultaneously investing in areas of the business to create new elements of growth and acting on opportunities to improve our cost to serve. We are confident that our achievements and the meaningful progress made across these strategic efforts during the fiscal year will strengthen our long-term position. We continued to take market share throughout fiscal year 2024, and we saw a growth in our installed vending machine units and number of In-Plant programs. Throughout fiscal year 2024, we took actions that strongly aligned with our culture of always putting our customers first. Please see "Executive Summary - Fiscal Year 2024 Performance Highlights" beginning on page 32 of this Proxy Statement for a more in depth discussion on fiscal year 2024’s performance highlights.

Compensation Summary

The following table shows the compensation for our named executive officers for fiscal year 2024. For an explanation of the amounts in the table below, please see “Executive Compensation ― Summary Compensation Table” beginning on page 47 of this Proxy Statement.

Name and Principal Position	Year	Salary ($)	Bonus ($)	Stock Awards ($)	Option Awards ($)	Non-Equity Incentive Plan Compensation ($)	All Other Compensation ($)	Total ($)
Erik Gershwind	2024	861,210	—	3,549,805	—	—	26,466	4,437,481
Chief Executive Officer
Kristen Actis-Grande	2024	590,385	—	1,249,824	—	—	28,156	1,868,365
Executive Vice President and Chief Financial Officer
Martina McIsaac	2024	565,548	—	749,973	—	—	29,034	1,344,555
President and Chief Operating Officer
Elizabeth Bledsoe	2024	431,760	—	474,820	—	—	22,687	929,267
Senior Vice President and Chief People Officer
Kimberly Shacklett	2024	415,385	—	399,920	—	—	21,868	837,173
Senior Vice President, Sales & Customer Success
John Hill(1)	2024	435,192	—	864,662	—	—	154,144	1,453,998
Former Senior Vice President and Chief Digital Information Officer
_________________________
(1)Mr. Hill departed the Company on June 12, 2024.

Ratification of the Appointment of Independent Registered Public Accounting Firm (Proposal No. 2)

The Audit Committee of the Board has appointed Ernst & Young LLP ("Ernst & Young" or "EY") to serve as our independent registered public accounting firm for fiscal year 2025. Although shareholder ratification of the Audit Committee’s appointment of EY to serve as the Company’s independent registered public accounting firm for fiscal year 2025 is not required, the Board is submitting the appointment of EY to the Company’s shareholders for ratification as a matter of good corporate governance. The Board of Directors recommends that you vote “FOR” the ratification of the appointment of EY to serve as our independent registered public accounting firm for fiscal year 2025. Please see “Ratification of the Appointment of Independent Registered Public Accounting Firm (Proposal No. 2)” beginning on page 28 of this Proxy Statement.

Advisory Vote to Approve Named Executive Officer Compensation (Proposal No. 3)

As required by Section 14A of the Exchange Act, we are giving our shareholders the opportunity to vote to approve or not approve, on an advisory basis, the compensation of our named executive officers, which is described in the “Compensation Discussion and Analysis” and “Executive Compensation” sections of this Proxy Statement. This vote is advisory, which means that the shareholder vote on the compensation of our named executive officers will not be binding on the Company, the Compensation Committee or the Board. Based on Company and individual performance, the Compensation Committee believes that compensation levels for fiscal year 2024 were appropriate and consistent with
MSC Industrial Direct Co., Inc. l Notice of 2025 Annual Meeting and 2024 Proxy Statement 5

the philosophy and objectives of the Company’s executive compensation programs. The Board of Directors recommends that you vote “FOR” the approval, on an advisory basis, of the compensation of our named executive officers as disclosed in this Proxy Statement. Please see “Advisory Vote to Approve Named Executive Officer Compensation (Proposal No. 3)” beginning on page 62 of this Proxy Statement.

MSC Industrial Direct Co., Inc. l Notice of 2025 Annual Meeting and 2024 Proxy Statement 6

ELECTION OF DIRECTORS (PROPOSAL NO. 1)

The Board of Directors currently consists of nine members and has no vacancies. On the recommendation of the Nominating and Corporate Governance Committee, the Board has nominated the nine persons listed below for election as directors at the Annual Meeting. If elected, each nominee will serve until such term expires at the Company’s 2026 Annual Meeting of Shareholders or until a successor is duly elected and qualified. All of the nominees are currently serving as directors and were elected to the Board at the Company’s 2024 Annual Meeting of Shareholders, except Mr. Robert Aarnes, who was elected to the Board on August 27, 2024. Mr. Aarnes was recommended to the Board as a potential director by Roger Fradin, a former Board member and current advisor to the Board. Each nominee has agreed to be named in this Proxy Statement and to serve if elected.

Messrs. Erik Gershwind and Mitchell Jacobson are the nominees of the Jacobson / Gershwind Family Shareholders pursuant to the Reclassification Agreement.

Although the Company knows of no reason why any of the nominees would not be able to serve, if any nominee should become unavailable for election for any reason, the shares represented by a properly executed and returned proxy will be voted for any substitute nominee who shall be designated by the Board. There are no arrangements or understandings between any director or nominee for director and any other person pursuant to which such person was selected as a director or nominee for director of the Company.

Board and Committee Evaluations; Qualifications of Nominees

The Nominating and Corporate Governance Committee annually reviews the composition and performance of the Board and Board committees, and considers, among other factors, Board diversity and director tenure, age, skills, background and experience. The Nominating and Corporate Governance Committee is responsible for recruiting, evaluating and recommending candidates to be presented for election or re-election to serve as members of the Board. The Board and each Board committee conduct annual written self-evaluations to help ensure that the Board and each Board committee have the appropriate number and mix of members, skills and experience and the appropriate scope of activities. These self-evaluations also provide Board and Board committee members with insight for enhancing the effectiveness of their meetings. In evaluating the Board, the Nominating and Corporate Governance Committee has considered that our directors have a wide range of experience as senior executives of large publicly traded companies, and in the areas of accounting and business management consulting. In these positions, they have also gained industry experience and knowledge in core management skills that are important to their service on the Board, such as business-to-business distribution, supply chain management, mergers and acquisitions, strategic and financial planning, financial reporting, compliance, risk management, intellectual property matters and leadership development. Several of our directors also have experience serving on the boards of directors and board committees of other public companies, which provides them with an understanding of current corporate governance practices and trends and executive compensation matters. The Nominating and Corporate Governance Committee also believes that our directors have other key attributes that are important to an effective board of directors, including the highest professional and personal ethics and values, a broad diversity of business experience and expertise, an understanding of our business, a high level of education, broad-based business acumen and the ability to think strategically.

In addition to the qualifications described above, the Nominating and Corporate Governance Committee also considered the specific skills and attributes described in the biographical details below in determining whether each individual nominee should serve on the Board.

Board Diversity

The Board of Directors does not maintain a formal policy with respect to the Board’s diversity. However, as stated in the Company’s Corporate Governance Guidelines, the Board seeks a board of directors that possesses, as a whole, diverse backgrounds, experiences, skills, expertise and qualifications necessary to support the current and future success of the Company and to function effectively in light of the Company’s current and evolving business circumstances. With this goal in mind, the Nominating and Corporate Governance Committee considers, among other factors, Board diversity and director tenure, age, skills, background and experience in evaluating potential nominees for election or re-election to serve as members of the Board. In keeping with this commitment to diversity, our current director nominees possess a broad range of backgrounds, experiences, skills, expertise and qualifications. Of our nine directors, 33% are women and 11% identify as racially or ethnically diverse.
MSC Industrial Direct Co., Inc. l Notice of 2025 Annual Meeting and 2024 Proxy Statement 7

Director Nominees

Nominee	Age	Principal Occupation	Director Since
Erik Gershwind	53	Chief Executive Officer of MSC	October 2010
Louise Goeser	71	Chief Executive Officer of LKG Enterprises	January 2009
Mitchell Jacobson	73	Non-Executive Chairman of the Board of Directors of MSC	October 1995
Michael Kaufmann	62	Former Chief Executive Officer of Cardinal Health, Inc.	September 2015
Robert Aarnes	55	President of ADI Global Distribution	August 2024
Steven Paladino	67	Retired Executive Vice President and Chief Financial Officer of Henry Schein, Inc.	September 2015
Philip Peller	85	Retired Partner of Arthur Andersen LLP	April 2000
Rahquel Purcell	54	Chief Transformation Officer, North America of L’Oréal USA	December 2022
Rudina Seseri	47	Founder and Managing Partner of Glasswing Ventures, LLC	September 2020

ERIK GERSHWIND
Business Experience	Mr. Gershwind has served as our Chief Executive Officer since January 2013. From January 2013 until September 2024, he also served as our President. From October 2009 to October 2011, Mr. Gershwind served as our Executive Vice President and Chief Operating Officer and, from October 2011 to January 2013, he served as our President and Chief Operating Officer. Mr. Gershwind was elected by the Board to serve as a director in October 2010. Previously, Mr. Gershwind served as our Senior Vice President, Product Management and Marketing from December 2005 to October 2009 and as our Vice President of Product Management from April 2005 to December 2005. From August 2004 to April 2005, Mr. Gershwind served as Vice President of MRO and Inventory Management of the Company. Mr. Gershwind has held various positions of increasing responsibility in products, E-commerce and marketing since joining the Company in 1996 as manager of our acquisition integration initiative.
Specific Skills and Attributes	Mr. Gershwind has held senior management positions responsible for key business functions of the Company and is a key contributor to our current strategy and success. In addition, as our Chief Executive Officer, he brings critical perspectives to the Board on our strategic direction and growth strategy.
Family Relationships	Mr. Gershwind is the nephew of Mitchell Jacobson, our Non-Executive Chairman of the Board. There are no other family relationships among any of our directors or executive officers.

LOUISE GOESER
Business Experience	Ms. Goeser is the Chief Executive Officer of LKG Enterprises, a private advisory firm that she founded in October 2018. Ms. Goeser previously served as President and Chief Executive Officer of Grupo Siemens S.A. de C.V., where she was responsible for Siemens Mesoamérica, from March 2009 until her retirement in May 2018. Siemens Mesoamérica is the Mexican, Central American and Caribbean unit of Siemens AG, a global engineering company operating in the industrial, energy and healthcare sectors. Ms. Goeser previously served as President and Chief Executive Officer of Ford of Mexico from January 2005 to November 2008. Prior to this position, she served as Vice President, Global Quality for Ford Motor Company from 1999 to 2005. Prior to 1999, Ms. Goeser served as General Manager, Refrigeration and Vice President, Corporate Quality at Whirlpool Corporation and held various leadership positions with Westinghouse Electric Corporation.
Specific Skills and Attributes	Ms. Goeser has extensive experience in senior executive positions and as a director of large public companies, and she possesses the knowledge and expertise necessary to contribute an important viewpoint on a wide variety of governance and operational issues, as well as the reporting and other responsibilities of a public company.
Other Directorships	Ms. Goeser is also a director of Watts Water Technologies, Inc. and a member of its Compensation and Governance & Sustainability Committees. Ms. Goeser previously served as a director of Talen Energy Corporation from June 2015 to December 2016 and as a director of PPL Corporation from April 2003 to June 2015.
8 MSC Industrial Direct Co., Inc. l Notice of 2025 Annual Meeting and 2024 Proxy Statement

MITCHELL JACOBSON
Business Experience
Mr. Jacobson was elected our President and Chief Executive Officer in October 1995 and held both positions until November 2003. He continued to serve as our Chief Executive Officer until November 2005. Mr. Jacobson was elected our Chairman of the Board in January 1998 and became Non-Executive Chairman of the Board in January 2013. Previously, Mr. Jacobson was President and Chief Executive Officer of Sid Tool Co., Inc., our predecessor company and current wholly owned and principal operating subsidiary, from June 1982 to November 2005. Mr. Jacobson also served as the Executive Chairman of Ambrosia Holdings, L.P., the holding company of TriMark USA, from June 2022 to January 2024.

Specific Skills and Attributes	Mr. Jacobson has been instrumental to our past and ongoing growth, which reflects the values, strategy and vision that Mr. Jacobson contributes. His leadership as Chairman, experience in industrial distribution and strategic input are critically important to the Board. In addition, as one of our principal shareholders, Mr. Jacobson provides critical insight and perspective relating to the Company’s shareholders.
Family Relationships	Mr. Jacobson is the uncle of Erik Gershwind, our President and Chief Executive Officer and a director of the Company. There are no other family relationships among any of our directors or executive officers.
Other Directorships
Mr. Jacobson served as a director, Chairman of the Nominating Committee and a member of the Audit and Compensation Committees of Juniper Industrial Holdings, Inc. from November 2019 to June 2021 and of Juniper II Corp. from November 2021 to October 2023. Mr. Jacobson previously served as a director of HD Supply Holdings, Inc. from October 2007 to December 2013. Mr. Jacobson is also a Trustee of the New York University School of Law, and he currently serves as a member of the Board of Trustees of New York Presbyterian Hospital, as well as of the hospital’s Executive Committee, Digital Technology Committee, Development Committee and Patient Experience Committee.

MICHAEL KAUFMANN
Business Experience	Mr. Kaufmann previously served as Chief Executive Officer of Cardinal Health, Inc., a globally integrated healthcare services and products company providing customized solutions for hospitals, healthcare systems, pharmacies, ambulatory surgery centers, clinical laboratories, physician offices and patients in the home, from January 2018 to September 2022. Prior to that, he served as Chief Financial Officer of Cardinal Health, Inc. from November 2014 to December 2017 and as Chief Executive Officer of the Pharmaceutical Segment of Cardinal Health, Inc. from August 2009 to November 2014. From April 2008 to August 2009, he was Group President for the medical distribution businesses of Cardinal Health, Inc. Mr. Kaufmann served in other executive positions with Cardinal Health, Inc. from 1990 through 2008, and, before that, he worked for almost six years in public accounting with Arthur Andersen LLP. Since leaving Cardinal Health, Inc., Mr. Kaufmann has been actively involved as a member of the advisory boards of HealthQuest Capital, a private asset firm that provides capital to transformative healthcare companies, and Celonis SE, a global data process intelligence platform, and as a board member of five different healthcare start-up companies. In August 2024, Mr. Kaufmann was appointed Chairman of North America of Celonis SE.
Specific Skills and Attributes	Mr. Kaufmann’s operational expertise and broad experience as a former senior executive of a major healthcare services and products company make him a valued asset to the Board. His knowledge of the distribution business and supply chain management expertise provide the Board with critical insights. In addition, having previously served as a chief financial officer of a large public company, Mr. Kaufmann brings additional finance and accounting expertise to the Board. His focus on diversity, equity and inclusion is also valuable to the Board. Mr. Kaufmann qualifies as an “audit committee financial expert” as defined by applicable SEC rules.
Other Directorships	Mr. Kaufmann previously served as a director of Cardinal Health, Inc. from January 2018 to September 2022.

MSC Industrial Direct Co., Inc. Notice of 2025 Annual Meeting and 2024 Proxy Statement 9

ROBERT AARNES
Business Experience	Mr. Aarnes has served as President of ADI Global Distribution, a global wholesale distributor of commercial and residential security, life safety and audio-visual products and a leading provider of smart-living products, services and software, since 2017. ADI Global Distribution is one of the two business segments of Resideo Technologies, Inc., a leading global manufacturer and distributor of technology-driven products and solutions that provide home comfort, security, life safety and energy efficiency for consumers and homeowners. Previously, Mr. Aarnes served as Vice President & General Manager of ADI North America from 2014 to 2016 and as Vice President of Operations of ADI North America from 2012 to 2014. Before joining ADI Global Distribution, he held various senior leadership roles within private equity, specialty retail and big box consumer electronics retail companies ranging from several hundred million to multi-billion dollar revenue volumes. Mr. Aarnes graduated from the United States Naval Academy and served as a Supply Officer in the United States Navy, specializing in global supply chain logistics and contracting services, from 1993 to 1998.
Specific Skills and Attributes	Mr. Aarnes’ extensive background in operations management and implementing digital capabilities to optimize supply chain operations make him a valued asset to the Board. With his experience at ADI Global Distribution, which serves different end markets but has a distribution business model like ours, Mr. Aarnes brings a fresh perspective and critical insights to the Board. In addition, Mr. Aarnes brings to the Board significant expertise in merger and acquisition activities.

STEVEN PALADINO
Business Experience	Mr. Paladino served as Executive Vice President and Chief Financial Officer of Henry Schein, Inc., a solutions company for healthcare professionals, from 2000 until his retirement in April 2022. Prior to that, Mr. Paladino served in other key roles with Henry Schein, Inc., including Senior Vice President and Chief Financial Officer from 1993 to 2000, Vice President and Treasurer from 1990 to 1992, and Corporate Controller from 1987 to 1990. Before joining Henry Schein, Inc., Mr. Paladino was employed as a Certified Public Accountant for seven years, most recently with the international accounting firm of BDO Seidman LLP (now known as BDO USA, LLP).
Specific Skills and Attributes	Mr. Paladino brings to the Board extensive financial, accounting and distribution industry expertise. Mr. Paladino’s skills in corporate finance and accounting provide the Board with expertise and depth in public company accounting issues, and his distribution-related experience provides the Board with critical knowledge and perspectives. Further, his experience as a public company director provides the Board with additional knowledge and perspectives on corporate governance matters. Mr. Paladino qualifies as an “audit committee financial expert” as defined by applicable SEC rules.
Other Directorships	Mr. Paladino served as a director of Henry Schein, Inc from November 1995 to April 2024. Mr. Paladino previously served as a director of Covetrus, Inc. from February 2019 to October 2022.

PHILIP PELLER
Business Experience	Mr. Peller was a partner of Andersen Worldwide S.C. and Arthur Andersen LLP from 1970 until his retirement in 1999. He served as Managing Partner of Practice Protection and Partner Affairs for Andersen Worldwide S.C. from 1998 to 1999 and as Managing Partner of Practice Protection from 1996 to 1998. He also served as the Managing Director of Quality, Risk Management and Professional Competence for Arthur Andersen’s global audit practice.
Specific Skills and Attributes
Mr. Peller’s extensive experience in global audit, financial, risk and compliance matters provides invaluable expertise to the Board.  In addition, Mr. Peller’s accounting background and experience allow him to provide the Board with unique insight into public company accounting issues and challenges, and also qualify him as an “audit committee financial expert” as defined by applicable SEC rules.

10 MSC Industrial Direct Co., Inc. l Notice of 2025 Annual Meeting and 2024 Proxy Statement

RAHQUEL PURCELL
Business Experience	Ms. Purcell has served as Chief Transformation Officer, North America of L’Oréal USA, a division of L’Oréal S.A., the world’s largest cosmetics company, since October 2022. Prior to that, she served as Chief Operations Officer, North America of L’Oréal USA from March 2020 to September 2022, as Senior Vice President, Head of Supply Chain, North America of L’Oréal USA from February 2017 to February 2020 and as Vice President, Supply Chain, Americas of L’Oréal USA from January 2016 to January 2017. Before joining L’Oréal USA, Ms. Purcell was with The Procter & Gamble Company, a consumer products company, for more than 20 years during which time she held a series of progressively responsible global leadership roles, including Director, Global Packaging & Design Purchases from October 2013 to December 2015, Director, New Business Creation from October 2012 to September 2013, and Director, North America Product Supply Operations from October 2009 to September 2012. Prior to her tenure with The Procter & Gamble Company, Ms. Purcell was with PepsiCo, Inc. and General Motors Company.
Specific Skills and Attributes	Ms. Purcell brings to the Board extensive expertise in the areas of manufacturing, supply chain, purchases, packaging and development, which she has gained through her more than 30 years of experience in the cosmetics, consumer products, beverage and automotive industries. Her experience in omni-channel leadership also provides the Board with critical insights. In addition, Ms. Purcell’s interests in sustainability and diversity, equity and inclusion are also valuable to the Board.

RUDINA SESERI
Business Experience
Ms. Seseri is a founder and managing partner of Glasswing Ventures, LLC, an early stage venture capital firm dedicated to investing in artificial intelligence and frontier technology companies. Prior to founding Glasswing Ventures, LLC in 2016, Ms. Seseri was a partner at Fairhaven Capital, a technology venture capital firm, from 2010 to 2015, after serving as an associate since 2007. Before that, she served as a senior manager in the Corporate Development Group at Microsoft Corporation from 2005 to 2007, where she was responsible for leading acquisitions and strategic investments for the company. From 2000 to 2003, Ms. Seseri worked as an investment banker in the Technology Group at Credit Suisse Group AG, where she led public market transactions. Ms. Seseri is an Executive Fellow with the Arthur Rock Center for Entrepreneurship at Harvard Business School, and, in 2014, she was appointed by the Dean of Harvard Business School as an inaugural group member of Rock Venture Capital Partners.

Specific Skills and Attributes	Ms. Seseri brings to the Board extensive investment, technology and operational experience. She has more than 20 years of investing and transactional experience, including experience building successful technology companies in innovative fields such as artificial intelligence, machine learning, enterprise software and digital media technologies. Ms. Seseri provides both vision and practical expertise to help advance our business transformation initiatives.
Other Directorships	Ms. Seseri is also a director of M&T Bank Corporation. Ms. Seseri previously served as a director of Navigant Consulting, Inc. from June 2018 to October 2019.
MSC Industrial Direct Co., Inc. Notice of 2025 Annual Meeting and 2024 Proxy Statement 11

Qualifications of Director Nominees

The chart below demonstrates how the Board’s nominees for election at the Annual Meeting provide the skills, experiences and perspectives that the Nominating and Corporate Governance Committee and the Board consider important for an effective board of directors.

	Industry Knowledge		Business Management Experience			Financial/Accounting Experience
Name	Business to Business Distribution	Supply Chain Management	Senior Executive Management	Public Company Corporate Governance and Compensation	Mergers and Acquisitions	Financial Literacy	Financial Reporting
Erik Gershwind	✓	✓	✓	✓	✓	✓	✓
Louise Goeser		✓	✓	✓	✓	✓
Mitchell Jacobson	✓	✓	✓	✓	✓	✓	✓
Michael Kaufmann	✓	✓	✓	✓	✓	✓	✓
Robert Aarnes	✓	✓	✓	✓	✓	✓
Steven Paladino	✓	✓	✓	✓	✓	✓	✓
Philip Peller			✓	✓	✓	✓	✓
Rahquel Purcell		✓	✓		✓	✓
Rudina Seseri			✓	✓	✓	✓

THE BOARD OF DIRECTORS RECOMMENDS THAT YOU VOTE “FOR” THE ELECTION OF EACH OF
THE NINE NOMINEES LISTED ABOVE. UNLESS OTHERWISE SPECIFIED, PROXIES WILL BE VOTED “FOR” THE ELECTION OF EACH OF THE NINE NOMINEES LISTED ABOVE.

12 MSC Industrial Direct Co., Inc. l Notice of 2025 Annual Meeting and 2024 Proxy Statement

CORPORATE GOVERNANCE

Director Independence

Pursuant to the New York Stock Exchange (the “NYSE”) listing standards, a majority of the members of the Board must be independent. The NYSE listing standards provide that a director does not qualify as “independent” unless the board of directors affirmatively determines that the director has no material relationship with the company (either directly or as a partner, shareholder or officer of an organization that has a relationship with the company). The Board follows the criteria set forth in Section 303A of the NYSE listing standards to determine director independence. Our independence criteria are also set forth in Section 2 of our Corporate Governance Guidelines, a copy of which is available on our website at https://investor.mscdirect.com/corporate-governance. In addition to applying these guidelines, the Board will consider all of the relevant facts and circumstances in making an independence determination.

The Board undertakes a review of director independence on an annual basis and as events arise which may affect director independence. Based upon this review, the Board determined that Mses. Goeser, Purcell and Seseri and Messrs. Kaufmann, Paladino, Peller and Aarnes are independent in accordance with Section 303A.02 of the NYSE listing standards as well as under our Corporate Governance Guidelines. The Board also determined that each member of the Audit Committee, the Compensation Committee and the Nominating and Corporate Governance Committee (see membership information below, under “― Board Committees”) is independent, including that each member of the Audit Committee is “independent” as that term is defined under Rule 10A-3(b)(1)(ii) of the Exchange Act.

In evaluating the independence of Mr. Aarnes, the Board considered that Mr. Aarnes is the president of ADI Global Distribution, a segment of Resideo Technologies, Inc. and a sister company to Ademco Inc., each of which are a customer and supplier of the Company. Sales to and purchases from Ademco Inc., ADI Global Distribution and Resideo Technologies, Inc. in fiscal year 2024 were made in the ordinary course of business and were immaterial in amount and significance.

In evaluating the independence of Ms. Goeser, the Board considered that Ms. Goeser is a director of Watts Water Technologies, Inc., which is a customer and a supplier of the Company. Sales to and purchases from Watts Water Technologies, Inc. in fiscal year 2024 were made in the ordinary course of business and were immaterial in amount and significance.

In evaluating the independence of Ms. Purcell, the Board considered that Ms. Purcell is the Chief Transformation Officer, North America of L’Oréal USA, which is a customer of the Company. Sales to L’Oréal USA in fiscal year 2024 were made in the ordinary course of business and were immaterial in amount and significance.

In evaluating the independence of Ms. Seseri, the Board considered that Ms. Seseri is a founding and managing partner of Glasswing Ventures, LLC, of which NormShield Inc. d/b/a Black Kite, Inc. is a portfolio company. Black Kite, Inc. is a supplier of the Company. Purchases from Black Kite, Inc. in fiscal year 2024 were made in the ordinary course of business and were immaterial in amount and significance.

In evaluating the independence of Mr. Paladino, the Board considered that Mr. Paladino is a director of Henry Schein, Inc., which is a customer and a supplier of the Company. Sales to and purchases from Henry Schein, Inc. in fiscal year 2024 were made in the ordinary course of business and were immaterial in amount and significance.

MSC Industrial Direct Co., Inc. Notice of 2025 Annual Meeting and 2024 Proxy Statement 13

Board Committees

The standing committees of the Board are the Audit Committee, the Compensation Committee and the Nominating and Corporate Governance Committee. The table below provides the current membership of the Board and each of these committees and the number of meetings held by the Board and each of these committees during fiscal year 2024.

Name	Board	Audit Committee	Compensation Committee	Nominating and Corporate Governance Committee
Erik Gershwind	✓
Louise Goeser	✓	✓	C
Mitchell Jacobson	C
Michael Kaufmann(1) F	✓	✓	✓	C
Robert Aarnes	✓		✓
Steven Paladino(2) LD, F	✓	C	✓
Philip Peller(3) F	✓	✓		✓
Rahquel Purcell	✓		✓	✓
Rudina Seseri	✓		✓	✓
Fiscal Year 2024 Meetings	9	6	6	4

LD	Lead Director	C	Chairperson	F	Audit Committee Financial Expert	✓	Member
(1) On October 21, 2024, Michael Kaufmann became the Chairperson of the Nominating and Corporate Governance Committee.
(2) Steven Paladino was a member and Chairperson of the Nominating and Corporate Governance Committee in fiscal year 2024. On October 21, 2024, Steven Paladino became the Chairperson of the Audit Committee and is no longer a member or the Chairperson of the Nominating and Corporate Governance Committee.
(3) In fiscal year 2024, Philip Peller was the Chairperson of the Audit Committee. On October 21, 2024, Mr. Peller was no longer the Chairperson of the Audit Committee.

Audit Committee

Principal Functions

The principal functions of the Audit Committee are to:

•assist the Board in its oversight of (i) the preparation and integrity of our consolidated financial statements, (ii) our compliance with our ethics policies and legal and regulatory requirements, (iii) our independent registered public accounting firm’s qualifications, performance and independence, and (iv) the performance of our internal audit function;
•be directly responsible for the appointment, termination, compensation, retention and oversight of the work of our independent registered public accounting firm;
•have the authority to engage independent counsel and other advisors, at the expense of the Company, as it deems necessary to carry out its duties;
•recommend to the Board that the audited consolidated financial statements be included in our Annual Report on Form 10-K and Quarterly Reports on Form 10-Q for filing with the SEC;
•oversee risk management practices for our major financial and cybersecurity risks and the steps management has taken to monitor and control such risks, including with respect to risk assessment and risk management;
•oversee the Company’s overall cybersecurity risk management program, which is designed to monitor, mitigate and respond to cyber risks, threats and incidents and receive periodic reports from the Company’s senior management on cybersecurity risks, including developments in cyber threat environment and cyber risk mitigation efforts;
•prepare an audit committee report to be included in our annual proxy statement; and
•undertake an annual evaluation of its performance.
14 MSC Industrial Direct Co., Inc. Notice of 2025 Annual Meeting and 2024 Proxy Statement

Composition and Charter

The Audit Committee is currently comprised of Ms. Goeser and Messrs. Kaufmann, Paladino and Peller, each of whom the Board has determined to be independent under both the rules of the SEC and the listing standards of the NYSE and to meet the financial literacy requirements of the NYSE. Mr. Paladino is the Chairperson of the Audit Committee. The Board has determined that each of Messrs. Kaufmann, Paladino and Peller qualifies as an “audit committee financial expert” within the meaning of the rules of the SEC. The Board has approved a written charter for the Audit Committee, a copy of which is available on our website at https://investor.mscdirect.com/corporate-governance.

Policy on Service on Other Audit Committees

Under our Corporate Governance Guidelines, members of the Audit Committee may not serve as members of the audit committees for more than three public companies, including the Audit Committee of the Board.

Compensation Committee

Principal Functions

The principal functions of the Compensation Committee are to:

•review and approve corporate goals and objectives relevant to the compensation of our Chief Executive Officer;
•evaluate our Chief Executive Officer’s performance in light of those goals and objectives;
•determine and approve our Chief Executive Officer’s compensation level based on its evaluation of his performance;
•set the compensation levels of all of our other executive officers, including with respect to our incentive compensation plans and equity-based plans;
•review and recommend to the Board for approval any change in control agreements or severance plans or agreements with our Chief Executive Officer and our other executive officers;
•recommend to the Board the compensation of our non-executive directors;
•have the sole authority to retain and terminate compensation consultants and other advisors and to approve such consultants’ and other advisors’ fees and retention terms;
•administer our equity incentive plans;
•oversee risk management practices for risks relating to our overall compensation structure, including review of our compensation practices, in each case with a view toward assessing associated risks;
•prepare a compensation committee report to be included in our annual proxy statement; and
•undertake an annual evaluation of its performance.
Composition and Charter

The Compensation Committee is currently comprised of Mses. Goeser, Purcell and Seseri and Messrs. Kaufmann, Paladino and Aarnes, each of whom the Board has determined to be independent under both the rules of the SEC and the listing standards of the NYSE. Ms. Goeser is the Chairperson of the Compensation Committee. The Board has approved a written charter for the Compensation Committee, a copy of which is available on our website at https://investor.mscdirect.com/corporate-governance.

Delegation of Authority

The Compensation Committee does not delegate its responsibilities to any other directors or members of management. In January 2023, shareholders approved the adoption of the MSC Industrial Direct Co., Inc. 2023 Omnibus Incentive Plan (the “2023 Omnibus Incentive Plan”) for the issuance of equity-based awards. Prior to 2023, equity-based awards were authorized under the MSC Industrial Direct Co., Inc. 2015 Omnibus Incentive Plan (the “2015 Omnibus Incentive Plan”). Under both the 2023 Omnibus Incentive Plan and the 2021 Omnibus Incentive Plan, the Compensation Committee is permitted to (i) delegate to a committee of one or more directors of the Company any of the authority of the committee under such plan and (ii) authorize one or more executive officers to take certain actions with respect to grants of awards under the 2023 Omnibus Incentive Plan to associates who are not directors or executive officers of the Company, in all cases to the extent permitted under applicable law, including the NYSE listing requirements. However, as a matter of policy, the Compensation Committee previously authorized the grants of awards under the 2015 Omnibus Incentive Plan and the Compensation Committee continues to authorize all grants of awards under the 2023 Omnibus Incentive Plan.

MSC Industrial Direct Co., Inc. Notice of 2025 Annual Meeting and 2024 Proxy Statement 15

Compensation Processes and Procedures

The Compensation Committee makes all compensation decisions for our executive officers. In fiscal year 2024, the views and recommendations of Mr. Mitchell Jacobson, our Non-Executive Chairman of the Board, and Mr. Erik Gershwind, our President and Chief Executive Officer, were considered by the members of the Compensation Committee in their review of the performance and compensation of individual executives and will continue to be considered in the foreseeable future. In fiscal year 2024, Mr. Jacobson also provided input on Mr. Gershwind’s compensation. In addition, the Compensation Committee obtains input from Mr. Gershwind on the compensation of the other named executive officers and other executive officers and senior officers. Our Human Resources department and our Senior Vice President and Chief People Officer, Elizabeth Bledsoe, assisted the Chairperson of the Compensation Committee in developing the agenda for Compensation Committee meetings and worked with the Compensation Committee in developing agenda materials for the committee’s review, including coordinating and presenting management’s proposals and recommendations to the Compensation Committee with respect to executive and non-executive director compensation. Ms. Bledsoe and Mr. Gershwind regularly attend Compensation Committee meetings, excluding portions of meetings where their own compensation is discussed. The Compensation Committee considers, but is not bound by, management’s proposals and recommendations with respect to executive compensation.

The Compensation Committee has the sole authority to retain and terminate any third-party compensation consultant and to obtain advice and assistance from internal and external legal, accounting and other advisors. In connection with compensation decisions made by the Compensation Committee for fiscal year 2024, the Compensation Committee relied on competitive market data and analysis prepared by its independent compensation consultant, Frederic W. Cook & Co., Inc. (“FW Cook”). FW Cook provides research, market data and survey information and makes recommendations to the Compensation Committee regarding our executive compensation programs and our non-executive director compensation program. FW Cook advises the Compensation Committee on the competitiveness of our compensation arrangements and provides input, analysis and recommendations for the compensation paid to our named executive officers, other executives and non-executive directors. FW Cook provides data and analysis with respect to public companies having similar characteristics (including size, profitability, geography, business lines and growth rates) to those of the Company. As discussed under “Compensation Risk Assessment” on page 45 of this Proxy Statement, FW Cook also updated and confirmed the comprehensive risk assessment of our incentive-based compensation plans which FW Cook conducted in fiscal year 2022 (and prepares on a triennial basis) to assist the Compensation Committee in its compensation risk assessment. The Compensation Committee considers, but is not bound by, consultant recommendations with respect to executive and non-executive director compensation.

During fiscal year 2024, the Compensation Committee reviewed the independence of FW Cook, which included a consideration of the factors required by the NYSE listing standards, and determined that FW Cook is independent and that its service does not raise any conflicts of interest that would prevent it from providing independent and objective advice to the committee.

Compensation Committee Interlocks and Insider Participation

During fiscal year 2024, Mses. Goeser, Purcell and Seseri and Messrs. Kaufmann and Paladino served as members of the Compensation Committee. None of the members of the Compensation Committee were, during or prior to fiscal year 2024, an officer or employee of the Company or any of its subsidiaries or had any relationship with the Company other than serving as a director and as a de minimis shareholder. In addition, none of our directors has or had interlocking or other relationships with other boards or compensation committees or our executive officers that would require disclosure under Item 407(e)(4) of Regulation S-K.

Nominating and Corporate Governance Committee

Principal Functions

The principal functions of the Nominating and Corporate Governance Committee are to:

•identify individuals qualified to become members of the Board consistent with criteria approved by the Board;
•annually review the background, qualifications and independence of the director nominees, and conduct an assessment of the Board’s composition, in the context of the Board’s needs and objectives, including consideration of Board diversity and director tenure, age, skills, background and experience;
•recommend to the Board nominees for membership on the Board, subject to the nomination rights provided to the Jacobson / Gershwind Family Shareholders pursuant to the Reclassification Agreement (please see “2024 Proxy Statement Summary—Reclassification” beginning on page 3 of this Proxy Statement);
•develop and recommend to the Board corporate governance guidelines and other corporate governance policies that are applicable to the Company;
•review and approve any related party transaction between the Company and any executive officer, director, principal shareholder or immediate family member or other affiliate of such persons proposed to be entered into and, if appropriate, ratify any such transaction previously commenced and ongoing;
16 MSC Industrial Direct Co., Inc. Notice of 2025 Annual Meeting and 2024 Proxy Statement

•oversee the evaluation of the Board, the Board committees and our management;
•oversee risk management practices for risks relating to ESG, governance and compliance matters;
•periodically review and assist the Board in succession planning for the Company’s senior executive officers;
•oversee our ESG efforts;
•assist the Board in its oversight of our compliance with our ethics policies; and
•undertake an annual evaluation of its performance.
Composition and Charter

The Nominating and Corporate Governance Committee is currently comprised of Mses. Purcell and Seseri and Messrs. Kaufmann and Peller, each of whom the Board has determined to be independent under both the rules of the SEC and the listing standards of the NYSE. Mr. Kaufmann is the Chairperson of the Nominating and Corporate Governance Committee. The Board has approved a written charter for the Nominating and Corporate Governance Committee, a copy of which is available on our website at https://investor.mscdirect.com/corporate-governance.

Director Nomination Process

The Nominating and Corporate Governance Committee is responsible for identifying and evaluating individuals qualified to become members of the Board and for recommending to the Board the individuals for nomination as members, subject to the nomination rights provided to the Jacobson / Gershwind Family Shareholders pursuant to the Reclassification Agreement (please see “2024 Proxy Statement Summary—Reclassification” beginning on page 3 of this Proxy Statement). The Nominating and Corporate Governance Committee believes that the best director candidates will be those who have a number of qualifications, including independence, knowledge, judgment, integrity, character, leadership skills, education, experience, financial literacy, standing in the community and a sense of collegiality and cooperation that is conducive to a productive working relationship within the Board and between the Board and management. There are no specific, minimum or absolute criteria for Board membership. The Nominating and Corporate Governance Committee seeks a mix and diversity of backgrounds, experiences, skills, expertise and qualifications on the Board necessary to support the current and future success of the Company and to function effectively in light of the Company’s current and evolving business circumstances. The Nominating and Corporate Governance Committee also believes that it is important for directors to have demonstrated an ethical and successful career. Such a career may include:

•experience as a senior executive of a publicly traded corporation, a management consultant, an investment banker, a partner at a law firm or registered public accounting firm or a professor at an accredited law or business school;
•experience in the management or leadership of a substantial private business enterprise or educational, religious or not-for-profit organization; or
•such other professional experience as the Nominating and Corporate Governance Committee determines qualifies an individual for Board service.
At all times, the Nominating and Corporate Governance Committee will make every effort to ensure that the Board and its committees include at least the required number of independent directors, as that term is defined by applicable standards promulgated by the NYSE and the SEC. In addition, prior to nominating an existing director for re-election to the Board, the Nominating and Corporate Governance Committee will consider and review such existing director’s attendance and performance, independence, experience, skills and contributions as an existing director to the Board.

The Nominating and Corporate Governance Committee may employ third-party search firms to identify director candidates, if so desired. The Nominating and Corporate Governance Committee will review and consider recommendations from a wide variety of contacts, including other directors, executive officers, community leaders and business contacts, as a source for potential director candidates. The Nominating and Corporate Governance Committee will also consider director candidates appropriately recommended by shareholders, including recommendations of director candidates pursuant to the Reclassification Agreement. All director candidates, including candidates appropriately recommended by shareholders, are evaluated in accordance with the process described above.

Reclassification Special Committee

On February 1, 2023, the Board formed a special committee of independent and disinterested members of the Board, consisting of Messrs. Michael Kaufmann, Steven Paladino and Philip Peller (the “Special Committee”), to review, evaluate and, if applicable, negotiate a reclassification of the Company’s Class B Common Stock and related aspects to such reclassification. On June 20, 2023, the Board, based upon the unanimous recommendation of the Special Committee, authorized, approved and declared advisable, fair to and in the best interests of the Company and the unaffiliated holders of the Company’s Class A Common Stock, the terms of the Reclassification Agreement and related documents as well as the Reclassification and related transactions. During fiscal 2023, the Special Committee met 29 times. At a special
MSC Industrial Direct Co., Inc. Notice of 2025 Annual Meeting and 2024 Proxy Statement 17

meeting of shareholders on October 4, 2023, the Reclassification was approved by the unaffiliated holders of Class A Common Stock, representing approximately 85% of the Company’s Class A Common Stock outstanding on the record date for the special meeting. The Reclassification closed on October 6, 2023.

Shareholder Recommendations for Director Candidates

Shareholders may recommend a director candidate to be considered for the Company’s 2026 Annual Meeting of Shareholders by submitting the candidate’s name in accordance with the provisions of the Company’s Third Amended and Restated By-Laws, which require advance notice to the Company and certain other information. Written notice must be delivered to the Company’s Senior Vice President, General Counsel and Corporate Secretary at MSC Industrial Direct Co., Inc., 515 Broadhollow Road, Suite 1000, Melville, New York 11747 not later than the close of business on the 90th day nor earlier than the close of business on the 120th day prior to the anniversary date of the Annual Meeting. As a result, notice of director candidates submitted by a shareholder pursuant to the provisions of the Company’s Third Amended and Restated By-Laws (other than proposals submitted pursuant to Rule 14a-8 of the Exchange Act) must be received not earlier than the close of business on September 24, 2025 and not later than the close of business on October 24, 2025. However, in the event that the 2026 Annual Meeting of Shareholders is called for a date that is more than 30 days before or more than 70 days after January 22, 2026, notice by the shareholder in order to be timely must be so delivered not earlier than the close of business on the 120th day prior to the date of the 2026 Annual Meeting of Shareholders and not later than the close of business on the later of the 90th day prior to the date of such annual meeting or the 10th day following the day on which public announcement of the date of such meeting is first made by the Company. Notwithstanding the foregoing, in the event that the number of directors to be elected to the Board is increased and there is no public announcement by the Company naming all of the nominees for director proposed by the Board or specifying the size of the increased Board at least 10 days prior to the applicable deadline described above, a shareholder’s notice shall also be considered timely, but only with respect to proposed nominees for any new positions created by such increase, if it is delivered to the Company’s Senior Vice President, General Counsel and Corporate Secretary at MSC Industrial Direct Co., Inc., 515 Broadhollow Road, Suite 1000, Melville, New York 11747 not later than the close of business on the 10th day following the day on which a public announcement of such increase is first made by the Company.

The notice must contain certain information about the director candidate and the shareholder submitting the nomination, as set forth in the Company’s Third Amended and Restated By-Laws. With respect to the director candidate, the notice must contain, among other things (i) the name, age, business address and residence address of the person, (ii) a complete biography and statement of such person’s qualifications, including the principal occupation or employment of the person (at present and for the past five years), (iii) the Specified Information (as defined in the Company’s Third Amended and Restated By-Laws) for the person and any immediate family member (as defined in the Company’s Third Amended and Restated By-Laws) of the person, or any affiliate or associate (each, as defined in the Company’s Third Amended and Restated By-Laws) of the person, or any person acting in concert therewith, (iv) a complete and accurate description of all direct and indirect compensation and other monetary or non-monetary agreements, arrangements and understandings (whether written or oral) existing presently, that existed during the past three years or that were offered during the past three years (whether accepted or declined), and any other material relationships, between or among the shareholder or any beneficial owner on whose behalf the nomination is being made or any Shareholder Associated Person (as defined in the Company’s Third Amended and Restated By-Laws), on the one hand, and the person, and any immediate family member of the person, and the person’s respective affiliates and associates, or others acting in concert therewith, or any other person or persons, on the other hand (including the names of such persons), and all biographical, related party transaction and other information that would be required to be disclosed pursuant to the federal and state securities laws, including Rule 404 promulgated under Regulation S-K under the Securities Act (or any successor provision), if the shareholder or any beneficial owner on whose behalf the nomination is being made or any Shareholder Associated Person was the “registrant” for purposes of such rule and such person was a director or executive officer of such registrant, (v) any other information relating to the person that would be required to be disclosed in a proxy statement or any other filings required to be made in connection with solicitations of proxies for the election of directors in a contested election or that is otherwise required pursuant to and in accordance with Section 14 of the Exchange Act and the rules and regulations promulgated thereunder (including such person’s written consent to being named in proxy statements as a proposed nominee of the shareholder and to serving as a director if elected), and (vi) a completed and signed questionnaire, representation and agreement and any and all other information required by the Company’s Third Amended and Restated By-Laws.

With respect to the shareholder submitting the nomination and any beneficial owner on whose behalf the nomination is being made, the notice must contain, among other things (i) the name and address of each such person, as the name and address appear on the Company’s books, and the name and address of any Shareholder Associated Person, (ii) the Specified Information for each such person and any Shareholder Associated Person, (iii) a representation by the shareholder that such shareholder is a holder of record of shares of capital stock of the Company entitled to vote at such meeting, will continue to be a shareholder of record of the Company entitled to vote at such meeting through the date of such meeting and intends to appear in person or by proxy at the meeting to propose such nomination, (iv) any other information relating to each such person and any Shareholder Associated Person that would be required to be disclosed in a proxy statement and form of proxy or other filings required to be made in connection with solicitations of proxies for the election of directors in a contested election, (v) a representation by the shareholder as to whether any such person and/or any Shareholder Associated Person intends or is part of a group which intends: (a) to deliver a proxy statement
18 MSC Industrial Direct Co., Inc. Notice of 2025 Annual Meeting and 2024 Proxy Statement

and/or form of proxy to holders of at least the percentage of the Company’s outstanding capital stock required to elect the proposed nominee, and/or (b) otherwise to solicit proxies from shareholders in support of such nomination, (vi) a certification by the shareholder that each such person and any Shareholder Associated Person has complied with all applicable federal, state and other legal requirements in connection with its acquisition of shares of capital stock or other securities of the Company and/or such person’s acts or omissions as a shareholder of the Company, (vii) the statement required by Rule 14a-19(b)(3) of the Exchange Act (or any successor provision), (viii) the names and addresses of other shareholders (including beneficial owners) known by any such person, proposed nominee or Shareholder Associated Person to support such nominations, and, to the extent known, the class or series and number of shares of capital stock or other securities of the Company which are, directly or indirectly, held of record or owned beneficially by each such other shareholder or beneficial owner, and (ix) a representation by the shareholder as to the accuracy of the information set forth in the notice.

A shareholder who is interested in recommending a director candidate should request a copy of the Company’s Third Amended and Restated By-Laws by writing to the Company’s Senior Vice President, General Counsel and Corporate Secretary at MSC Industrial Direct Co., Inc., 515 Broadhollow Road, Suite 1000, Melville, New York 11747. Appropriate submission of a recommendation by a shareholder does not guarantee the selection of the shareholder’s candidate or the inclusion of the candidate in the Company’s proxy materials; however, the Nominating and Corporate Governance Committee will consider any such candidate in accordance with the director nomination process described above.

Universal Proxy Rules for Director Nominations

In addition to satisfying the foregoing requirements under the Company’s Third Amended and Restated By-Laws, to comply with the universal proxy rules, shareholders who intend to solicit proxies in support of director nominees other than the Company’s nominees for the 2026 Annual Meeting of Shareholders must provide notice that sets forth the information required by Rule 14a-19 under the Exchange Act.

Director Meeting Attendance

Each incumbent director attended, or participated by means of remote communication in, 75% or more of the aggregate number of meetings of the Board and committees of the Board on which the director served during fiscal year 2024. We encourage attendance by the directors at our annual meeting of shareholders. All eight of the Company’s directors participated in the Company’s 2024 Annual Meeting of Shareholders, which was held virtually via live audio webcast, excluding Robert Aarnes, who was elected in August 2024.

Board Leadership Structure; Executive Sessions of the Independent Directors

The Board functions collaboratively and emphasizes active participation and leadership by all of its members. The Board currently consists of nine directors, each of whom, other than Messrs. Gershwind and Jacobson, is independent under our Corporate Governance Guidelines and applicable SEC rules and the NYSE listing standards.

Mr. Gershwind has served as our Chief Executive Officer since January 2013 and as a member of the Board since 2010. Mr. Jacobson, who is one of our principal shareholders, was elected Chairman of the Board in January 1998 and became Non-Executive Chairman of the Board in January 2013. Mr. Jacobson previously served as our President from October 1995 until November 2003, and as our Chief Executive Officer from October 1995 until November 2005. The Board has separated the roles of Chairman and Chief Executive Officer since 2005 and has appointed an independent Lead Director since 2007.

The Board of Directors believes that the most effective Board leadership structure for the Company at the present time is for the roles of Chief Executive Officer and Chairman of the Board to be separated. Under this structure, our Chief Executive Officer is generally responsible for setting the strategic direction for the Company and for providing the day-to-day leadership over our operations, and our Chairman of the Board sets the agenda for meetings of the Board and presides over Board meetings. In addition, our independent directors meet at regularly scheduled executive sessions without members of management present. Mr. Paladino, as Lead Director, presides over the executive sessions of the independent directors. The Lead Director also has such other duties and responsibilities as determined by the Board from time to time. Those additional duties and responsibilities include:

•making recommendations to the Board regarding the structure of Board meetings;
•recommending matters for consideration by the Board;
•determining appropriate materials to be provided to the directors;
•serving as an independent point of contact for shareholders wishing to communicate with the Board;
MSC Industrial Direct Co., Inc. Notice of 2025 Annual Meeting and 2024 Proxy Statement 19

•assigning tasks to the appropriate Board committees with the approval of the Nominating and Corporate Governance Committee; and
•acting as a liaison between management and the independent directors.
The Board retains the authority to modify this leadership structure as and when appropriate to best address our unique circumstances at any given time and to serve the best interests of our shareholders.

Role of the Board in Risk Oversight

The Board’s role in risk oversight involves both the full Board and its committees. The full Board is responsible for the oversight of the Company’s risk management and reviews our major financial, operational, compliance, cybersecurity, ESG, and reputational and strategic risks, including steps to monitor, manage and mitigate such risks. In addition, each of the Board committees is responsible for oversight of risk management practices for categories of risks relevant to its functions. For example, the Audit Committee has oversight responsibility for our major financial risk exposures and the steps that management has taken to monitor and mitigate such exposures, including with respect to risk assessment and risk management and receives regular reports on Enterprise Risk Management (ERM) from senior management. Similarly, the Nominating and Corporate Governance Committee has oversight responsibility over ESG, governance and compliance matters and the Compensation Committee has oversight responsibility for our risk management practices for risks relating to our overall compensation structure, including review of our compensation practices, in each case with a view toward assessing associated risks. Please see “Compensation Risk Assessment” beginning on page 45 of this Proxy Statement.

The Audit Committee oversees our financial and risk management policies, including risk management policies and programs related to cybersecurity designed to monitor, mitigate and respond to cyber risks, threats, and reports. To more effectively prevent, detect and respond to information security threats, the Company’s cyber risk management program is led by a dedicated Vice President of Information Security whose team is responsible for leading enterprise-wide cybersecurity strategy, policy, standards, architecture and processes. The Audit Committee receives regular reports from the Vice President of Information Security on, among other things, the Company’s cyber risks and threats, the status of projects to strengthen the Company’s information security systems, assessments of the Company’s cybersecurity program and the emerging cyber threat landscape. Additionally, the Audit Committee has engaged a consulting firm to serve in the role of a cybersecurity advisor to the Audit Committee. In fulfilling this role, the consultant will engage with the Vice President of Information Security and other associates of the Company to evaluate the Company’s cybersecurity maturity and advise the Audit Committee on cybersecurity gaps, best practices and industry trends on an ongoing basis.

The Company maintains cybersecurity insurance and regularly reviews its policy and levels of coverage based on current risks. All associates of the Company complete an annual cybersecurity training program in which specific threats and scenarios are highlighted based on the cyber risk management team’s analysis of current cyber risks to the Company or as required by regulatory frameworks. Associates also receive ongoing communications regarding the importance of guarding against phishing, social engineering and other cyber attack vectors.

The Board as a group is regularly updated on specific risks in the course of its review of corporate strategy, business plans and reports to the Board by management and its respective committees. The Board believes that its leadership structure supports its risk oversight function by providing a greater role for the independent directors in the oversight of the Company.

Corporate Governance Guidelines

We have adopted Corporate Governance Guidelines, which are available on our website at https://investor.mscdirect.com/corporate-governance.

Non-Executive Director Stock Ownership Guidelines

To more closely align the interests of our non-executive directors with those of our shareholders, the Board of Directors, upon the recommendation of the Nominating and Corporate Governance Committee, has adopted stock ownership guidelines for our non-executive directors. The stock ownership guidelines provide for each of our non-executive directors to own a minimum number of shares having a value equal to five times such non-executive director's base annual cash retainer on the first year of service on the Board (i.e., a value equal to $210,000 for non-executive directors whose tenure began before the adoption of the stock ownership guidelines, a value equal to $250,000 for Messrs. Kaufmann and Paladino, a value equal to $275,000 for Ms. Seseri, a value equal to $450,000 for Ms. Purcell, and a value equal to $487,500 for Mr. Aarnes). All shares held by our non-executive directors, including unvested restricted stock units (“RSUs”), count toward the stock ownership guideline. The stock ownership guidelines provide for our non-executive directors to reach this ownership level within the later of five years from the date on which the guidelines were adopted or
20 MSC Industrial Direct Co., Inc. Notice of 2025 Annual Meeting and 2024 Proxy Statement

five years from the date on which the director was first elected. Once a non-executive director has attained the minimum ownership requirement, such non-executive director must maintain at least that level of ownership. If a non-executive director has not satisfied the applicable proportionate minimum stock ownership guideline, the director must retain an amount equal to 100% of the net shares received as a result of the vesting of RSUs. All of our non-executive directors are in compliance with their current stock ownership guidelines.

Overview of Director Compensation

The Compensation Committee is responsible for reviewing and making recommendations with respect to the compensation of our non-executive directors. The key objective of our non-executive directors’ compensation program is to attract and retain highly qualified directors with the necessary skills, experience and character to oversee our management. In addition, our compensation program is designed to align the interests of the Board with the long-term interests of our shareholders. The compensation program is also designed to recognize the time commitment, expertise and potential liability required of active Board membership. We compensate our non-executive directors with a mix of cash and equity-based compensation. Directors who are also executives of the Company do not receive any compensation for their service on the Board.

The Compensation Committee’s policy generally is to engage a compensation consultant every year to conduct a full review and benchmarking of our non-executive directors’ compensation in order to ensure that our directors’ compensation is in line with peer companies competing for director talent. In fiscal year 2023, the Compensation Committee engaged FW Cook to conduct a competitive analysis of our non-executive director’s compensation using the same peer group used to benchmark executive compensation, and the findings were presented to the committee in August. Based on its review and the analysis provided by FW Cook, the Compensation Committee recommended to the Board changes to our non-executive director compensation program beginning in fiscal year 2024, which were approved by the Board.

Fiscal Year 2024 Director Compensation

For fiscal year 2024, we paid each non-executive director the following compensation:

Director Compensation	Additional Annual Cash Retainers

Annual Cash Retainer, $97,500
Annual RSU Grant*, $132,500

	●	$25,000 - Chairperson of the Audit Committee
	●	$20,000 - Chairperson of the Compensation Committee
	●	$15,000 - Chairperson of the Nominating Corporate Governance Committee
(*) Represents the aggregate fair value of the shares on the grant date and 50% of these shares vest on the first anniversary of the grant date and 50% vest on the second anniversary of the grant date.

In the event that a director ceases to provide services to the Company by virtue of such director's death, disability or retirement (which means cessation of services with approval of the Board), the vesting of all outstanding RSUs held by the director will accelerate and the shares underlying the RSUs will become fully vested. In addition, in the event of a change in control of the Company, the vesting of all outstanding RSUs held by the director will accelerate and the shares underlying the RSUs will become fully vested. A change in control of the Company for purposes of the 2023 Omnibus Incentive Plan and the 2015 Omnibus Incentive Plan are described below under the section entitled “Executive Compensation – Potential Payments Upon Termination or Change in Control – Change in Control Arrangements” beginning on page 52 of this Proxy Statement. A change in control of the Company will be deemed to have occurred for purposes of the 2023 Omnibus Incentive Plan in the same circumstances as described under the 2015 Omnibus Incentive Plan.

In October 2014, the Compensation Committee recommended, and the Board approved, a change in the non-executive chairman compensation for Mr. Jacobson. Due to the level of his stock ownership, Mr. Jacobson and the Company would have needed to make a filing and he would have needed to pay a filing fee under the Hart-Scott-Rodino Antitrust Improvements Act of 1976 in connection with the annual equity grant. Given these circumstances, the Board, upon the recommendation of the Compensation Committee, decided that it was appropriate to pay Mr. Jacobson cash in lieu of the annual equity grant, such amount to be paid quarterly in arrears.
Director compensation is paid quarterly in arrears. The cash compensation of directors who serve less than a full quarter is pro-rated for the number of days actually served. In addition, we reimburse our non-executive directors for reasonable
MSC Industrial Direct Co., Inc. Notice of 2025 Annual Meeting and 2024 Proxy Statement 21

out-of-pocket expenses incurred in connection with attending in-person Board or Board committee meetings and for fees incurred in attending continuing education courses for directors that are approved in advance by the Company.

Non-executive directors may elect to defer their cash or equity-based compensation under the MSC Industrial Direct Co., Inc. Deferred Compensation Plan for non-executive directors and consultants (the "Board of Directors Deferred Compensation Plan"). Deferrals are credited to a bookkeeping account and adjusted based on the performance of certain investment funds, which are available to employees participating in the Company’s tax-qualified, defined contribution plan, that are selected by the participating director. One investment option assumes that the deferrals are invested in common stock with reinvestment of all dividends. The Board of Directors Deferred Compensation Plan does not pay above-market or preferential earnings on amounts deferred. Deferred RSUs and related dividend equivalents that, by their terms, are payable in shares of our Class A Common Stock are paid in shares. All other amounts deferred are payable in cash. Except in limited hardship circumstances, participants are paid upon termination of their service on the Board in either a single lump sum or in equal installments over up to five years.

Non-Executive Director Summary Compensation in Fiscal Year 2024

The following table presents the compensation paid to our non-executive directors in respect of fiscal year 2024 for their services as directors. Mr. Gershwind, as an executive officer of the Company, did not receive compensation for his services as a director of the Company in fiscal year 2024.

Name	Fees Earned or Paid in Cash ($) (1)	Stock Awards ($) (2)(3)(4)	All Other Compensation ($)		Total ($)
Robert Aarnes (5)(6)	1,336	—	—		1,336
Louise Goeser (5)	117,500	132,439	—		249,939
Mitchell Jacobson (5)	132,500	—	314,498	(7)	446,998
Michael Kaufmann (5)	97,500	132,439	—		229,939
Steven Paladino (5)	112,500	132,439	—		244,939
Philip Peller (5)	122,500	132,439	—		254,939
Rahquel Purcell (5)	97,500	132,439	—		229,939
Rudina Seseri (5)	97,500	132,439	—		229,939
________________________
(1)Reflects annual cash Board and Board committee chair retainers earned by our non-executive directors for services provided during fiscal year 2024. Also includes $91,875 in fees voluntarily deferred by Mr. Peller under the Board of Directors Deferred Compensation Plan and cash payments totaling $132,500 to Mr. Jacobson in lieu of the annual equity grant.
(2)The amounts reflect the grant date fair value of RSU awards calculated in accordance with Financial Accounting Standards Board Accounting Standards Codification Topic 718 (“FASB ASC Topic 718”). The grant date fair value of RSU awards was calculated using the closing market price of our Class A Common Stock as reported on the NYSE on the date of grant. Dividends are not paid on unvested RSUs. Dividend equivalent units accrue on unvested RSUs and vest at the same time as the underlying RSUs.
(3)Mses. Goeser, Purcell and Seseri and Messrs. Kaufmann, Paladino and Peller each received a grant of 1,390 RSUs on January 24, 2024 following our 2024 Annual Meeting of Shareholders. One-half of these RSUs will vest on January 24, 2025 and the remaining one-half of these RSUs will vest on January 24, 2026, provided that the director continues to serve as a director through the applicable vesting date.
(4)The amounts shown in the table above include 1,390 RSUs that were deferred by each Ms. Goeser and Mr. Peller under the Board of Directors Deferred Compensation Plan in fiscal year 2024.
(5)The table below shows the aggregate number of unvested stock awards held by our non-executive directors as of August 31, 2024, which number includes dividend equivalent units accrued on RSUs through that date. These amounts include 1,390 RSUs granted on January 24, 2024 that were deferred by each Ms. Goeser and Mr. Peller under the Board of Directors Deferred Compensation Plan.

Name	Stock Awards (Number of Underlying Shares)
Robert Aarnes	—
Louise Goeser	2,235
Mitchell Jacobson	—
Michael Kaufmann	2,235
Steven Paladino	2,235
Philip Peller	2,235
Rahquel Purcell	2,235
Rudina Seseri	2,235
22 MSC Industrial Direct Co., Inc. Notice of 2025 Annual Meeting and 2024 Proxy Statement

(6)Mr. Aarnes was elected to the Board of Directors on August 27, 2024, and his cash compensation reflects this prorated service.
(7)As our Non-Executive Chairman of the Board, Mr. Jacobson continues to participate in the MSC Industrial Direct 401(k) Plan (which includes Company matching contributions of 50% up to the first 6% of his contributions) and our group term life insurance program. In addition, we provide Mr. Jacobson with access to an associate of the Company to serve as his personal administrative assistant. We incurred payroll and fringe benefit costs for Mr. Jacobson’s personal assistant in fiscal year 2024 of $192,454 and made $120,094 in tax gross-up payments to Mr. Jacobson to reimburse him for income taxes in respect of the fiscal year 2024 compensation attributed to him for the use of the personal administrative assistant. Mr. Jacobson received $1,950 in 401(k) matching funds from the Company during fiscal year 2024.

Code of Ethics and Code of Business Conduct

We have adopted a Code of Ethics that applies to our principal executive officer, principal financial officer, principal accounting officer and senior financial officers and a Code of Business Conduct that applies to all executive officers and associates. The Code of Ethics and the Code of Business Conduct are available on our website at https://investor.mscdirect.com/corporate-governance. We intend to disclose on our website, in accordance with all applicable laws and regulations, amendments to, or waivers from, our Code of Ethics and our Code of Business Conduct.

Corporate Social Responsibility

Our purpose is to provide greater value to our stakeholders, which include our associates, customers, owners, suppliers and communities, by helping them achieve their potential and greater success. We express that purpose through our “Built to Make You Better” brand promise, and we sum up our values and guiding principles in four simple words: Do the right thing.

The Nominating and Corporate Governance Committee has oversight responsibility for our ESG efforts and initiatives. During fiscal year 2024, we undertook a variety of Corporate Social Responsibility (“CSR”) and ESG efforts and initiatives, including:

•having a cross-functional, executive-level ESG Council lead our ESG efforts, including the development of our ESG strategy and governance of our ESG initiatives;

•investing in third-party program software solutions for sustainability initiatives, allowing us to more effectively track waste generation, emissions, and natural resource and energy usage across the Company and our supply chain, which enables us to complete enterprise level reporting and tracking of our year over year utilization of natural resources, greenhouse gas emissions, and waste management and recycling programs;

•utilizing our materiality assessment of ESG topics to steer our strategy and meaningful actions for our stakeholders. MSC’s materiality assessment was generated through the review of ESG disclosure frameworks and the Global Reporting Initiative (“GRI”) standard. This assessment includes perspectives from investors, peer companies, customers and MSC leaders as well as comparisons against GRI principles. MSC also regularly engages specific stakeholders to better address and communicate MSC’s position on specific ESG topics;

•striving to improve our “Environmentally Preferred Products” offering and provide Sustainable Solutions to our customers, making public endorsements of industry initiatives, principles or frameworks, and reporting of quantitative indicators associated with the salient risks defined by the ESG Council;

•expanding our inclusive workforce program in partnership with certain vocational agencies and non-profit organizations to provide workplace opportunities to people with disabilities, scoring a 100 on the 2024 Best Places to Work Disability Equality Index;

•promoting Company-wide diversity and inclusion initiatives, including promotion of business resource groups known as “Inclusion Circles” throughout the organization that are led by associates known as “Inclusion Champions” . There are currently 7 Inclusions Circles with more than 1,900 members. Plus, through fiscal year 2024, over 5,000 associates at all levels of MSC have enrolled in our DEI program Allyship at Work to empower them to show up as allies at the workplace. Allyship at Work educates associates on the importance of allyship and how to practice it at work through specific ways to take meaningful action;

•continuing the completion of our strategic goal of enhancing our workplace safety operations and culture through our Safety Leadership System at all of our customer fulfillment centers in the United States and Canada. Since the inception of the program in 2017, we have expanded our Safety Leadership System into our Field Solutions group, our In-Plant Solutions team and our Sales Organization. This group operates in parallel but separate from our Supply Chain team addressing specific risks and hazards to our associates who navigate across different customer sites, customer expectations and needs in vending, vending fulfillment and customer onsite inventory management;

MSC Industrial Direct Co., Inc. Notice of 2025 Annual Meeting and 2024 Proxy Statement 23

•strengthening our safety commitments to be best-in-class through investments in innovative technology: Ergonomic solutions and AutoStore – a space-saving storage and order-picking system that improves productivity and associate safety while reducing energy consumption;

•publishing operational health and safety performance statistics across our business activities in our ESG Report;

•focusing on creating opportunities for associate growth, development and training education by offering a comprehensive talent program that continues throughout an associate’s career. One of these programs is through a partnership with the accredited online University of Arizona Global Campus, which has resulted in 65 graduates or associates currently pursuing a degree through the program;

•establishing local university partnerships to provide an early career program that works with top-performing students and recent graduates to provide 10-week summer internships for college students and 2.5-year rotational programs for new college graduates to apply their knowledge and technical training to business projects throughout the Company;

•increasing our climate disclosure through an enterprise level assessment of our greenhouse gas emissions, inventory and reporting to Climate Disclosure Project (CDP) for multiple years;

•partnering with our Total Waste Management provider to increase our recycling and landfill diversion efforts;

•partnering with a supplier sustainability assessment provider in our commitment to eliminating ethical risks from our supply chain as laid out in our human trafficking and modern slavery policy. MSC will evaluate our supply chain for risks and opportunities to enable our partnering with suppliers on their sustainability journeys;

•committing to provide our customers a supplier diversity program grounded in sourcing high-quality and innovative products from our partnership with suppliers of all sizes and ownership, creating a robust and inclusive supply chain that supports the needs of our customers and their procurement goals; and

•continuing to review our supply chain to identify conflict minerals in products we manufacture or contract to manufacture and publishing a Conflicts Minerals Report in compliance with the requirements of Section 1502 of the Dodd-Frank Wall Street Reform and Consumer Protection Act.

Information about our sustained CSR and ESG efforts is contained in our ESG Report, which is focused on the following stakeholder categories frequently used by investors and other organizations to evaluate CSR and ESG commitment and performance: (i) environment, (ii) community and society, (iii) associates, (iv) suppliers, (v) customers and (vi) shareholders. Our ESG Report is available on our website at https://investor.mscdirect.com/esg-csr.

For more information on our CSR and ESG initiatives, please visit our website at https://www.mscdirect.com/corporate/community-relations and https://investor.mscdirect.com/corporate-governance.

Shareholder and Other Interested Parties Communication Policy

Shareholders and other interested parties can communicate directly with any of the Company’s directors by sending a written communication to a director at MSC Industrial Direct Co., Inc., c/o Senior Vice President, General Counsel and Corporate Secretary, 515 Broadhollow Road, Suite 1000, Melville, New York 11747. Shareholders and other interested parties wishing to communicate with Mr. Mitchell Jacobson, as Non-Executive Chairman of the Board, or Mr. Steven Paladino, as Lead Director, or with the non-executive directors as a group may do so by sending a written communication to Mr. Paladino at the above address. Communications may be addressed to the Non-Executive Chairman of the Board, the Lead Director, an individual director, a Board committee, the non-executive directors or the full Board. All communications received in accordance with these procedures will be promptly reviewed by the Company’s Senior Vice President, General Counsel and Corporate Secretary before being forwarded to the appropriate director or directors. The Company generally will not forward to directors a communication that the Company’s Senior Vice President, General Counsel and Corporate Secretary determines to be primarily commercial in nature, relates to an improper or irrelevant topic or requests general information about the Company.

Insider Trading Policy

We have adopted an Insider Trading Policy, which governs the purchase, sale and other disposition of the securities of the Company by the Company’s directors, executive officers and associates. We believe the Insider Trading Policy is reasonably designed to promote compliance with insider trading laws, rules and regulations, and the listing standards applicable to the Company.

24 MSC Industrial Direct Co., Inc. Notice of 2025 Annual Meeting and 2024 Proxy Statement

Related Party Transactions Policy

We have adopted a written Related Party Transactions Policy detailing the policies and procedures relating to transactions that may present actual, potential or perceived conflicts of interest and may raise questions as to whether such transactions are consistent with the best interests of us and our shareholders. The Nominating and Corporate Governance Committee must review and approve any related party transaction proposed to be entered into and, if appropriate, ratify any such transaction that has previously commenced and is ongoing. The Nominating and Corporate Governance Committee may delegate its authority under the policy to the Chairperson of the Nominating and Corporate Governance Committee. The Chairperson must report to the Nominating and Corporate Governance Committee at its next meeting any approval made pursuant to such delegated authority. Based on its consideration of all of the relevant facts and circumstances, the Nominating and Corporate Governance Committee or the Chairperson of the Nominating and Corporate Governance Committee, as the case may be, will decide whether or not to approve any related party transaction.

Under our Related Party Transactions Policy, any relationship, arrangement or transaction between the Company and (i) any director or executive officer or any immediate family member of a director or an executive officer, (ii) any beneficial owner of more than 5% of any class of our securities or (iii) any entity in which any of the foregoing is employed or is a partner, principal or owner of a 5% or more ownership interest, is deemed a related party transaction, subject to certain exceptions, including (a) transactions available to all associates generally, (b) transactions involving less than $25,000 in any 12-month period when aggregated with all similar transactions during such period, (c) transactions involving executive compensation approved by the Compensation Committee or director compensation approved by the Board and (d) certain charitable contributions.

Related Party Transactions

Other than compensation arrangements, including those described under the sections entitled “Executive Compensation” beginning on page 47 of this Proxy Statement and “― Overview of Director Compensation” beginning on page 21 of this Proxy Statement, since the beginning of fiscal year 2024, there has not been, nor is there currently proposed, any transaction or series of similar transactions to which we have been or will be a participant:

•in which the amount involved exceeded or will exceed $120,000; and
•in which any director, director nominee, executive officer or beneficial owner of more than 5% of our Class A Common Stock or any member of their immediate family had or will have a direct or indirect material interest.

Delinquent Section 16(a) Reports

Section 16(a) of the Exchange Act requires the Company’s executive officers and directors and persons who beneficially own more than 10% of the outstanding shares of the Company’s Class A Common Stock (collectively, the “reporting persons”) to file with the SEC initial reports of their beneficial ownership of the Company’s Class A Common Stock and reports of changes in their beneficial ownership of the Company’s Class A Common Stock. Based solely on a review of such reports and written representations made by the Company’s executive officers and directors with respect to the completeness and timeliness of their filings, the Company believes that the reporting persons complied with all applicable Section 16(a) filing requirements on a timely basis during fiscal year 2024.
MSC Industrial Direct Co., Inc. Notice of 2025 Annual Meeting and 2024 Proxy Statement 25

INFORMATION ABOUT OUR EXECUTIVE OFFICERS

The following is a description of the names and ages of the executive officers of the Company, indicating all positions and offices with the Company held by each such person and each such person’s principal occupation or employment during at least the past five years. Each executive officer of the Company is elected annually by the Board of Directors and holds office until the meeting of the Board following the next annual meeting of shareholders and until a successor has been duly elected and qualified.

Name	Position and Office	Age	Executive Officer Since
Erik Gershwind	Chief Executive Officer and Director	53	December 2005
Kristen Actis-Grande	Executive Vice President and Chief Financial Officer	43	August 2020
Martina McIsaac	President and Chief Operating Officer	54	September 2022
Elizabeth Bledsoe	Senior Vice President and Chief People Officer	52	November 2020
Kimberly Shacklett	Senior Vice President, Sales and Customer Success	56	April 2022
Neal Dongre	Senior Vice President, General Counsel and Corporate Secretary	45	April 2022

Erik Gershwind

Please see “Election of Directors (Proposal No. 1)” beginning on page 7 of this Proxy Statement for the biographical information for Mr. Gershwind.

Kristen Actis-Grande

Ms. Actis-Grande was elected our Executive Vice President and Chief Financial Officer in August 2020. Ms. Actis-Grande currently serves as a member of the board of directors of PulteGroup since May 2024. Prior to joining the Company, Ms. Actis-Grande held various positions of increasing responsibility during her 17-year career at Trane Technologies plc (NYSE: TT; formerly known as Ingersoll-Rand plc) and Ingersoll Rand Inc. (NYSE: IR; formerly known as Gardner Denver Holdings, Inc.; formed following Gardner Denver Holdings, Inc.'s acquisition of Ingersoll-Rand plc’s Industrial segment in February 2020), including serving as Vice President of Investor Relations and Financial Planning & Analysis at Ingersoll Rand Inc. from June 2020 to August 2020, Vice President of Finance, Industrial Technologies and Services EMEIA at Ingersoll Rand Inc. from February 2020 to June 2020, Vice President of Finance, Compression Technologies and Services at Ingersoll-Rand plc from August 2018 to February 2020, as Vice President of Finance, Residential HVAC and Supply at Ingersoll-Rand plc from May 2016 to August 2018, and as Director of Selling Finance and Business Initiatives, Residential HVAC and Supply at Ingersoll-Rand plc from April 2014 to May 2016.

Martina McIsaac

Ms. McIsaac was elected our Executive Vice President and Chief Operating Officer in September 2022, effective October 3, 2022. Ms. McIsaac became our President in September 2024 and currently serves as both our President and Chief Operating Officer. Prior to joining the Company, Ms. McIsaac was with Hilti Corporation, a multinational company that develops, manufactures and markets hardware, software and services for the construction, building maintenance, energy and manufacturing industries, for nine years. Most recently, she served as Region Head and Chief Executive Officer of Hilti, Inc., a wholly owned subsidiary of Hilti Corporation. Prior to joining Hilti Corporation, Ms. McIsaac held a series of progressively responsible leadership roles with Avery Dennison Corporation, a Fortune 500 global materials science and manufacturing company. During her 14-year tenure with Avery Dennison Corporation, Ms. McIsaac served in a range of sales, marketing, business development and operational roles in Mexico, Argentina, Chile, Canada and the United States prior to being named Vice President and General Manager of the Performance Polymers Division.

Elizabeth Bledsoe

Ms. Bledsoe was elected our Senior Vice President and Chief People Officer in November 2020. Previously, she served as our Vice President and Chief People Officer from January 2019 to November 2020, and as our Director, Human Resources – Corporate Functions from February 2015 to January 2019. Prior to joining MSC, Ms. Bledsoe served in various human resources leadership roles of increasing responsibility at Ingersoll-Rand plc.

26 MSC Industrial Direct Co., Inc. Notice of 2025 Annual Meeting and 2024 Proxy Statement

Kimberly Shacklett

Ms. Shacklett was elected our Senior Vice President, Sales & Customer Success in April 2022. Ms. Shacklett joined the Company in 2006 and has over 30 years of metalworking experience. From October 2021 to April 2022, she served as our Interim Senior Vice President, Sales & Customer Success. Prior to that, she served as our Vice President, Customer Care from July 2015 to October 2021.

Neal Dongre

Mr. Dongre was elected our Vice President, General Counsel and Corporate Secretary in April 2022. Mr. Dongre became our Senior Vice President, General Counsel and Corporate Secretary in June 2024. Mr. Dongre joined MSC in 2013 as the Company's first Technology Counsel, bringing critical experience in intellectual property, data privacy and technology matters. In 2018, Mr. Dongre assumed expanded responsibilities as Director, Senior Counsel and Assistant Corporate Secretary. In 2021, he was elected Vice President, Legal and Assistant Corporate Secretary. Prior to joining the Company, Mr. Dongre worked in private practice and later as in-house counsel at a Washington, D.C.-based technology company.

MSC Industrial Direct Co., Inc. Notice of 2025 Annual Meeting and 2024 Proxy Statement 27

RATIFICATION OF THE APPOINTMENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM (PROPOSAL NO. 2)

The Audit Committee of the Board has appointed EY to serve as our independent registered public accounting firm for fiscal year 2025. EY has served as the Company’s independent registered public accounting firm since 2002. The Audit Committee reviewed and discussed the performance of EY for fiscal year 2024 prior to its appointment of EY to serve as the Company’s independent registered public accounting firm for fiscal year 2025.

EY has advised us that neither it nor any of its members has any direct or material indirect financial interest in the Company. We expect that a representative from EY will participate in the Annual Meeting. The representative will have an opportunity to make a statement if he or she so desires and is expected to be available to respond to appropriate questions from shareholders.

Although shareholder ratification of the Audit Committee’s appointment of EY to serve as the Company’s independent registered public accounting firm for fiscal year 2025 is not required, the Board is submitting the appointment of EY to the Company’s shareholders for ratification as a matter of good corporate governance. If the Company’s shareholders fail to ratify the appointment, the Audit Committee will reconsider its appointment of EY. Even if this appointment is ratified, the Audit Committee, in its discretion, may direct the appointment of a different independent registered public accounting firm at any time during the fiscal year if the Audit Committee determines that such a change would be in the best interests of us and our shareholders.

Fees Paid to Independent Registered Public Accounting Firm

For fiscal years 2024 and 2023, EY billed us for its services the fees set forth in the table below. All audit and permissible non-audit services reflected in the fees below were pre-approved by the Audit Committee in accordance with established procedures.

	Fiscal Year
	2024	2023
Audit fees (1)	$1,579,892	$1,686,500
Audit-related fees (2)	52,000	49,000
Tax fees (3)	102,090	51,800
All Other Fees	—	—
Total	$1,733,982	$1,787,300
________________________
(1)Reflects audit fees for professional services rendered by EY for the audit of our annual consolidated financial statements and the effectiveness of our internal control over financial reporting and related opinions, the review of our interim consolidated financial statements included in our Quarterly Reports on Form 10-Q, services that were provided in connection with statutory and regulatory filings or engagements and advice on compliance with financial accounting and reporting standards.
(2)Reflects audit-related fees for assurance and related services rendered by EY that were reasonably related to the performance of the audit or review of our consolidated financial statements. The nature of the services performed for these fees was the audit of the MSC Industrial Direct 401(k) Plan in fiscal years 2024 and 2023.
(3)Reflects tax fees for professional services rendered by EY. The nature of these services is related to corporate tax compliance in Mexico, the United Kingdom and the United States. In addition, tax advisory services were provided in the United States and Mexico.

Audit Committee Pre-Approval Policy

The Audit Committee of the Board is required to pre-approve all audit and non-audit services provided by our independent registered public accounting firm and is not permitted to engage the independent registered public accounting firm to perform any non-audit services proscribed by law or regulation. The Audit Committee may delegate pre-approval authority to the Chairperson of the Audit Committee, in which case decisions taken are to be presented to the full Audit Committee at its next meeting.

The Audit Committee has considered whether, and has determined that, the provision of non-audit services by EY is compatible with maintaining auditor independence.

28 MSC Industrial Direct Co., Inc. Notice of 2025 Annual Meeting and 2024 Proxy Statement

THE BOARD OF DIRECTORS RECOMMENDS THAT YOU VOTE “FOR” THE RATIFICATION OF THE APPOINTMENT OF ERNST & YOUNG LLP TO SERVE AS OUR INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM FOR FISCAL YEAR 2025. UNLESS OTHERWISE SPECIFIED, PROXIES WILL BE VOTED “FOR” THE RATIFICATION OF THE APPOINTMENT OF ERNST & YOUNG LLP TO SERVE AS OUR INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM FOR FISCAL YEAR 2025.

MSC Industrial Direct Co., Inc. Notice of 2025 Annual Meeting and 2024 Proxy Statement 29

AUDIT COMMITTEE REPORT

The information contained under this “Audit Committee Report” shall not be deemed to be “soliciting material” or to be “filed” with the SEC, nor shall such information be incorporated by reference into any filing under the Securities Act or under the Exchange Act, or be subject to the liabilities of Section 18 of the Exchange Act, except to the extent specifically incorporated by reference into any such filing.

The Audit Committee oversees the Company’s financial accounting and reporting processes and systems of internal controls on behalf of the Board. The Company’s management has the primary responsibility for the consolidated financial statements and the financial reporting process, including the systems of internal controls. The Audit Committee operates under a written charter adopted by the Board of Directors, a copy of which is available on our website at https://investor.mscdirect.com/corporate-governance. The Audit Committee is directly responsible for the appointment, termination, compensation, retention and oversight of the work of our independent registered public accounting firm. The Audit Committee consists of the four directors named below, each of whom is an independent director as defined by applicable SEC rules and NYSE listing standards.

Each year, the Audit Committee evaluates the qualifications, performance and independence of our independent registered public accounting firm and determines whether to reengage the current firm. In doing so, the Audit Committee considers the quality and efficiency of the services provided by the independent registered public accounting firm, its capabilities, its technical expertise, its knowledge of our operations and the appropriateness of its fees for audit and non-audit services. Part of that process includes the solicitation of feedback from members of management and the Chairperson of the Audit Committee. Based on this evaluation, the Audit Committee appointed Ernst & Young LLP ("EY") as our independent registered public accounting firm to examine our consolidated financial statements and internal control over financial reporting for fiscal year 2024. EY has served as the Company’s independent registered public accounting firm since 2002. The Audit Committee also oversees the periodic required rotation of the lead audit partner, as required by SEC rules. It is directly involved in that process through interviews with prospective candidates, assessment of their professional experiences and evaluating input received from their audit firm and management. The Audit Committee selected a new Ernst & Young LLP audit partner commencing for the 2021 fiscal year audit.

The Company’s senior financial officers and executive leadership supervise our systems of internal controls and the financial reporting process. Our independent registered public accounting firm performs an independent audit of our consolidated financial statements in accordance with generally accepted auditing standards and expresses an opinion on these consolidated financial statements. In addition, our independent registered public accounting firm expresses its own opinion on the Company’s internal control over financial reporting. The Audit Committee monitors these processes.

The Audit Committee has reviewed and discussed with both the management of the Company and our independent registered public accounting firm our audited consolidated financial statements for fiscal year 2024, as well as management’s assessment and our independent registered public accounting firm’s evaluation of the effectiveness of our internal control over financial reporting. Our management represented to the Audit Committee that our audited consolidated financial statements were prepared in accordance with accounting principles generally accepted in the United States of America.

The Audit Committee discussed with our internal auditors and our independent registered public accounting firm the overall scope and plans for their respective audits. The Audit Committee met with the Company’s Director of Internal Audit and the independent registered public accounting firm, with and without management present, to discuss the results of their audits, their evaluations of our internal controls, including our internal control over financial reporting, and the overall quality of our financial reporting.

The Audit Committee also inquired about significant business and financial reporting risks, reviewed the Company’s policies for risk assessment and risk management, reviewed the regular reports on Enterprise Risk Management (ERM) from the Director, Risk Management and assessed the steps management is taking to address these risks.

The Audit Committee also discussed with our independent registered public accounting firm the matters required to be discussed by applicable requirements of the Public Company Accounting Oversight Board and the SEC. The Audit Committee also received the written disclosures and the letter from our independent registered public accounting firm required by applicable requirements of the Public Company Accounting Oversight Board regarding EY’s communications with the Audit Committee concerning independence, and has discussed with EY its independence as our independent registered public accounting firm. The Audit Committee has also considered whether the provision of non-audit services by our independent registered public accounting firm is compatible with maintaining the independence of the auditors. The Audit Committee’s policy is to pre-approve all audit and permissible non-audit services provided by our independent registered public accounting firm, therefore all audit and permissible non-audit services performed by our independent registered public accounting firm during fiscal years 2024 and 2023 were pre-approved by the Audit Committee in accordance with established procedures.

Based on the reviews and discussions referred to above, the Audit Committee recommended to the Board (and the Board approved) that the audited consolidated financial statements of the Company be included in its Annual Report on Form 10-K for the fiscal year ended August 31, 2024, which was filed with the SEC on October 24, 2024.

30 MSC Industrial Direct Co., Inc. Notice of 2025 Annual Meeting and 2024 Proxy Statement

Submitted by the Audit Committee of the Board,

Philip Peller (Chairperson)
Louise Goeser
Michael Kaufmann
Steven Paladino
MSC Industrial Direct Co., Inc. Notice of 2025 Annual Meeting and 2024 Proxy Statement 31

COMPENSATION DISCUSSION AND ANALYSIS

In this section, we discuss the material elements of our compensation programs and policies, including the objectives of our compensation programs and the reasons why we pay each element of our executives’ compensation. Following this discussion, you will find a series of tables containing more specific details about the compensation earned by or awarded to the following individuals, whom we refer to as the “named executive officers” or “NEOs.” This discussion focuses principally on compensation and compensation practices relating to the NEOs for fiscal year 2024. Our NEOs for fiscal year 2024 were:

Name	Position
Erik Gershwind	Chief Executive Officer
Kristen Actis-Grande	Executive Vice President and Chief Financial Officer
Martina McIsaac	President and Chief Operating Officer
Elizabeth Bledsoe	Senior Vice President and Chief People Officer
Kimberly Shacklett	Senior Vice President, Sales and Customer Success
John Hill(1)	Former Senior Vice President and Chief Digital Information Officer
_________________________
(1)John Hill departed the Company on June 12, 2024.

Executive Summary

Fiscal Year 2024 Performance Highlights

Despite a challenging fiscal year in 2024 for MSC, the team remained steadfast on the advancement of our Mission Critical strategy. We embarked on the next chapter of our Mission Critical journey with a focus on maintaining the momentum from the completion of the first stage of our Mission Critical initiative, while simultaneously investing in areas of the business to create new elements of growth and acting on opportunities to improve our cost to serve. We are confident that our achievements and the meaningful progress made across these strategic efforts during the fiscal year will strengthen our long-term position.

Within our solutions offerings, we continued to take market share throughout the fiscal year with 9% growth in our installed vending machine units and 29% growth in the number of In-Plant programs, both of which will enhance our ability to drive above-market growth when our primary end markets recover. We also made progress on creating new elements of growth through investment and strategic action. One area of focus is improving the customer experience on our website through a series of targeted investments. This includes increased focus on drastically enhancing our search and product discovery functions as well as the checkout experience. While we needed to delay the launch of these investments in fiscal year 2024, we have taken corrective action and believe we have the right team in place for a successful launch in fiscal year 2025. We also successfully converted our product offering of over 2.4 million SKUs to a more competitive web price structure. This will help us ensure that the first price presented to any visitor to mscdirect.com will be fair and credible. The combination of these actions strongly aligns with our culture of always putting the customers first and is expected to reenergize our core customer base.

As we enter fiscal year 2025, we are focused on driving efficiencies across the organization and completing our strategic growth initiatives through incremental investments. We are focused on executing the three pillars that define our new chapter of Mission Critical — maintaining momentum by winning in metalworking and driving innovative solutions to expand share of wallet, reenergizing the core customer base through an improved web experience and better pricing, and optimizing our cost to serve through productivity improvements. While macroeconomic headwinds remain, we are laser focused on realizing our long-term goals of achieving adjusted operating margin in the mid-teens, driving 400 basis points of growth above the Industrial Production Index over the cycle and ultimately returning MSC to the performance we are confident it can achieve.

Our operating performance in fiscal year 2024 was highlighted by the following:

•our net sales decreased 4.7% to $3.8 billion;
•our gross profit decreased 4.3% to $1.6 billion;
•our operating expenses increased 1.4% to $1.17 billion, as compared to $1.15 billion in the prior fiscal year;
•our operating income was $390.4 million, representing a decrease of 19.3% from operating income of $483.7 million in the prior fiscal year;
•our diluted earnings per share was $4.58 versus $6.11 in the prior fiscal year;
32 MSC Industrial Direct Co., Inc. Notice of 2025 Annual Meeting and 2024 Proxy Statement

•we generated $410.7 million of cash from operations;
•we paid out $187.3 million in quarterly cash dividends compared to $176.7 million in the prior fiscal year;
•we repurchased and immediately retired $187.7 million of MSC’s Class A Common Stock; and
•we made acquisitions for aggregate cash consideration of $24.0 million.

Compensation Philosophy and Objectives

We believe that the quality, skills and dedication of our executive officers are critical factors affecting the Company’s performance and, therefore, long-term shareholder value. Our key compensation goals for our associates, including the NEOs, are to:

•create a performance driven culture based on personal accountability by linking rewards to Company and individual performance;
•provide a market competitive compensation opportunity to enable the Company to attract, retain and motivate highly talented associates; and
•align our executives’ interests with those of our shareholders.

Accordingly, in determining the amount and mix of compensation, the Committee seeks to provide a market competitive compensation package, structure annual and long-term incentive programs that reward achievement of performance goals that directly correlate to the enhancement of sustained, long-term shareholder value, and promote executive retention.

The following table provides information about the key elements of our fiscal year 2024 compensation programs:

Compensation Element	Description		Key Objectives
Base Salary	Fixed Annual Cash	●	Attract and retain highly talented executives
		●	Recognize day-to-day contributions and responsibilities
		●	Targeted at or below the median of our competitive market data
		●	Competitive positioning may vary based upon executive’s experience and individual performance
Annual Performance Bonus	Variable Annual Cash	●
Pay-for-performance program that rewards achievement of two key short-term Company financial metrics (organic revenue growth and adjusted operating margin)(1) and meaningful individual goals and objectives (“G&Os”)

		●	“At risk” since there is no payout for any measure when the Company or the executive fails to achieve the threshold level for such measure
		●	Maximum payout of 188% of target realized only if the Company and the executive achieve superior performance for all Company financial and individual measures
		●	The Committee retains discretion to modify annual bonus payouts
Long-Term Incentive Compensation	Variable Equity (Performance Share Units (“PSUs”) and RSUs)	●	Aligns our executives’ interests with our shareholders
		●	Promotes retention
		●	RSUs vest 25% on each of the first through fourth anniversaries of grant
●
PSUs cliff vest after three years, with payouts ranging from 0% to 200% of target based upon our average adjusted return on invested capital(1) over a period of three fiscal years, subject to the grantee’s continued employment

		●	“At risk” since there is no payout on the PSUs if performance is below the threshold level of performance
		●	Dividend equivalents on PSUs vest at the same time as the underlying PSUs, subject to the same performance vesting requirements
		●	PSUs represented 50% of the grant date value of equity awards to executive officers, with 50% of the grant date value represented by RSUs
		●	Pay-for-performance program that rewards achievement of long-term Company performance aligning the executives' interest with those of our shareholders
Welfare Benefits and Perquisites	Generally Track Broad-Based Benefits	●	No supplemental life insurance, financial planning, country club memberships or special health benefits
Retirement	MSC Industrial Direct 401(k) Plan	●	Executives participate on the same basis as our associates
		●	No pension or supplemental retirement plans; no deferred compensation arrangements
MSC Industrial Direct Co., Inc. Notice of 2025 Annual Meeting and 2024 Proxy Statement 33

(1)Adjusted Operating Margin, Organic Revenue Growth and Adjusted Return on Invested Capital are non-GAAP financial measures. See Appendix A to this Proxy Statement for definitions and reconciliations of non-GAAP financial measures to the most directly comparable GAAP financial measures.

The Committee does not maintain policies for allocating among short-term and long-term compensation or among cash and non-cash compensation. Instead, the Committee maintains flexibility and adjusts different elements of compensation based upon its evaluation of the Company’s key compensation goals. As a general matter, the Committee seeks to utilize equity-based awards to motivate executives to enhance long-term shareholder value and to manage the dilutive effects of equity compensation through the Company’s share repurchase program.

While compensation levels may differ among NEOs based on competitive factors and the role, responsibilities and performance of each NEO, there are no material differences in the compensation philosophies, objectives or policies for our NEOs. However, as an executive assumes more responsibility, a greater percentage of total target cash compensation is allocated to annual performance bonus compensation, and a greater percentage of total direct compensation is allocated to equity compensation. The Committee does not maintain a policy regarding internal pay equity, but the Committee considers internal pay equity as part of its overall review of our compensation programs.

34 MSC Industrial Direct Co., Inc. Notice of 2025 Annual Meeting and 2024 Proxy Statement

Alignment with Compensation Best Practices

The Committee reviews our compensation programs, competitive market data and best practices in the executive compensation area. Key features of our compensation programs that the Committee believes align with best practices in executive compensation are as follows:

HIGHLIGHTS OF EXECUTIVE COMPENSATION PRACTICES
What We Do	What We Don’t Do

Benchmark executive compensation against market data developed by FW Cook, the Committee’s independent compensation consultant. Peer companies are reviewed by the Committee annually to ensure their appropriateness.	Provide employment agreements. No NEO has an employment agreement.

Generally target executive compensation at the median of the market data.	Provide unusual or excessive perquisites.

Use a pay-for-performance executive compensation model with a significant portion at-risk and/or long-term.	Provide for tax “gross-ups” in our executive change in control severance plan.

Grant RSUs and PSUs, which promotes retention and aligns executive compensation with the creation of long-term shareholder value. For fiscal year 2024, PSUs represented 50% of the grant date value of equity awards to executive officers, with the remaining 50% of the grant date value represented by RSUs.
Provide “single trigger” accelerated vesting of equity awards upon a change in control.

Regularly review senior level promotion and succession plans, including for the Chief Executive Officer position.	Maintain executive pension plans or supplemental executive retirement plans.

Maintain a clawback policy to recoup incentive compensation in the event of a financial restatement as well as in cases of breach of non-competition and other covenants.	Allow option repricing (including cash buyouts) of underwater options and share recycling for options and stock appreciation rights (“SARs”).

Maintain a formal investor relations outreach program to solicit the views of institutional shareholders on a variety of topics, including executive compensation.
Allow associates and Board members to engage in short-selling, margin transactions, trading in exchange-traded options or hedging or monetization transactions, or pledging Company shares in margin accounts. We strictly limit pledging of Company stock as collateral for non-margin account loans.

Maintain a formal investor relations outreach program to solicit the views of institutional shareholders on a variety of topics, including executive compensation.

Maintain stock ownership guidelines for executives, other senior officers and non-executive directors.
MSC Industrial Direct Co., Inc. Notice of 2025 Annual Meeting and 2024 Proxy Statement 35

Shareholder Engagement and “Say-on-Pay” Vote

We are committed to engaging with our shareholders. We maintain a formal investor relations outreach program to solicit the views of institutional shareholders on a variety of topics, including executive compensation. As part of this program, and during fiscal year 2024, our senior management and investor relations team met with many institutional investors, including our top 25 investors with actively managed funds, through investor conferences, investor roadshows, virtual meetings and telephone conferences.

We are also committed to continued engagement between shareholders and the Company through the formal “say-on-pay” advisory vote on executive compensation. At our 2024 Annual Meeting of Shareholders held on January 24, 2024, the advisory vote received the support of more than 98% of the votes cast at the meeting. In its review of our executive compensation programs, the Committee carefully considered the results of the 2024 advisory vote on executive compensation. As previously disclosed, we plan to hold the “say-on-pay” advisory vote on an annual basis. In addition, we continually monitor the views of our major institutional shareholders to assure alignment of our compensation practices with our institutional shareholders’ standards. The Committee will consider feedback from our shareholders along with the results of the “say-on-pay” advisory vote as it completes its annual review of each pay element and the total compensation packages for our NEOs with respect to the next fiscal year.

Compensation Committee

The Committee is directly responsible for determining, in consultation with the Board, the G&Os of our executive compensation programs and for the ongoing review and evaluation of our compensation programs to determine whether our compensation programs are achieving their intended objectives. The Committee also evaluates the design and mix of our compensation programs and makes adjustments, as appropriate, to achieve our compensation philosophy. In consultation with the Board, the Committee has primary responsibility for overseeing and approving all compensation matters relating to, and setting the compensation levels of, the NEOs and our other executive officers and senior officers. The Committee also administers our equity compensation plans. Members of management and independent consultants provide input and recommendations to the Committee, but decisions are ultimately made by the Committee.

How Compensation Decisions Are Made

Each August, the Committee receives a formal presentation from FW Cook, its independent compensation consultant, on the competitiveness of the Company’s compensation programs, as well as the alignment of the Company’s compensation programs with the Company’s compensation objectives. Based on the benchmarking data prepared by the Committee’s independent compensation consultant and the consultant’s evaluation of the Company’s compensation programs, our Human Resources department, with input from our Chief Executive Officer and our Chief Financial Officer, compiles management’s recommendations for our annual performance bonus plan and equity award grants for the upcoming fiscal year. The Committee meets in September to review and consider the preliminary management recommendations. At its October meeting, when the Company’s fiscal year financial results are being considered by the Board, the Committee reviews achievement of the prior fiscal year’s annual performance bonus plan financial metrics and each NEO’s individual G&Os, and approves the annual bonus payouts. Equity grants are approved in early November, after the Company’s Annual Report on Form 10-K has been filed with the SEC. Depending on Company or individual circumstances, base salary adjustments are made for our executive officers and other senior officers at the time of their individual performance reviews, and the Committee also may make other compensation decisions during the year.

Role of Executive Officers in Compensation Decisions

As part of its process, the Committee meets with our Chief Executive Officer and our Chairman to obtain recommendations with respect to the structure of our compensation programs and compensation decisions, including the performance of individual executives. The Committee obtains our Chairman’s input on the compensation of our Chief Executive Officer, and our Chief Executive Officer provides the Committee with input on the compensation of the other NEOs and other executive officers and senior officers. Our Human Resources department collects and analyzes relevant data, including comparative compensation data prepared by FW Cook, which is used by the Committee to inform compensation decisions.

36 MSC Industrial Direct Co., Inc. Notice of 2025 Annual Meeting and 2024 Proxy Statement

Compensation Consultant

The Committee has the sole authority to retain and terminate any third-party compensation consultant and to obtain advice and assistance from internal and external legal, accounting and other advisors. Since 2009, the Committee has relied on competitive market data and analysis prepared by its independent compensation consultant, FW Cook. To assist the Committee with its compensation decisions, FW Cook recommends to the Committee peer companies and general industry survey data for benchmarking, and provides competitive compensation data, benchmarking and analysis relating to the compensation of our Chief Executive Officer and other executives and senior officers based on such market data. FW Cook also furnishes the Committee with competitive compensation data and analysis for non-executive directors. In addition, FW Cook assists the Committee with its risk assessment of our compensation programs and advised on the methodology used for our 2024 CEO pay ratio disclosure. FW Cook has not provided any other services to the Company and will not provide any other services to the Company without the approval of the Committee.

Fiscal Year 2024 Executive Compensation
Summary of Fiscal Year 2024 Compensation Decisions

The Committee believes that management continued to effectively execute on the Company’s Mission Critical program with a focus on improving profitability and market share capture by leveraging our portfolio strengths and metalworking expertise, expanding solutions, growing E-commerce and diversifying the business, despite a complex macro environment, which became more uncertain as the year progressed.

Based on Company and individual performance, the Committee believes that compensation levels for fiscal year 2024 were appropriate and consistent with the philosophy and objectives of the Company's compensation programs and reflect the Company's pay for performance strategy. Base salaries were adjusted to be consistent with the market and equity compensation was awarded to align with market and annual grant practices to create long-term incentives for retention and future performance.

Our results in fiscal year 2024 reflected organic revenue growth and adjusted operating margin, as computed for purposes of our annual performance bonus plan, below the threshold level. As a consequence, there were no bonus payouts for our NEOs based on Company performance. In addition, the Committee determined none of the NEOs would receive bonus payouts in connection with their individual performance.

Elements of Compensation

We allocate compensation among the following components for our NEOs:

•base salary;
•annual performance bonuses;
•stock-based compensation in the form of PSUs and RSUs; and
•other benefits.

Base Salary

Base salaries for our executive officers are established based on the scope of their responsibilities and the competitive market compensation paid by other companies for similar positions, as well as salaries paid to the executives’ peers within the Company. Base salaries are reviewed each year in connection with the executives’ performance evaluations and may be adjusted based on competitive market data, individual performance and promotions or changed responsibilities. The Committee seeks to target base salary levels at or below the market median. However, in individual cases, base salary levels may differ based upon the executive’s experience, individual performance and other considerations. In fiscal year 2024, all NEO base salaries were increased consistent with the overall budget for base salary increases for executive and senior officers.

MSC Industrial Direct Co., Inc. Notice of 2025 Annual Meeting and 2024 Proxy Statement 37

The following table sets forth the base salaries set by the Committee for fiscal year 2024:

Named Executive Officer	Fiscal 2024 Base Salary	Fiscal 2023 Base Salary	Increase
Erik Gershwind	871,411	841,943	3.5%
Kristen Actis-Grande	600,000	550,000	9.1%
Martina McIsaac	569,250	550,000	3.5%
Elizabeth Bledsoe	435,750	415,000	5.0%
Kimberly Shacklett	425,000	375,000	13.3%

John Hill departed from the Company on June 12, 2024. His fiscal 2024 base salary was $550,000 and his fiscal 2023 base salary was $525,000, which was a 4.8% increase.

Annual Performance Bonus Program

For fiscal year 2024, we measured financial performance under our annual performance bonus plan based on two financial metrics – organic revenue growth (on an average daily sales ("ADS") basis) and adjusted operating margin, weighted at 37.5% each. These were the same financial metrics that we used for our annual performance bonus plan in fiscal year 2023. Our performance bonus plan for fiscal year 2024 fixed payout levels based on achievement of financial metrics measured against our fiscal year 2024 operating plan. As in previous years, the remaining 25% of the target bonus opportunity was based on the achievement of individual G&Os. In addition, award opportunities were subject to an individual performance multiplier. Maximum bonus payout opportunities in fiscal year 2024 were capped at 188% of target.

Bonus award opportunities are designed to provide market-based, competitive award opportunities. The Committee retains discretion to modify annual bonus payouts otherwise payable under the performance bonus program where it determines that bonus amounts are not reflective of Company and individual performance. For fiscal year 2024, in light of challenging Company performance, the Committee applied negative discretion to the annual bonus payouts for our NEOs and determined none would be paid. For threshold, target and maximum dollar amounts of performance bonus opportunities under our performance bonus program for the NEOs, please see the Fiscal Year 2024 Grants of Plan-Based Awards table on page 49 of this Proxy Statement.

Company Financial Metrics

Company financial metrics are established by the Committee based on the Company’s business plan, as reviewed and approved by the Committee, and consistent with analysts’ consensus expectations. For fiscal year 2024, Company financial metrics were:

•organic revenue growth (ADS) (year-over-year); and
•adjusted operating margin.
The Committee maintained the same financial metrics as in prior fiscal years because these metrics remain two of the most important drivers of value creation for our shareholders and the Committee believes there is a benefit in keeping consistency in metrics year to year.

In setting award opportunities, the plan provides for three payout levels based on achievement of Company financial metrics, as follows:

•threshold – payout at 25% of target based on a minimum achievement level of performance;
•target – payout at 100% of target based on achievement of target level of performance, which is aligned with our budget;
•stretch – payout at 125% of target based on achievement of expected level of performance; and

•maximum performance – payout at 200% of target based on superior performance.

The following table sets forth the payout level opportunities available for our NEOs in fiscal year 2024 for each Company financial metric as a percentage of the target award (with each financial metric having a weighting of 37.5%) based on different levels of performance and the actual performance achievement. No payout for any financial metric is made if the threshold performance level for that financial metric is not achieved. For performance between the different payout levels indicated below, straight-line interpolation is used to arrive at the actual payout:

38 MSC Industrial Direct Co., Inc. Notice of 2025 Annual Meeting and 2024 Proxy Statement

Performance Measures	Weights of Target (%)	Threshold (25% Payout)	Target (100% payout)	Stretch (125% payout)	Maximum (200% Payout)	Actual (%)
Organic Revenue Growth (ADS) (%)(1)	37.5	1.0	4.0	5.0	9.2	(5.1)
Adjusted Operating Margin (%)(1)	37.5	12.0	12.6	13.0	13.8	10.5
Individual Goals and Objectives (%)	25.0	N/A	N/A	N/A	N/A	N/A
(1)See Appendix A to this Proxy Statement for information regarding non-GAAP financial measures, including a reconciliation of non-GAAP financial measures to the most directly comparable GAAP financial measures.

Individual Goals and Objectives and Performance Multiplier

Achievement of individual G&Os has a 25% weighting in our performance bonus plan. Individual G&Os are established annually and include strategic initiatives with both financial and non-financial goals. Executives are evaluated based upon achievement of these meaningful goals. At the end of each year, our CEO evaluates performance against the pre-established individual objectives for officers other than himself and submits a recommendation to the Committee. The Committee evaluates our CEO’s performance against his pre-established individual objectives. Based on the Committee’s evaluation of the CEO and the CEO’s recommendations, the Committee determines and approves the achievement and payout level of the G&Os for each executive officer. Payout levels based on achievement of the individual G&Os are subject to an individual performance multiplier. We designed our performance bonus plan with this individual performance multiplier to provide increased earning potential based on individual performance, consistent with our performance-based compensation philosophy. The following table sets forth the performance multiplier payout level opportunities for our NEOs for the individual G&Os based on different levels of general performance:

Individual G&O Performance Levels	Performance Multiplier %
Growth Opportunity	50%
Achieving Aggressive Targets	100%
Significantly Above Target	150%

The Committee, however, retains discretion to modify annual bonus payouts otherwise payable under the performance bonus program. In fiscal year 2024, the Committee exercised negative discretion to modify the bonus payouts for fiscal year 2024 such that no bonus payments were to be paid based on individual performance to Mr. Gershwind, Ms. Actis-Grande, Ms. McIsaac, Ms. Bledsoe and Ms. Shacklett in light of the Company’s performance.

Mr. Hill departed the Company on June 12, 2024 and was not eligible for an annual performance bonus award.

Long-Term Stock-Based Compensation

The Committee grants PSUs and RSUs. For fiscal year 2024, PSUs represented 50% of the grant date value of equity awards to executive officers, with the remaining 50% of the grant date value represented by RSUs. We believe that providing combined grants of RSUs and PSUs effectively focuses our executives on delivering long-term value to our shareholders, while aligning compensation with performance, as PSUs only vest if the Company achieves long-term target performance criteria specified by the Committee. RSUs reward and retain the executives by offering them the opportunity to receive MSC shares on the date the restrictions lapse so long as they continue to be employed by the Company. PSUs cliff vest after three years, with payouts ranging from 0% to 200% of target (with straight-line interpolation used for determining payouts with achievement between threshold and target and target and maximum performance levels) based upon our average adjusted return on invested capital over a period of three fiscal years (from fiscal year 2024 through fiscal year 2026 for the fiscal year 2024 grants), subject to the grantee’s continued employment. No payout is made if the performance is below the threshold level.

In setting performance levels, the Committee seeks to set a target level that is a reasonable goal aligned with the Company’s operating plan, with the maximum performance level requiring significant outperformance and the threshold level representing a minimally acceptable performance level. The Committee has discretion to adjust the computation of the performance level achieved for purposes of determining the number of PSUs that are earned as it deems appropriate to reflect the impact of items that are not indicative of ongoing operating results, including such items as restructuring and severance charges and acquisitions. Dividends are not paid on unvested RSUs and PSUs; instead, dividend equivalent units accrue on unvested RSUs and PSUs and vest at the same times as the underlying RSUs and PSUs, subject in the case of PSUs to the same performance vesting requirements. The Committee does not have a fixed policy on allocating between RSUs and PSUs, but seeks to balance the retentive values of RSUs and PSUs, while aligning PSU payouts with long-term growth target levels.

RSUs vest 25% ratably over four years for associates at the director and above levels, including executive officers. The Committee believes that this aspect of our equity compensation package promotes executive retention and management stability, and fosters focus on long-term growth aligned with building shareholder value.

MSC Industrial Direct Co., Inc. Notice of 2025 Annual Meeting and 2024 Proxy Statement 39

In granting equity awards, the Committee takes into consideration the dilutive effect on earnings to our shareholders once the shares are issued or vested, and we seek to mitigate this effect by repurchasing shares from time to time under the Company’s share buyback program. We also evaluate and benchmark the Company’s annual equity grants as a percentage of outstanding shares and the fully diluted overhang of outstanding equity awards plus shares available for grant.

As discussed below under “— Change in Control Arrangements,” the vesting of unvested stock options, RSUs and PSUs only accelerates if there is both a change in control of the Company and if such awards are not continued, assumed or substituted in connection with the transaction or if there is a termination of employment without cause (or for executives who participate in our executive change in control severance plan, a termination by the executive for good reason) within one year (two years for executives who participate in our executive change in control severance plan) following the change in control. Because there is no acceleration of awards unless there is both a change in control and either the awards would be terminated or the grantee’s employment is terminated following the change in control, our outstanding equity awards are subject to “double trigger” accelerated vesting.

Equity Grants During Fiscal Year 2024

The number of RSUs and PSUs granted to the NEOs in fiscal year 2024, and the grant date fair value of these awards determined in accordance with FASB ASC Topic 718, are shown in the Fiscal Year 2024 Grants of Plan-Based Awards table on page 49 of this Proxy Statement. Equity awards granted in November 2023 were benchmarked against the competitive market data.

The following table sets forth the performance level opportunities for the PSUs granted in November 2023 with a performance period that runs through fiscal year 2026. For performance between the different payment levels indicated below, straight-line interpolator is used to arrive at the actual payment.

	Threshold (%)	Target (%)	Maximum (%)
Average Adjusted Return On Invested Capital(1) (%)	17.6	19.7	23.9
Percentage of PSU Target Payout Opportunity (%)	50	100	200
(1)See Appendix A to this Proxy Statement for information regarding non-GAAP financial measures, including a reconciliation of non-GAAP financial measures to the most directly comparable GAAP financial measures.

Equity Grants Earned During Fiscal Year 2024

The PSUs granted in November 2021 were earned, but not vested, based on the Company's average adjusted return on invested capital for the three year fiscal performance period that ended in fiscal year 2024 as shown below:

	Threshold (%)	Target (%)	Maximum (%)	Actual (%)	PSUs Earned as % of Target
Average Adjusted Return On Invested Capital(1) (%)	17.1	17.8	19.2	17.8	100%
(1)See Appendix A to this Proxy Statement for information regarding non-GAAP financial measures, including a reconciliation of non-GAAP financial measures to the most directly comparable GAAP financial measures.

The NEOs became vested in these PSUs in November 2024.

Administration of Equity Award Grants

RSU and PSU awards to executive officers and other senior officers are approved on an annual basis by the Committee in early November, after the Company’s Annual Report on Form 10-K has been filed with the SEC. The approval process specifies:

•the individual receiving the grant; and
•the dollar value of RSUs or PSUs, with the number of RSUs or PSUs to be determined based on the closing price of our shares of Class A Common Stock on the date of grant.
Grants for associates other than officers also are approved by the Committee, and the Committee does not delegate authority for making grants to any member of management. Our current policy provides that off-cycle grants and promotion and new hire grants may be approved at regularly scheduled or special Committee meetings. We do not time our equity award grants relative to the release of material non-public information.

40 MSC Industrial Direct Co., Inc. Notice of 2025 Annual Meeting and 2024 Proxy Statement

Hedging Policy; Pledging

Under our insider trading policy, executive officers and Board members may not engage in short-selling, margin transactions, trading in exchange-traded options or hedging or monetization transactions, such as zero-cost collars and forward sale contracts, with respect to our common stock. Our insider trading policy also prohibits pledging Company shares in margin accounts. Executive officers and Board members may only pledge Company shares as collateral for a loan outside of a margin account up to 10% of their ownership of Company shares (excluding options and unvested RSUs and PSUs), provided that shares required to be held pursuant to our stock ownership guidelines may not be pledged. Our Nominating and Corporate Governance Committee retains discretion to permit limited exceptions to the 10% restriction. None of our executive officers or Board members currently have pledged any Company shares.
Benefits and Perquisites

We provide our executives with certain health and insurance benefits, as well as an automobile allowance and other perquisites. Our executives can participate in the MSC Industrial Direct 401(k) Plan (which includes Company matching contributions of 50% up to the first 6% of a participant’s contributions), the MSC Industrial Direct Co., Inc. Amended and Restated Associate Stock Purchase Plan (the “Associate Stock Purchase Plan”) and our health benefit and insurance programs on the same basis as our associates. Mr. Gershwind does not participate in the Associate Stock Purchase Plan. We also provide our executives with either a car allowance or a leased vehicle, and a spouse or guest of our executives are invited to attend our annual company award event.

We do not provide any other executive perquisites such as supplemental life insurance, financial planning, country club membership, or special health benefits.

Change in Control Arrangements

Our NEOs participate in our executive change in control severance plan. For a description of our executives’ change in control arrangements, please see “Executive Compensation — Potential Payments Upon Termination or Change in Control” beginning on page 52 of this Proxy Statement.

We believe that our executive change in control severance plan promotes the stability of our business and our key personnel during the transition period surrounding a change in control transaction, and would keep our executives focused on the business rather than on their employment prospects. The plan serves to assure the retention of key executives in order to successfully execute a change in control transaction. To this end, the change in control benefits only are provided if the executive remains with the Company through the change in control and if there is a termination of employment without cause or by the executive for good reason, commonly referred to as a “double trigger.” Please see “Executive Compensation — Potential Payments Upon Termination or Change in Control — Change in Control Arrangements” on page 52 of this Proxy Statement.

Under both the 2015 Omnibus Incentive Plan and the 2023 Omnibus Incentive Plan and the forms of PSU awards respectively thereunder, in the event of a change in control transaction pursuant to a merger agreement, outstanding stock options and RSU and PSU awards shall be continued, assumed or substituted if so provided in the merger agreement. In the case of PSUs, if the merger agreement provides for assumption, then the PSUs would convert to RSUs based on the target level of performance, provided that if the change in control occurs after the first full year of performance and the performance level is higher than the target level, the PSUs would convert to RSUs at such higher level. If the merger agreement does not provide for continuation, assumption or substitution of equity awards, the vesting of outstanding options shall accelerate, the restrictions applicable to all RSU awards shall lapse and PSUs will vest and be earned at the target level of performance, except if the change in control occurs after the first fiscal year of the performance period and the actual level of achievement based on (1, 2 or 3 full fiscal years) is higher than the target level, then the actual level of achievement shall be used to determine the level of achievement of the performance criteria. In addition, following any change in control, if an associate’s employment is terminated without cause within one year following the change in control, vesting shall also accelerate. For executive officers who participate in our executive change in control severance plan, the protection period is extended to two years and vesting also accelerates in cases of termination by the executive for good reason. The Committee believes that these provisions provide the Board with appropriate flexibility to address the treatment of options and RSU and PSU awards in a merger or similar transaction that is approved by the Board, while providing appropriate protections to our executives and other associates in transactions which are not approved by the Board. Because there is no acceleration of awards unless there is both a change in control and either the awards are terminated or the grantee’s employment is terminated following the change in control, our outstanding equity awards are subject to “double trigger” accelerated vesting. Please see the section entitled “Executive Compensation — Potential Payments Upon Termination or Change in Control — Equity Award Plans” beginning on page 53 of this Proxy Statement.

MSC Executive Severance Plan

Under the MSC Executive Severance Plan, amended and restated in March 2023, Vice Presidents, Senior Vice Presidents and Executive Vice Presidents of the Company are eligible to receive certain severance benefits in the event of limited qualifying termination events. Please see the section entitled “Executive Compensation — Potential Payments Upon Termination or Change in Control — MSC Executive Severance Plan” beginning on page 54 of this Proxy Statement.
MSC Industrial Direct Co., Inc. Notice of 2025 Annual Meeting and 2024 Proxy Statement 41

John Hill Separation Agreement

On June 12, 2024, we entered into a Separation Agreement with Mr. Hill (the "Separation Agreement") in connection with his resignation from the Company in exchange for a general release and certain confidentiality and cooperation provisions. Pursuant to the agreement, Mr. Hill is to receive (i) salary continuation of $550,000 over the twelve months following his termination, (ii) acceleration of vesting of certain of his then outstanding RSUs, (iii) a medical benefit continuation payment totaling $24,346 and (iv) outplacement services. The incremental value of the accelerated vesting of RSU awards was $239,848.
42 MSC Industrial Direct Co., Inc. Notice of 2025 Annual Meeting and 2024 Proxy Statement

Competitive Positioning

In evaluating each element of compensation for the NEOs and other executive officers and senior officers, the Committee reviewed and benchmarked compensation levels against competitive market data developed by FW Cook. In general, market data developed by FW Cook was comprised of peer group proxy compensation data, together with compensation data by functional position derived from general industry surveys. Peer companies and the general industry survey sources used for benchmarking fiscal year 2024 compensation were the same as used for fiscal year 2023.

The proxy peer group composition is reviewed and approved by the Committee each fiscal year after obtaining advice from its independent compensation consultant, FW Cook. Key criteria for inclusion include similar size, industry focus, scope and complexity of business as well as companies with which we compete for executive talent. The fiscal year 2024 peer group is listed in the chart below, together with comparative fundamental statistics.

	(Dollars in millions)
Company	Revenue(1)	Net Income(1)	Total Assets(2)	Market Cap(3)	Employees(4)
Applied Industrial Technologies, Inc.	$4,477	$374	$2,855	$7,489	6,350
Beacon Roofing Supply, Inc.	9,300	(38)	6,819	5,756	8,063
DXP Enterprises, Inc.	1,667	62	1,184	744	2,837
Fastenal Company	7,416	1,152	4,604	35,979	21,249
Global Industrial	1,324	70	517	1,197	1,870
GMS Inc.	5,502	276	3,760	3,196	7,624
MRC Global Inc.	3,333	75	1,920	1,098	2,800
NOW Inc.	2,300	233	1,594	1,466	2,675
Patterson Companies, Inc.	6,568	186	2,897	2,117	7,600
Pool Corporation	5,456	498	3,759	11,780	6,000
Rush Enterprises, Inc.	7,885	328	4,629	3,248	8,450
ScanSource, Inc.	3,461	78	1,783	1,095	2,300
SiteOne Landscape Supply, Inc.	4,369	159	2,981	5,489	7,370
Watsco, Inc.	7,298	477	4,357	17,300	7,388
WESCO International, Inc.	22,213	627	15,539	8,057	20,000
W.W. Grainger, Inc.	16,622	1,819	8,400	44,272	24,650
Summary Percentiles: 16 Companies
75th Percentile	$7,533	$482	$4,610	$8,988	8,160
Median	5,479	255	3,370	4,368	7,379
25th Percentile	3,429	77	1,886	1,399	2,828

MSC Industrial Direct Co., Inc.	$3,904	$291	$2,468	$4,465	7,377
– Percentile Rank	30%	55%	31%	50%	50%
________________________
(1)Based on the four most recent fiscal quarters reported prior to July 2024.
(2)Determined as of the most recent fiscal quarter end reported prior to July 2024.
(3)Determined as of June 30, 2024, as calculated by a third-party vendor.
(4)Determined as of the most recent fiscal year end reported prior to July 2024.

The Committee generally seeks to set base salary, total target cash compensation (the sum of base salary and target annual performance bonus) and total target direct compensation (the sum of total target cash compensation and long-term equity compensation) at the median, or 50th percentile, of the market data. Total cash compensation based on achievement of stretch performance goals under our performance bonus plan generally is targeted to approximate the 75th percentile of the market data. Long-term equity compensation in the form of PSUs and RSUs generally is targeted to approximate the median of the market data. The Committee believes that this competitive positioning is consistent with the goals of the Company’s compensation programs, by linking pay to performance and providing top-tier compensation only when the Company achieves superior performance.

MSC Industrial Direct Co., Inc. Notice of 2025 Annual Meeting and 2024 Proxy Statement 43

Executive Incentive Compensation Recoupment Policy

The Company has an Executive Incentive Compensation Recoupment Policy which covers all executive officers of the Company, as well as the Company’s corporate controller. The policy is designed to recoup incentive-based compensation in the event that we are required to prepare an accounting restatement due to our material noncompliance with any financial reporting requirement under the securities laws, and effective October 2, 2023, it was amended and restated to comply with SEC rules under Section 10D-1 of the Exchange Act and the NYSE listing standards.

In addition to requiring the recovery of erroneously awarded incentive-based compensation under the amended and restated policy, our equity award documents provide for forfeiture of awards in cases where a grantee violates a confidentiality, non-competition or non-solicitation covenant or agreement and for recoupment in cases where, following a termination of employment, the Company determines that a termination for cause would have been justified prior to such termination.

Executive Stock Ownership Guidelines

To more closely align the interests of our management with those of our shareholders, the Board of Directors has adopted stock ownership guidelines for our executive officers. The guidelines require that each of our executive officers own a minimum number of shares having a value equal to the following:

Role	Minimum Value of Shares
Chief Executive Officer	6x annual base salary
Chief Operating Officer	4x annual base salary
Executive Vice Presidents	3x annual base salary
Senior Vice Presidents	2x annual base salary
Vice Presidents	1x annual base salary

All shares held by our executives, including unvested RSUs, but not including unearned PSUs or shares underlying unexercised stock options, count toward these guidelines. The guidelines provide for our executives to reach these goals within five years from the date on which the executive is elected (or three years in the case of a promotion). Once an executive has attained the applicable minimum ownership requirement, such executive must maintain at least that level of ownership. If an executive has not satisfied the applicable proportionate minimum stock ownership guideline, the executive must retain an amount equal to 100% of the net shares (i.e., after tax withholding and shares sold to pay the exercise price of options) received as a result of the exercise of stock options or the vesting of PSUs or RSUs. All of our executive officers are in compliance with their current stock ownership guidelines. In addition to our stock ownership guidelines, we believe that our long-term stock-based compensation program properly aligns the interests of our executives with those of our shareholders, and encourages and incentivizes long-term planning and strategic initiatives to enhance shareholder value.

Federal Income Tax Deductibility of Executive Compensation

Section 162(m) of the Internal Revenue Code of 1986 (the “Code”) imposes a $1.0 million limit on the amount that a publicly held corporation may deduct for compensation paid to its “covered employees.” Covered employees include any officer who is a named executive officer in any taxable year beginning after December 31, 2016. Due to the deduction limitation in Section 162(m), compensation paid to our named executive officers in excess of $1.0 million is not deductible. While the Committee considers the deductibility of compensation as one factor in determining executive compensation, the Committee believes that it is in the best interests of our shareholders to maintain flexibility in our approach to executive compensation in order to structure a program that we consider to be the most effective in attracting, motivating and retaining key executives.

44 MSC Industrial Direct Co., Inc. Notice of 2025 Annual Meeting and 2024 Proxy Statement

COMPENSATION RISK ASSESSMENT

The Compensation Committee engaged FW Cook to conduct a comprehensive risk assessment of our incentive-based compensation plans in fiscal year 2022, which FW Cook updated and confirmed in fiscal year 2024, to assist the Compensation Committee in its compensation risk assessment. In its report to the Compensation Committee, FW Cook determined that our incentive plans were well-aligned with sound compensation design principles and that there were no significant areas of concern from a compensation risk perspective. FW Cook noted that while the compensation plans have evolved over the years to align with market standards, the changes to the plans have not resulted in elevated risk concerns. FW Cook also noted key risk mitigating practices continue to be present, including among other features, robust stock ownership guidelines and a compensation recoupment policy for executive officers and the Company’s controller. Based on the Compensation Committee’s review and the FW Cook report, the Compensation Committee believes that our compensation programs do not encourage excessive or inappropriate risk-taking on the part of our associates, including our executive and senior officers. The Compensation Committee believes that the design and mix of our compensation programs appropriately encourage our executive and senior officers to focus on the creation of long-term shareholder value. In its review, the Compensation Committee noted the following features:

•executive and senior officer pay mix balances fixed and variable cash compensation, cash and equity, and annual and longer-term incentive compensation;
•our executive performance bonus program includes the following design features which the Compensation Committee believes properly incentivize senior management:
maximum payouts are capped at 188% of target;
payout levels based on achievement of financial metrics generally are calculated on a straight-line interpolation basis between threshold and target levels and between target and maximum levels, rather than providing for significantly different payout levels based on small changes in operating results;
the annual performance bonus is largely based on achievement of multiple financial metrics, rather than a single financial metric;
the annual performance bonus plan includes a weighting for achievement of individual G&Os. In addition, all levels within the organization also include an individual performance multiplier, which is evaluated by the Compensation Committee, which serves to focus management on achievement of strategic business and long-term initiatives;
the Compensation Committee retains discretion to adjust Company financial metrics to account for non-recurring and other similar items; and
the Compensation Committee retains discretion to modify annual bonus payouts otherwise payable under the performance bonus program where it determines that bonus amounts are not reflective of Company and individual performance;
•annual non-management bonus plans for corporate, sales and other business functions allocate a lower percentage of variable cash compensation than for management with bonus awards based on subjective assessment of individual performance;
•long-term equity awards constitute a significant portion of executives’ and senior officers’ compensation, thereby focusing such individuals on enhancing long-term shareholder value;
•equity awards for associates provide three-year cliff vesting for PSUs and four- or five-year vesting for RSUs, depending on the position of the associate in question; and
•PSUs vest based on Company performance over a three-year period and provide for maximum payouts of 200% of target.

In addition to the design and mix of our compensation programs, to further align our executive officers’ interests with our shareholders and mitigate risk relating to our compensation programs, we have adopted an Executive Incentive Compensation Recoupment Policy, which is described in the section entitled “Compensation Discussion and Analysis — Executive Incentive Compensation Recoupment Policy” on page 44 of this Proxy Statement and stock ownership guidelines for all of our executive officers, which is described in the section entitled “Compensation Discussion and Analysis — Executive Stock Ownership Guidelines” on page 44 of this Proxy Statement.

MSC Industrial Direct Co., Inc. Notice of 2025 Annual Meeting and 2024 Proxy Statement 45

COMPENSATION COMMITTEE REPORT

The information contained under this “Compensation Committee Report” shall not be deemed to be “soliciting material” or to be “filed” with the SEC, nor shall such information be incorporated by reference into any filing under the Securities Act, or under the Exchange Act, or be subject to the liabilities of Section 18 of the Exchange Act, except to the extent that we specifically incorporate this information by reference into any such filing.

The Compensation Committee of the Board has reviewed and discussed with management the Compensation Discussion and Analysis that precedes this report. Based on this review and discussion, the Compensation Committee recommended to the Board that the Compensation Discussion and Analysis be included in this Proxy Statement.

Submitted by the Compensation Committee of the Board,

Louise Goeser (Chairperson)
Michael Kaufmann
Robert Aarnes
Steven Paladino
Rahquel Purcell
Rudina Seseri
46 MSC Industrial Direct Co., Inc. Notice of 2024 Annual Meeting and 2023 Proxy Statement

EXECUTIVE COMPENSATION

Summary Compensation Table

The table below sets forth the compensation of the following named executive officers for services rendered to the Company during the fiscal years ended August 31, 2024, September 2, 2023, and September 3, 2022:

•Erik Gershwind, our Chief Executive Officer;
•Kristen Actis-Grande, our Executive Vice President and Chief Financial Officer;
•Martina McIsaac, Elizabeth Bledsoe and Kimberly Shacklett, who were the three other most highly compensated executive officers with respect to, and who were serving as executive officers at the end of, fiscal year 2024; and
•John Hill, who departed from the Company on June 12, 2024, and previously served as Senior Vice President and Chief Digital Information Officer.

A detailed description of the plans and programs under which our named executive officers received the following compensation can be found in the section entitled “Compensation Discussion and Analysis” beginning on page 32 of this Proxy Statement. Additional information about these plans and programs is included in the additional tables and discussions which follow the Summary Compensation Table.

Name and Principal Position	Year	Salary ($)(1)	Bonus ($)(2)	Stock Awards ($)(3)	Option Awards ($)	Non-Equity Incentive Plan Compensation ($)(4)	All Other Compensation ($)(5)	Total ($)
Erik Gershwind (6)	2024	861,210	—	3,549,805	—	—	26,466	4,437,481
Chief Executive Officer	2023	825,446	—	3,249,955	—	826,575	26,148	4,928,124
	2022	815,937	—	3,249,890	—	2,362,500	24,916	6,453,243

Kristen Actis-Grande	2024	590,385	—	1,249,824	—	—	28,156	1,868,365
Executive Vice President,	2023	540,385	—	749,901	—	208,816	21,710	1,520,812
Chief Financial Officer	2022	504,808	—	649,944	—	538,546	6,329	1,699,627

Martina McIsaac (7)(8)	2024	565,548	—	749,973	—	—	29,034	1,344,555
President and	2023	497,115	200,000	1,099,877	—	195,252	33,619	2,025,863
Chief Operating Officer

Elizabeth Bledsoe	2024	431,760	—	474,820	—	—	22,687	929,267
Senior Vice President and	2023	407,308	—	399,969	—	112,435	21,265	940,977
Chief People Officer	2022	381,731	—	324,887	—	267,420	21,645	995,683

Kimberly Shacklett (9)	2024	415,385	—	399,920	—	—	21,868	837,173
Senior Vice President, Sales
and Customer Success

John Hill (10)(11)	2024	435,192	—	864,662	—	—	154,144	1,453,998
Former Senior Vice President	2023	520,192	—	549,916	—	186,496	42,369	1,298,973
and Chief Digital Information Officer
_________________________
(1)The amounts in this column reflect the base salary earned by the executives during the respective fiscal year.
(2)The amount in this column includes a $200,000 cash sign-on bonus for Ms. McIsaac.
MSC Industrial Direct Co., Inc. Notice of 2025 Annual Meeting and 2024 Proxy Statement 47

(3)The amounts in this column do not reflect compensation actually received by the named executive officers nor do they reflect the actual value that will be recognized by the named executive officers. Instead, the amounts reflect the aggregate grant date fair value for grants of RSUs and PSUs made by us and calculated in accordance with FASB ASC Topic 718. This valuation method values RSUs and PSUs granted during the indicated year, based on the fair market value of our Class A Common Stock (the closing price as reported on the NYSE) on the date of grant. The amounts shown for fiscal year 2024 attributable to PSUs are as follows: Mr. Gershwind — $1,774,903; Ms. Actis-Grande — $424,952; Ms. McIsaac — $374,986; Ms. Bledsoe — $237,410; Ms. Shacklett — $199,960; and Mr. Hill — $312,407. The maximum potential grant date values for PSUs granted in fiscal year 2024 assuming maximum payouts based on performance are as follows: Mr. Gershwind — $3,549,805; Ms. Actis-Grande — $849,904; Ms. McIsaac — $749,973; Ms. Bledsoe — $474,820; Ms. Shacklett — $399,920; and Mr. Hill — $624,814. For more information regarding assumptions made in calculating the amounts reflected in this column, please refer to Note 13 to our audited consolidated financial statements included in our Annual Report on Form 10-K for the fiscal year ended August 31, 2024.
(4)The amounts in this column reflect amounts earned pursuant to our annual performance bonus program for our named executive officers. For more information, please see the section entitled “Compensation Discussion and Analysis — Fiscal Year 2024 Executive Compensation — Annual Performance Bonus Program” beginning on page 38 of this Proxy Statement.
(5)See the Fiscal Year 2024 All Other Compensation table below for a breakdown of the compensation included in the “All Other Compensation” column for fiscal year 2024.
(6)Mr. Gershwind has served as Chief Executive Officer since January 2023. From January 2013 until September 2024, he also served as our President.
(7)Ms. McIsaac was hired as Executive Vice President and Chief Operating Officer in September 2022. No compensation information for fiscal year 2022 appears in this table for Ms. McIsaac because she was not employed by the Company until fiscal year 2023.
(8)Ms. McIsaac was promoted to President and Chief Operating Officer in September 2024. She previously served as Executive Vice President, Chief Operating Officer during fiscal year 2024.
(9)Ms. Shacklett was not a named executive officer for fiscal years 2022 and 2023. Therefore, no compensation information for fiscal years 2022 or 2023 appears in this table for Ms. Shacklett.
(10)Mr. Hill was not a named executive officer for fiscal year 2022. Therefore, no compensation information for fiscal year 2022 appears in this table for Mr. Hill.
(11)Mr. Hill departed from the Company on June 12, 2024. The amounts reported for Mr. Hill in the Stock Awards column includes the incremental value associated with the accelerated vesting of certain RSUs pursuant to the terms of his Separation Agreement.

Fiscal Year 2024 All Other Compensation

Name	Auto Allowance ($)(1)	401(k) Match ($)	Separation Benefits ($)	Other ($)(2)	Total ($)
Erik Gershwind	16,497	9,969	—	—	26,466
Kristen Actis-Grande	12,387	11,942	—	3,827	28,156
Martina McIsaac	16,497	10,350	—	2,187	29,034
Elizabeth Bledsoe	11,006	11,681	—	—	22,687
Kimberly Shacklett	11,144	7,846	—	2,878	21,868
John Hill (3)	12,113	9,006	130,115	2,910	154,144
_________________________
(1)The aggregate incremental cost reflects the amounts paid and imputed to executives for the use, maintenance, registration and incidental cost of the vehicle.
(2)Guests of NEOs were invited to the Company’s annual award event and this includes the incremental cost of flight, ground transportation, and incidental meals and costs for their attendance at the business event.
(3)Mr. Hill departed the Company on June 12, 2024, and pursuant to the Separation Agreement he received salary continuation and certain medical benefits.

48 MSC Industrial Direct Co., Inc. Notice of 2025 Annual Meeting and 2024 Proxy Statement

Fiscal Year 2024 Grants of Plan-Based Awards

The following table shows the RSUs and the estimated future payouts of the PSUs granted to our named executive officers in fiscal year 2024 and the estimated future payouts under the performance bonus awards granted to our named executive officers in respect of fiscal year 2024 performance.

		Estimated Future Payouts Under Non-Equity Incentive Plan Awards(1)			Estimated Future Payouts Under Equity Incentive Plan Awards(2)
Name	Grant Date	Threshold ($)	Target ($)	Maximum ($)	Threshold (#)	Target (#)	Maximum (#)	All Other Stock Awards: Number of Shares of Stock or Units (#)		Grant Date Fair Value of Stock Awards ($)
Erik Gershwind	N/A	468,750	1,500,000	2,812,500	—	—	—	—		—
	11/3/2023	—	—	—	—	—	—	18,152	(3)	1,774,903	(4)
	11/3/2023	—	—	—	9,076	18,152	36,304	—	(3)	1,774,903	(4)
Kristen Actis-Grande	N/A	131,250	420,000	787,500	—	—	—	—		—
	11/3/2023	—	—	—	—	—	—	4,090	(3)	399,920	(4)
	11/3/2023	—	—	—	—	—	—	4,346	(3)	424,952	(4)
	11/3/2023	—	—	—	2,173	4,346	8,692	—		424,952	(4)
Martina McIsaac	N/A	124,523	398,475	747,141	—	—	—	—		—
	11/3/2023	—	—	—	—	—	—	3,835	(3)	374,986	(4)
	11/3/2023	—	—	—	1,918	3,835	7,670	—		374,986	(4)
Elizabeth Bledsoe	N/A	68,086	217,875	408,516	—	—	—	—		—
	11/3/2023	—	—	—	—	—	—	2,428	(3)	237,410	(4)
	11/3/2023	—	—	—	1,214	2,428	4,856	—		237,410	(4)
Kimberly Shacklett	N/A	66,406	212,500	398,438	—	—	—	—		—
	11/3/2023	—	—	—	—	—	—	2,045	(3)	199,960	(4)
	11/3/2023	—	—	—	1,023	2,045	4,090	—		199,960	(4)
John Hill (5)	N/A	111,719	357,500	670,313	—	—	—	—		—
	4/18/2022	—	—	—	—	—	—	1,035	(6)	94,679	(6)
	11/4/2022	—	—	—	—	—	—	832	(6)	75,396	(6)
	11/3/2023	—	—	—	—	—	—	798	(6)	69,773	(6)
	11/3/2023	—	—	—	—	—	—	3,195	(3)	312,407	(4)
	11/3/2023	—	—	—	1,598	3,195	6,390	—		312,407	(4)
____________________
(1)These columns reflect the potential threshold, target and maximum annual performance bonuses payable to such named executive officer under our 2024 annual performance bonus program. Amounts actually earned in fiscal year 2024 are reported as Non-Equity Incentive Plan Compensation in the Summary Compensation Table. Under our 2024 annual performance bonus program, bonus awards for 2024 were designed to be based on achievement of two Company financial metrics, each weighted 37.5%, and the remaining 25% was based on the achievement of individual G&Os. In addition, award opportunities were designed to be subject to an individual performance multiplier ranging from 50% to 150%. For additional information, please see “Compensation Discussion and Analysis — Fiscal Year 2024 Executive Compensation — Annual Performance Bonus Program” beginning on page 38 of this Proxy Statement.
(2)These columns reflect the potential threshold, target and maximum amounts of PSUs granted in fiscal year 2024 pursuant to the 2023 Omnibus Incentive Plan. These PSUs cliff vest after three years, with payouts ranging from 0% to 200% of target (with straight-line interpolation used for determining payouts with achievement between threshold and target and target and maximum performance levels) based upon our average adjusted return on invested capital from fiscal year 2024 through fiscal year 2026, subject to the grantee’s continued employment (with exceptions for termination of employment due to death, disability, retirement and change in control). For additional information, please see “Compensation Discussion and Analysis — Fiscal Year 2024 Executive Compensation — Long-Term Stock-Based Compensation” beginning on page 39 of this Proxy Statement and “— Potential Payments Upon Termination or Change in Control” beginning on page 52 of this Proxy Statement.
(3)The amounts in this column represent RSUs granted in fiscal year 2024 pursuant to the 2023 Omnibus Incentive Plan. These awards vest 25% on each of the first through fourth anniversaries of the grant date (with exceptions for termination of employment due to death, disability, retirement and change in control). The RSUs granted to our named executive officers have no performance criteria. For additional information, please see “Compensation Discussion and Analysis — Fiscal Year 2024 Executive Compensation — Long-Term Stock-Based Compensation” beginning on page 39 of this Proxy Statement and the section entitled “— Potential Payments Upon Termination or Change in Control” beginning on page 52 of this Proxy Statement.
(4)The grant date fair value is the amount that we will expense in our consolidated financial statements over the award’s vesting schedule. For RSUs and PSUs, fair value is the closing price of a share of our Class A Common Stock as quoted on the NYSE on the date of grant. The closing price of a share of our Class A Common Stock as quoted on the NYSE on November 3, 2023 was $97.78. For PSUs, the fair value is based on the Company achieving a target level of performance. For additional information on the valuation assumptions, please refer to Note 13 to our audited consolidated financial statements included in our Annual Report on Form 10-K for the fiscal year ended August 31, 2024.
MSC Industrial Direct Co., Inc. Notice of 2024 Annual Meeting and 2023 Proxy Statement 49

(5)Mr. Hill departed the Company on June 12, 2024 (before the end of fiscal year 2024) and, therefore, was not eligible to receive an annual performance bonus under the terms of the award. The amounts reported for in the All Other Stock Awards: Number of Shares of Stock or Units column include the incremental value associated with the accelerated vesting of certain RSUs pursuant to the terms of his Separation Agreement.
(6)These amounts reflect the value of accelerated vesting of certain RSUs pursuant to the terms of Mr. Hill’s Separation Agreement using the closing price of a share of our Class A Common Stock on June 12, 2024 of $85.20.

Dividends are not paid on unvested RSUs and PSUs; instead, dividend equivalent units accrue on unvested RSUs and PSUs and vest at the same times as the underlying RSUs and PSUs, subject in the case of PSUs to the same performance vesting requirements. The quarterly dividend rate for fiscal year 2024 was $0.83 per share.

Outstanding Equity Awards at 2024 Fiscal Year-End
The following table shows the amounts of outstanding stock options, RSU awards and PSU awards previously granted and held by the named executive officers as of August 31, 2024.

The market value of the stock awards is based on the closing price of a share of our Class A Common Stock as of August 30, 2024, the last business day of fiscal year 2024, which was $82.24.

John Hill departed the Company on June 12, 2024. In accordance with the terms of the RSUs and PSUs, all of his unvested RSUs and PSUs were forfeited upon termination of his employment.

	Option Awards					Stock Awards
Name	Number of Securities Underlying Unexercised Options (#) Exercisable	Number of Securities Underlying Unexercised Options (#) Unexercisable	Equity Incentive Plan Awards: Number of Securities Underlying Unexercised Unearned Options (#)	Option Exercise Price ($)	Option Expiration Date	Number of Shares or Units of Stock That Have Not Vested (#)		Market Value of Shares or Units of Stock That Have Not Vested ($)	Equity Incentive Plan Awards: Number of Unearned Shares, Units or Other Rights That Have Not Vested (#)		Equity Incentive Plan Awards: Market or Payout Value of Unearned Shares, Units or Other Rights That Have Not Vested ($)
Erik Gershwind	80,071	—	—	83.21	10/16/2025	—		—	—		—
	—	—	—	—	—	9,788	(1)	804,965	—		—
	—	—	—	—	—	21,315	(2)	1,752,946	—		—
	—	—	—	—	—	10,659	(3)	876,596	—		—
	—	—	—	—	—	—		—	10,570	(4)	869,277	(5)
	—	—	—	—	—	15,855	(6)	1,303,915	—		—
	—	—	—	—	—	—		—	18,814	(7)	1,547,263	(8)
	—	—	—	—	—	18,814	(9)	1,547,263	—		—
Kristen Actis-Grande	—	—	—	—	—	1,657	(1)	136,272	—		—
	—	—	—	—	—	4,263	(2)	350,589	—		—
	—	—	—	—	—	2,132	(3)	175,336	—		—
	—	—	—	—	—	—		—	2,439	(4)	200,583	(5)
	—	—	—	—	—	3,659	(6)	300,916	—		—
	—	—	—	—	—	—		—	4,504	(7)	370,409	(8)
	—	—	—	—	—	4,504	(9)	370,409	—		—
	—	—	—	—	—	4,239	(9)	348,615	—		—
Martina McIsaac	—	—	—	—	—	3,780	(10)	310,867	—		—
	—	—	—	—	—	—		—	2,439	(4)	200,583	(5)
	—	—	—	—	—	3,659	(6)	300,916	—		—
	—	—	—	—	—	—		—	3,975	(7)	326,904	(8)
	—	—	—	—	—	3,975	(9)	326,904	—		—
Elizabeth Bledsoe	—	—	—	—	—	452	(1)	37,172	—		—
	—	—	—	—	—	2,131	(2)	175,253	—		—
	—	—	—	—	—	1,065	(3)	87,586	—		—
	—	—	—	—	—	—		—	1,301	(4)	106,994	(5)
	—	—	—	—	—	1,952	(6)	160,532	—		—
	—	—	—	—	—	—		—	2,517	(7)	206,998	(8)
	—	—	—	—	—	2,517	(9)	206,998	—		—
Kimberly Shacklett	4,259	—	—	83.21	10/16/2025	401	(1)	32,978	—		—
	—	—	—	—	—	872	(2)	71,713	—		—
	—	—	—	—	—	437	(3)	35,939	—		—
50 MSC Industrial Direct Co., Inc. Notice of 2025 Annual Meeting and 2024 Proxy Statement

—	—	—	—	—	—		—	894	(4)	73,523	(5)
—	—	—	—	—	1,342	(6)	110,366	—		—
—	—	—	—	—	—		—	2,120	(7)	174,349	(8)
—	—	—	—	—	2,120	(9)	174,349	—		—
____________________

(1)This number includes dividend equivalent units accrued through August 31, 2024. The shares underlying these RSUs vested on November 6, 2024.

(2)This number includes dividend equivalent units accrued through August 31, 2024. This number represents the number of PSUs that were earned, but not vested, based on the Company’s average adjusted return on invested capital for the three fiscal year performance period that ended on August 31, 2024 as shown below:

	Threshold (%)	Target (%)	Maximum (%)	Actual (%)	PSUs Earned as % of Target
Average Adjusted Return On Invested Capital (%)	17.10	17.80	19.20	17.80	100%

The NEOs became vested in the PSUs earned at the end of fiscal year 2024 on November 5, 2024.
(3)This number includes dividend equivalent units accrued through August 31, 2024. The shares underlying one-half of these RSUs vested on November 5, 2024, and the remaining shares underlying one-half of these RSUs will vest on November 5, 2025.
(4)This number includes dividend equivalent units accrued through August 31, 2024. This number represents the number of shares underlying PSUs that would vest on November 4, 2025 based on achievement of the threshold level of performance for the three-year performance cycle. PSUs cliff vest after three years, with payouts ranging from 0% to 200% of target based upon our average adjusted return on invested capital over the three-year performance cycle, subject to the grantee’s continued employment.
(5)Represents the market value based on achieving the threshold level of performance.
(6)This number includes dividend equivalent units accrued through August 31, 2024. The shares underlying one-third of these RSUs vested on November 4, 2024, and the shares underlying one-third of these RSUs will vest on each of November 4, 2025 and November 4, 2026.
(7)This number includes dividend equivalent units accrued through August 31, 2024. This number represents the number of shares underlying PSUs that would vest on November 3, 2026 based on achievement of the target level of performance for the three-year performance cycle. PSUs cliff vest after three years, with payouts ranging from 0% to 200% of target based upon our average adjusted return on invested capital over the three-year performance cycle, subject to the grantee’s continued employment.
(8)Represents the market value based on achieving the target level of performance.
(9)This number includes dividend equivalent units accrued through August 31, 2024. The shares underlying one-fourth of these RSUs vested on November 3, 2024, and the shares underlying one-fourth of these RSUs will vest on each of November 3, 2025, November 3, 2026 and November 3, 2027.
(10)This number includes dividend equivalent units accrued through August 31, 2024. The shares underlying one-third of these RSUs vested October 3, 2024 and the shares underlying one-third of these RSUs will vest on each of October 3, 2025 and October 3, 2026.

MSC Industrial Direct Co., Inc. Notice of 2025 Annual Meeting and 2024 Proxy Statement 51

Fiscal Year 2024 Option Exercises and Stock Vested

The following table shows (i) the number of shares of our Class A Common Stock acquired upon the exercise of stock options by the named executive officers in fiscal year 2024, (ii) the number of RSUs held by the named executive officers which vested in fiscal year 2024 and (iii) the value realized upon the exercise of such stock options and the vesting of such units, in each case before payment of any applicable withholding tax and broker commissions.

	Option Awards		Stock Awards
Name	Number of Shares Acquired on Exercise (#)	Value Realized on Exercise ($)(1)	Number of Shares Acquired on Vesting (#)(2)	Value Realized on Vesting ($)(3)
Erik Gershwind	73,469	1,226,932	59,618	5,841,092
Kristen Actis-Grande	—	—	8,972	860,489
Martina McIsaac	—	—	2,391	232,553
Elizabeth Bledsoe	—	—	3,293	321,633
Kimberly Shacklett	4,885	24,405	3,049	300,111
John Hill(4)	—	—	4,776	424,629
_________________________
(1)The amounts in this column reflect the aggregate dollar amount realized upon the exercise of the options determined by the difference between the market price of the underlying securities at exercise and the exercise price of the options.
(2)This number includes dividend equivalent units that vested at the same time as the underlying RSUs and PSUs.
(3)The amounts in this column reflect the aggregate dollar amount realized upon the vesting of the RSUs and PSUs determined by multiplying the number of RSUs and PSUs by the market price of the underlying shares on the vesting date.
(4)Mr. Hill departed the Company on June 12, 2024. Amounts in the Stock Awards column include the accelerated vesting of certain RSUs pursuant to the terms of his Separation Agreement.

Pension Benefits and Nonqualified Deferred Compensation

Our named executive officers do not receive any compensation in the form of pension benefits or nonqualified deferred compensation.

Potential Payments Upon Termination or Change in Control

Change in Control Arrangements

Each of our named executive officers participates in the MSC Industrial Direct Co., Inc. Executive Change in Control Severance Plan (the “Executive Change in Control Severance Plan”). The Executive Change in Control Severance Plan provides for payment of certain benefits to the named executive officers upon a qualifying termination following a change in control of the Company. In addition to these arrangements, each of our current named executive officers executed a confidentiality, non-solicitation and non-competition agreement under which each of them agreed not to use or disclose any confidential information relating to the Company during employment and after termination. Each of them also agreed not to compete with the Company or to solicit any associates of the Company during such employment and for two years following termination of such employment. All payments under the change in control arrangements are contingent on them complying with the foregoing obligations. The terms of these arrangements are discussed below.

Under the terms of these arrangements, “cause” is generally defined to include (i) the willful and continued failure by the executive to substantially perform applicable duties (other than any such failure resulting from incapacity due to physical or mental illness) after a written demand for substantial performance is delivered to the executive by the Company, (ii) the willful engaging by the executive in conduct which is demonstrably and materially injurious to the Company, monetarily or otherwise, or (iii) the executive’s conviction of, or entering a plea of nolo contendere to, a felony. A change in the executive’s “circumstances of employment” will generally be deemed to have occurred if there is (a) a material reduction or change in the executive’s employment duties or reporting responsibilities, (b) a reduction in the executive’s annual base salary, (c) a material diminution in the executive’s status, working conditions or other economic benefits, or (d) the Company requiring the executive to be based at any place outside a 30-mile radius from the Company’s offices where the executive was based prior to a change in control.

A change in control of the Company will generally be deemed to have occurred under these arrangements if (i) a person or entity, other than members of the Jacobson or Gershwind families, acquires beneficial ownership of 50% or more of the combined voting power of the Company’s voting securities, (ii) there is a change in the Board as a result of which the
52 MSC Industrial Direct Co., Inc. Notice of 2025 Annual Meeting and 2024 Proxy Statement

Board members cease to constitute a majority of the Board, (iii) there is a consummation of a merger or consolidation, other than a merger or consolidation that results in our shareholders holding more than 50% of the combined voting power of the voting securities of the surviving entity, (iv) there is a liquidation or dissolution approved by our shareholders, or (v) there is a consummation of a sale of all or substantially all of the Company’s assets.

The Executive Change in Control Severance Plan provides that if, within two years after the occurrence of a change in control of the Company, (i) we terminate the executive’s employment other than for cause or (ii) the executive terminates employment following a change in the executive’s “circumstances of employment,” then we will be obligated to pay the executive a severance payment equal to (a) two times the executive’s annual base salary, plus (b) two times the executive’s targeted annual cash incentive bonus, plus (c) the pro rata portion of the executive’s targeted annual cash performance bonus. In addition, any unvested stock options and stock awards would accelerate. As a condition to receiving the applicable severance payments and benefits, the executive would be required to execute a general release in favor of the Company.

In addition, if the executive’s employment is terminated after the occurrence of a change in control as described above, we are obligated to provide the executive with outplacement services for up to six months and a lump sum payment equal to 18 months of healthcare coverage, and the executive is entitled to receive, at our expense, an automobile allowance for the lesser of two years or the remainder of the automobile lease in effect following the termination of such executive's employment.

Under the Executive Change in Control Severance Plan, the amount of severance benefits for these executives would be subject to reduction to the extent that the after-tax payments would be increased as a result of the payments being classified as “excess parachute payments” under Section 280G of the Code.

Equity Award Plans

The number of outstanding equity awards held by each named executive officer under the 2015 Omnibus Incentive Plan and the 2023 Omnibus Incentive Plan as of August 31, 2024 is listed above in the Outstanding Equity Awards at 2024 Fiscal Year-End table. The terms of these benefits are described below.

In connection with their long-term incentive awards, the named executive officers are required to sign an agreement containing confidentiality and non-competition provisions designed to protect the Company’s confidential and proprietary information and to preserve the Company’s competitive advantages.

2015 Omnibus Incentive Plan and 2023 Omnibus Incentive Plan

The 2015 Omnibus Incentive Plan and the 2023 Omnibus Incentive Plan are each a “double trigger” plan, meaning that unvested stock options and RSUs vest if there is a change in control of the Company only if both (i) a change in control occurs and (ii) such options or awards are not continued, assumed or substituted in connection with the transaction or if there is a termination of employment without cause (or for executives who participate in the Executive Change in Control Severance Plan, a termination by the executive for good reason) within one year (two years for executives who participate in the Executive Change in Control Severance Plan) following the change in control. In the case of PSUs, if unvested PSUs are not assumed, the PSUs will vest and be earned at the target level of performance, provided that if the change in control occurs after the first full year of performance and the performance level is higher than the target level, the PSUs would vest and be earned at such higher level. If in connection with a change in control the PSUs are assumed, then the PSUs would convert to RSUs based on the target level of performance, provided that if the change in control occurs after the first full year of performance and the performance level is higher than the target level, the PSUs would convert to RSUs at such higher level. In addition, following any change in control, if an associate’s employment is terminated by the Company without cause (or for executives who participate in the Executive Change in Control Severance Plan, a termination by the executive for good reason) within one year (two years for executives who participate in the Executive Change in Control Severance Plan) following the change in control, vesting of any converted RSUs would accelerate. A change in control of the Company will be deemed to have occurred for purposes of the 2015 Omnibus Incentive Plan and the 2023 Omnibus Incentive Plan in the same circumstances as described above under the section entitled “— Change in Control Arrangements.”

Under the 2015 Omnibus Incentive Plan and the 2023 Omnibus Incentive Plan and awards thereunder, in the event that the employment of a named executive officer is terminated by reason of death, disability or retirement, all unvested stock options held by the named executive officer become immediately exercisable until the first anniversary of such termination or until the stock options expire by their terms, whichever is shorter, and the restrictions on outstanding RSUs shall lapse and the shares underlying such RSUs shall become fully vested. The named executive officer will be deemed to have retired if such named executive officer's employment is terminated without cause, or upon death or disability, on or after age 65, provided the named executive officer has a total of five years of service with the Company. In the case of PSUs, where a participant retires or voluntarily terminates employment or in cases of a termination without cause (other than in the case of a change in control discussed above and other than in the case of a “qualifying termination” as described below under “— MSC Executive Severance Plan”) if the participant has reached age 55 and the participant’s age plus years of continuous service equals at least 65, the PSUs will pay out on a pro rata basis based on the full number of years of service (rounded down) during the performance period, based on actual performance. If the participant has reached age 65 with at least five full years of service, then the PSUs would pay out fully, based on actual performance. In cases of death or disability, the PSUs would pay out fully, based on actual performance.
MSC Industrial Direct Co., Inc. Notice of 2025 Annual Meeting and 2024 Proxy Statement 53

MSC Executive Severance Plan

The Board adopted, upon the recommendation of the Compensation Committee, the MSC Executive Severance Plan. Under the MSC Executive Severance Plan, Vice Presidents, Senior Vice Presidents and Executive Vice Presidents of the Company are eligible to receive certain severance benefits in the event of a qualifying termination. For purposes of the MSC Executive Severance Plan, a “qualifying termination” means the occurrence of any of (i) the involuntary termination of a participant’s employment with the Company as a result of the elimination of such participant’s job or position with the Company because of reorganization, job elimination or site closure; (ii) the termination of a participant’s employment with the Company upon the participant’s failure to accept a material change in the geographic location where such participant is required to primarily perform his services for the Company, such that the distance between the previous geographic location and the new geographic location exceeds 50 miles (one way); or (iii) the termination of a participant’s employment with the Company upon the participant’s failure to accept a reduction in such participant’s base salary of 20% or more.

Severance benefits consist of a severance allowance, a benefits credit payment, a vesting acceleration benefit and, at the discretion of the plan administrator, outplacement services. The severance allowance generally will be (i) 18 months of base pay for Executive Vice Presidents, (ii) 15 months of base pay for Senior Vice Presidents and (iii) 12 months of base pay for Vice Presidents, plus in each case a pro rata bonus (based on 100% of the individual’s bonus target prorated for the current fiscal year based on the date of the qualifying termination so long as the qualifying termination date is on or after the first day of MSC’s third fiscal quarter). The benefits credit will be an amount equal to the credit provided by the Company toward the cost of the participant’s coverage under our healthcare exchange for 18 months in the case of Executive Vice Presidents, 15 months in the case of Senior Vice Presidents and 12 months in the case of Vice Presidents. The vesting acceleration benefit will be the acceleration of equity awards that otherwise would have vested on the next scheduled vesting date after a participant’s termination date, except that in the case of PSUs, payouts shall be made at 33-1/3% and based on actual performance, except that if the participant has reached age 55 and the participant’s age plus years of continuous service equals at least 65, the PSUs will pay out on a pro rata basis based on the full number of years of service (rounded up) during the performance period, based on actual performance and if the participant has reached age 65 with at least five full years of service, then the PSUs would pay out fully, based on actual performance. Finally, the plan administrator may, in its discretion, provide outplacement services for such duration as the plan administrator may determine.

As a condition of receiving any severance benefit under the MSC Executive Severance Plan, a participant will be required to execute and not revoke a severance and release agreement in favor of the Company in such form and of such content as the plan administrator, in its sole discretion, may require.

Under the MSC Executive Severance Plan, no participant will be entitled to receive severance benefits in the event that the plan administrator determines, in its sole discretion, among other things, that at the time of the participant’s qualifying termination, we had cause to terminate the participant due to failure to meet our established performance criteria, the participant’s misconduct, or the participant’s violation of any applicable Company policy. In addition, if a participant incurs a qualifying termination, and the plan administrator determines, in its sole discretion, that thereafter (i) the participant breached any provision(s) of his severance and release agreement or (ii) the participant breached any provision(s) of any confidentiality, non-compete, non-solicitation, non-disparagement or other restrictive covenant or similar agreement with the Company, any unpaid or unused severance benefits will be immediately forfeited, and the participant will be required to repay to us severance allowance amounts previously paid to such participant.

Potential Payments Upon Termination or Change in Control Table as of August 30, 2024

The following table sets forth the estimated amounts that would be payable to each of our named executive officers upon the termination of such named executive officer's employment under certain circumstances or upon a change in control in limited circumstances, assuming that the termination of employment or change in control had occurred on August 30, 2024 (which was the last business day of fiscal year 2024) and based on the price per share of our Class A Common Stock on that date, which was $82.24. The actual amounts payable can only be calculated at the time of the event. None of the named executive officers, except Ms. Shacklett, would have been eligible for retirement under the terms of our equity grant agreements as of August 30, 2024, for purposes of the termination provisions under their PSU awards.

John Hill departed the Company on June 12, 2024.
54 MSC Industrial Direct Co., Inc. Notice of 2025 Annual Meeting and 2024 Proxy Statement

Name and Benefits	Change In Control and Termination of Award ($)(1)	Change in Control and Termination of Employment ($)(2)(3)	Death or Disability ($)(4)	Retirement ($)(5)	Termination Under MSC Executive Severance Plan ($)(6)
Erik Gershwind
Severance	—	4,742,822	—	—	—
Auto Allowance	—	32,994	—	—	—
Outplacement Services	—	6,000	—	—	—
Medical Benefits	—	48,217	—	—	—
Accelerated Vesting of Restricted Stock/RSUs	4,532,732	4,532,732	4,532,732	—	—
Accelerated Vesting of PSUs	5,038,767	5,038,767	5,038,767	—	—
Total	9,571,499	14,401,532	9,571,499	—	—

Kristen Actis-Grande
Severance	—	2,027,885	—	—	1,313,943
Auto Allowance	—	24,774	—	—	—
Outplacement Services	—	6,000	—	—	—
Medical Benefits	—	44,425	—	—	37,995
Accelerated Vesting of Restricted Stock/RSUs	1,331,532	1,331,532	1,331,532	—	503,811
Accelerated Vesting of PSUs	1,122,178	1,122,178	1,122,178	—	374,059
Total	2,453,710	4,556,794	2,453,710	—	2,229,808

Martina McIsaac
Severance	—	1,930,786	—	—	1,250,018
Auto Allowance	—	32,994	—	—	—
Outplacement Services	—	6,000	—	—	—
Medical Benefits	—	45,027	—	—	36,519
Accelerated Vesting of Restricted Stock/RSUs	938,655	938,655	938,655	—	285,551
Accelerated Vesting of PSUs	728,048	728,048	728,048	—	242,683
Total	1,666,703	3,681,510	1,666,703	—	1,814,771

Elizabeth Bledsoe
Severance	—	1,303,659	—	—	760,767
Auto Allowance	—	22,012	—	—	—
Outplacement Services	—	6,000	—	—	—
Medical Benefits	—	43,244	—	—	30,881
Accelerated Vesting of Restricted Stock/RSUs	492,243	492,243	492,243	—	186,144
Accelerated Vesting of PSUs	596,163	596,163	596,163	—	198,721
Total	1,088,406	2,463,321	1,088,406	—	1,176,513

Kimberly Shacklett
Severance	—	1,266,347	—	—	739,423
Auto Allowance	—	22,288	—	—	—
Outplacement Services	—	6,000	—	—	—
Medical Benefits	—	—	—	—	—
Accelerated Vesting of Restricted Stock/RSUs	353,576	353,576	353,576	—	131,269
Accelerated Vesting of PSUs	393,073	393,073	393,073	96,812	227,836
Total	746,649	2,041,284	746,649	96,812	1,098,528

(1)Unvested stock awards will vest if there is a change in control of the Company only if such awards are not continued, assumed or substituted in connection with the transaction or if there is a termination of employment without cause or by the executive for good reason within two years following the change in control. The estimated values of the PSU and RSU awards listed in this column for each of the named executive officers are based on the closing price of a share of our Class A Common Stock as reported on the NYSE on August 30, 2024, which was $82.24.
(2)Each of the named executive officers executed a confidentiality, non-solicitation and non-competition agreement under which each executive agreed not to use or disclose any confidential information relating to the Company during the executive’s employment and after termination. Each executive also agreed not to compete with the Company or to solicit any associates of the Company during such executive's employment and for two years following termination of such executive's employment. All payments under the change in control arrangements are contingent on the executives complying with the foregoing obligations and executing a general release in favor of the Company.
MSC Industrial Direct Co., Inc. Notice of 2025 Annual Meeting and 2024 Proxy Statement 55

(3)For the named executive officers, the severance amounts in this column reflect estimated amounts payable upon the occurrence of (i) a change in control of the Company and (ii) the termination of employment of the named executive officers within two years following such change in control, (a) by the Company, without cause, or (b) by the executive for good reason. The estimated severance amount listed in this column for each of the named executive officers was calculated using the named executive officer’s base salary that was in effect as of August 31, 2024. The estimated values of the PSU and RSU awards listed in this column for each of the named executive officers are based on the closing price of a share of our Class A Common Stock as reported on the NYSE on August 30, 2024, which was $82.24.
(4)The amounts in this column reflect estimated amounts payable upon the death or disability of a named executive officer under the terms of the 2015 Omnibus Incentive Plan and the 2023 Omnibus Incentive Plan and the respective awards thereunder. The estimated values of the accelerated PSU and RSU awards listed in this column for each of the named executive officers are based on the closing price of a share of our Class A Common Stock as reported on the NYSE on August 30, 2024, which was $82.24.
(5)The amounts in this column reflect estimated amounts payable upon the retirement of a named executive officer under the terms of the 2015 Omnibus Incentive Plan and 2023 Omnibus Incentive Plan and the respective awards thereunder. None of our named executive officers are currently eligible for retirement, except that Ms. Shacklett qualifies as having reached age 55 with her age and years of continuous service equaling at least 65, for purposes of the termination provisions under her PSU awards. The estimated values of the PSU awards listed in this column are based on the closing price of a share of our Class A Common Stock as reported on the NYSE on August 30, 2024, which was $82.24.
(6)The amounts in this column reflect estimated amounts that would be payable under the MSC Executive Severance Plan, which was amended and restated on March 21, 2023, in the event of a “qualifying termination,” (i) assuming that the qualifying termination had occurred on August 31, 2024 and (ii) based on the closing price per share of our Class A Common Stock on August 30, 2024, which was $82.24. Mr. Gershwind is not a participant in the MSC Executive Severance Plan. The estimated severance amount listed in this column for each of the named executive officers (other than Mr. Gershwind) was calculated using the named executive officer’s base salary that was in effect as of August 31, 2024. Severance amounts and medical benefits would be payable in equal installments in accordance with the Company’s normal payroll practices over the applicable period of either 15 or 18 months. As described above under the section entitled “—Potential Payments Upon Termination or Change in Control — MSC Executive Severance Plan,” the accelerated stock options and RSU and PSU awards listed in this column consist of awards that otherwise would have vested on the next scheduled vesting date after the named executive officer’s qualifying termination, except that in the case of PSUs, payouts shall be made at 33-1/3% and based on actual performance, with the exception of Ms. Shacklett who meets the definition of retirement eligible per the PSU award agreements. The PSUs in this column for Ms. Shacklett are calculated on a pro rata basis based on full number of years of service (rounded up) during the performance period and based on actual performance as described above under the section entitled "Executive Severance Plan." The estimated values of the accelerated RSU awards listed in this column are based on the closing price of a share of our Class A Common Stock as reported on the NYSE on August 30, 2024, which was $82.24. The estimated values of the accelerated PSU awards listed in this column are based on the number of adjusted shares per the MSC Executive Severance Plan and the closing price of a share of our Class A Common Stock as reported on the NYSE on August 30, 2024, which was $82.24. Values for PSUs which had a performance end date of August 31, 2024 are based on actual performance, 100%, and values for PSUs which have a future performance end date are based on target performance. As a condition of receiving any severance benefit under the MSC Executive Severance Plan, a participant will be required to execute and not revoke a severance and release agreement in favor of the Company in such form and of such content as the plan administrator, in its sole discretion, may require. In addition, no participant will be entitled to receive severance benefits in the event that the plan administrator determines, in its sole discretion, among other things, that at the time of the participant’s qualifying termination, the Company had cause to terminate the participant due to failure to meet Company-established performance criteria, the participant’s misconduct, or the participant’s violation of any applicable Company policy.

Indemnification Agreements; Directors and Officers Liability Insurance

We have entered into indemnification agreements with each of our directors and executive officers. The indemnification agreements clarify and enhance the rights and obligations of the Company and the indemnitee with respect to indemnification and advancement of expenses already provided for in our Certificate of Incorporation and Second Amended and Restated By-laws. The indemnification agreements provide that we will indemnify the indemnitee to the fullest extent permitted by New York law against all indemnifiable losses relating to, resulting from or arising out of any threatened, pending or completed action, suit or proceeding, or any inquiry or investigation that the indemnitee in good faith believes might lead to the institution of any such action, suit or proceeding. The indemnification agreements also provide for the advancement of expenses. In addition, we have entered into indemnification agreements with certain of our officers who serve as members of the Administrative Committee of the MSC Industrial Direct 401(k) Plan. These indemnification agreements provide such officers with indemnification to the maximum extent permitted by law in connection with any actions or omissions such officers take or fail to take in their capacity as members of the Administrative Committee.

56 MSC Industrial Direct Co., Inc. Notice of 2025 Annual Meeting and 2024 Proxy Statement

CEO PAY RATIO

As required by Section 953(b) of the Dodd-Frank Wall Street Reform and Consumer Protection Act and Item 402(u) of Regulation S-K, we are providing the following information about the relationship of the annual total compensation of our median associate and the annual total compensation of our Chief Executive Officer.

For fiscal year 2024:
•the annual total compensation of our median associate was $51,876; and
•the annual total compensation of our Chief Executive Officer, as reported in the Summary Compensation Table appearing under “Executive Compensation,” was $4,437,481
Based on this information, the ratio of the annual total compensation of our Chief Executive Officer to the annual total compensation of our median associate for fiscal year 2024 was 86:1.

To identify the median of the annual total compensation of all of our associates for our fiscal year 2024 CEO pay ratio, as well as to determine the annual total compensation of our median associate, the methodology and the material assumptions, adjustments and estimates that we used were as follows:

•We selected August 31, 2024 as the date for identifying our median associate. We determined that, as of August 31, 2024, our associate population, which includes our U.K., Canada and Mexico operations, consisted of approximately 7,000 associates.
•Our associate population data described above excludes approximately 43 associates of KAR Industrial Inc., which we acquired in January 2024, and excludes approximately 30 and 27 associates of ApTex, Inc. and Premier Tool Grinding, Inc., respectively, which we acquired in June 2024.
•We identified our median associate based on the total cash compensation earned for fiscal year 2024. Total cash compensation earned for fiscal year 2024 included base salary, bonus and incentives, commissions and overtime earned for such period.
•For purposes of identifying the median associate, we applied the following exchange rates at August 31, 2024: (i) 1 British pound to 1.31 U.S. dollars, (ii) 1 Canadian dollar to 0.74 U.S. dollars and (iii) 1 Mexican peso to 0.05 U.S. dollars.
We determined our median associate’s annual total compensation for fiscal year 2024 in the same manner that we determine the annual total compensation of our named executive officers for purposes of the Summary Compensation Table appearing under “Executive Compensation.” The annual total compensation of our median associate for fiscal year 2024 was determined to be $51,876, which was then compared to the annual total compensation of our Chief Executive Officer, as reported in the Summary Compensation Table appearing under “Executive Compensation.”
The SEC’s rules for identifying the median compensated associate and calculating the pay ratio based on that associate’s annual total compensation allow companies to adopt a variety of methodologies, to apply certain exclusions, and to make reasonable estimates and assumptions that reflect their associate populations and compensation practices. Accordingly, the pay ratio reported by other companies may not be comparable to the pay ratio reported above, as other companies have different associate populations and compensation practices and may use different methodologies, exclusions, estimates and assumptions in calculating their own pay ratios.

We believe this pay ratio is a reasonable estimate calculated in a manner consistent with applicable rules of the SEC. This information is being provided for compliance purposes. Neither the Compensation Committee nor management of the Company used the pay ratio measure in making compensation decisions for fiscal year 2024.

POLICIES AND PRACTICES RELATED TO THE GRANTS OF CERTAIN EQUITY AWARDS CLOSE IN TIME TO THE RELEASE OF MATERIAL NON-PUBLIC INFORMATION

Our compensation program has not included awards of stock options, SARs, or similar option-like instruments as a component of our long-term incentive plan since 2020. If in the future we anticipate granting such types of awards, we will adopt a policy regarding how the Board will determine when to grant such awards and how the Compensation Committee and the Board will take material non-public information into account when deterring the timing of grant and the terms of the awards.
MSC Industrial Direct Co., Inc. Notice of 2025 Annual Meeting and 2024 Proxy Statement 57

PAY VERSUS PERFORMANCE

As required by Section 953(a) of the Dodd-Frank Wall Street Reform and Consumer Protection Act and Item 402(v) of Regulation S-K, we providing the following disclosure regarding executive compensation for our chief executive officer (“CEO”) and other named executive officers and Company performance for the fiscal years listed below. The Compensation Committee did not consider the pay versus performance disclosure below in making its pay decisions for any of the years shown.

					Value of Initial Fixed $100 Investment Based on:
Year	Summary Compensation Table Total for CEO	Compensation Actually Paid to CEO	Average Summary Compensation Table Total for other NEOs	Average Compensation Actually Paid to other NEOs	Total Shareholder Return	Peer Group Total Shareholder Return	Net Income (in thousands)	Adjusted Operating Margin	Organic Revenue Growth (ADS)
	($)(1)	($)(1)(2)(3)	($)(1)	($)(1)(2)(3)	($)(4)	($)(4)	($)	(%)(5)(6)	(%)(5)
2024	4,437,481	1,811,320	1,286,672	632,399	148.70	200.06	255,957	10.5	(5.1)
2023	4,928,124	8,189,514	1,446,656	1,756,748	177.22	154.70	343,107	12.5	10.6
2022	6,453,243	6,528,550	1,232,010	974,416	132.02	121.48	340,482	12.7	10.1
2021	5,170,103	7,914,763	1,199,324	1,603,809	138.24	122.97	217,937	11.5	1.5

(1)Erik Gershwind has served as CEO for all years reported. The other named executive officers for each year reported are: Kristen Actis-Grande, Martina McIsaac, Elizabeth Bledsoe, Kimberly Shacklett and John Hill for 2024; Kristen Actis-Grande, Martina McIsaac, John Hill and Elizabeth Bledsoe for 2023; Kristen Actis-Grande, Douglas E. Jones, Elizabeth Bledsoe and Steven Baruch for 2022; and Kristen Actis-Grande, Douglas E. Jones, Steve Armstrong and Kari Heerdt for 2021.
(2)The amounts shown for "compensation actually paid" have been calculated in accordance with Item 402(v) of Regulation S-K and do not reflect compensation actually realized or received by the Company’s NEOs. These amounts reflect total compensation as set forth in the Summary Compensation Table above for each year, adjusted as described in this footnote below. Equity values are calculated in accordance with FASB ASC Topic 718. Amounts in the Exclusion of Stock Awards and Option Awards column are the totals from the Stock Awards and Option Awards columns set forth in the Summary Compensation Table.
(3)The following table details the applicable adjustments that were made to determine "compensation actually paid" (all amounts are averages for the named executive officers other than the CEO):

			Equity Award Adjustments
Year	Executive(s)	Summary Compensation Table Total ($)	Grant date fair values of awards in the Summary Compensation Table ($)	Year-end fair value of outstanding and unvested awards granted in the current year ($)	Change in year-end fair values for unvested awards granted in prior years ($)	Change in fair values at vesting date of awards granted in prior years that vested in the current year ($)	Change in fair values of awards granted in current year that vested in the current year ($)	Fair Value at Last Day of Prior Year of Equity Awards Forfeited During Year of ($)	Dividends and dividend equivalents in the current year prior to vesting ($)	Total CAP ($)
2024	CEO	4,437,481	(3,549,805)	2,985,641	(2,134,838)	(220,871)	—	—	293,712	1,811,320
	Other NEOs	1,286,672	(747,840)	483,538	(230,017)	(26,609)	13,955	(191,175)	43,875	632,399
2023	CEO	4,928,124	(3,249,955)	3,601,912	2,298,780	144,357	—	—	466,296	8,189,514
	Other NEOs	1,446,656	(699,916)	798,015	146,703	12,895	—	—	52,395	1,756,748
2022	CEO	6,453,243	(3,249,890)	3,005,842	81,487	(145,647)	—	—	383,515	6,528,550
	Other NEOs	1,232,010	(481,171)	366,795	22,252	(28,452)	(1,033)	(183,929)	47,944	974,416
2021	CEO	5,170,103	(3,249,925)	3,708,799	1,536,687	64,780	—	—	684,319	7,914,763
	Other NEOs	1,199,324	(549,938)	635,282	211,187	6,459	—	—	101,495	1,603,809

(4)Total shareholder return (“TSR”) is calculated based on the value of an initial fixed investment of $100 on August 29, 2020, assuming reinvestment of dividends. The peer group TSR represents TSR of the Dow Jones U.S. Industrial Supplier Index, which is the peer group used by the Company for purposes of Item 201(e) of SEC Regulation S-K in the Company’s Annual Report on Form 10-K for the fiscal year ended August 31, 2024.
(5)Adjusted Operating Margin and Organic Revenue Growth (ADS) are non-GAAP financial measures. See Appendix A to this Proxy Statement and Appendix A to the 2023 Proxy Statement for definitions and reconciliations of non-GAAP financial measures to the most directly comparable GAAP financial measures.

(6)We determined Adjusted Operating Margin to be the most important financial performance measure used to link Company performance to “compensation actually paid” to our CEO and other NEOs in 2024. This performance measure may not have been the most important financial performance measure for years 2023, 2022 and 2021 and we may determine a different financial performance measure to be the most important financial performance measure in future years.

58 MSC Industrial Direct Co., Inc. Notice of 2025 Annual Meeting and 2024 Proxy Statement

Relationship Between Compensation Actually Paid and Company Total Shareholder Return

CEO and Average Non-CEO NEO Compensation Actually Paid
Versus Company TSR
Compensation Actually Paid ($ Millions)
9
8
7
6
5
4
3
2
1
0
Company TSR (FYE 2020 Indexed to $100)
$200
$180
$160
$140
$120
$100
$80
$60
$40
$20
$0
7.9
1.6
6.5
1.0
8.2
1.8
1.8
0.6
100.00
138.24
132.02
177.22
148.70
2020
2021
2022
2023
2024
Fiscal Year
Erik Gershwind Compensation Actually Paid
Average Non-CEO NEO Compensation Actually Paid
MSC Industrial Direct Co., Inc. TSR

Relationship Between Compensation Actually Paid and Net Income

CEO and Average Non-CEO NEO Compensation Actually Paid
Versus Net Income
Compensation Actually Paid ($ Millions)
Net Income ($ Millions)
0
1
2
3
4
5
6
7
8
9
0
50
100
150
200
250
300
350
400
7.9
1.6
218
6.5
1.0
340
8.2
1.8
343
1.8
0.6
256
2021
2022
2023
2024
Fiscal Year
Erik Gershwind Compensation Actually Paid
Average Non-CEO NEO Compensation Actually Paid
MSC Industrial Direct Co., Inc. Net Income

MSC Industrial Direct Co., Inc. Notice of 2025 Annual Meeting and 2024 Proxy Statement 59

Relationship Between Compensation Actually Paid and Adjusted Operating Margin

CEO and Average Non-CEO NEO Compensation Actually Paid
Versus Adjusted Operating Margin
Compensation Actually Paid ($ Millions)
9
8
7
6
5
4
3
2
1
0
Adjusted Operating Margin
14%
12%
10%
8%
6%
4%
2%
0%
7.9
1.6
6.5
1.0
8.2
1.8
1.8
0.6
11.5%
12.7%
12.5%
10.5%
2021
2022
2023
2024
Fiscal Year
Erik Gershwind Compensation Actually Paid
Average Non-CEO NEO Compensation Actually Paid
MSC Industrial Direct Co., Inc. Adjusted Operating Margin

Relationship Between Cumulative Company Total Shareholder Return and Dow Jones U.S. Industrial Supplier Index

60 MSC Industrial Direct Co., Inc. Notice of 2025 Annual Meeting and 2024 Proxy Statement

Relationship Between Compensation Actually Paid and Organic Revenue Growth (ADS)

Most Important Financial Performance Measures(1)
Adjusted Operating Margin
Organic Revenue Growth (ADS)
Adjusted Return on Invested Capital
(1)Adjusted Operating Margin, Organic Revenue Growth (ADS) and Adjusted Return on Invested Capital are all non-GAAP financial measures. See Appendix A to this Proxy Statement and Appendix A to the 2023 Proxy Statement for definitions and reconciliations of non-GAAP financial measures to the most directly comparable GAAP financial measures.

MSC Industrial Direct Co., Inc. Notice of 2025 Annual Meeting and 2024 Proxy Statement 61

ADVISORY VOTE TO APPROVE NAMED EXECUTIVE OFFICER COMPENSATION (PROPOSAL NO. 3)

As required by Section 14A of the Exchange Act, this proposal, commonly known as a “say-on-pay” proposal, gives our shareholders the opportunity to vote to approve or not approve, on an advisory basis, the compensation of our named executive officers, which is described in the “Compensation Discussion and Analysis” and “Executive Compensation” sections of this Proxy Statement. This vote is not intended to address any specific item or element of compensation or the compensation of any particular officer, but rather the overall compensation of our named executive officers and the philosophy, principles and policies used to determine compensation.

Shareholders were most recently asked to approve the compensation of our named executive officers at the Company’s 2024 Annual Meeting of Shareholders, and shareholders approved our named executive officer compensation with more than 98% of the votes cast in favor. At the Company’s 2024 Annual Meeting of Shareholders, we asked shareholders to indicate whether future advisory say-on-pay votes should occur every one, two or three years, with the Board recommending an annual advisory vote. Because the Board views it as a good corporate governance practice, and because at the Company’s 2024 Annual Meeting of Shareholders a majority of the votes cast were in favor of an annual advisory say-on-pay vote, the Company currently intends to include an advisory say-on-pay vote in its proxy materials on an annual basis until the next required advisory vote on the frequency of future advisory say-on-pay votes, which will occur no later than the Company's 2030 Annual Meeting of Shareholders. Accordingly, the next advisory say-on-pay vote is expected to be held at the Company's 2026 Annual Meeting of Shareholders.

As described in greater detail in the section entitled “Compensation Discussion and Analysis,” our key compensation goals are to: create a performance driven culture based on personal accountability by linking rewards to Company and individual performance; provide a market competitive compensation opportunity to enable the Company to attract, retain and motivate highly talented associates; and recruit, retain and motivate highly talented executives, align our executives’ interests with those of our shareholders and provide performance-based compensation that appropriately rewards our executives. Our compensation programs include a number of key features designed to accomplish these goals.

The Board urges our shareholders to read the section entitled “Compensation Discussion and Analysis,” which describes in detail how our executive compensation practices operate and are designed to achieve our key compensation goals, as well as the Summary Compensation Table and other related compensation tables and narrative discussion appearing under the section entitled “Executive Compensation,” which provide detailed information about the compensation of our named executive officers. Based on Company and individual performance, the Compensation Committee believes that compensation levels for fiscal year 2024 were appropriate and consistent with the philosophy and objectives of the Company’s executive compensation programs.

Accordingly, we are asking shareholders to vote, on an advisory basis, “FOR” the following resolution at the Annual Meeting:

RESOLVED, that the Company’s shareholders hereby approve the compensation of the named executive officers, as disclosed in this Proxy Statement pursuant to the compensation disclosure rules of the SEC, including the “Compensation Discussion and Analysis” section, the compensation tables and the related narrative discussion.

This vote is advisory, which means that the shareholder vote on this proposal will not be binding on the Company, the Compensation Committee or the Board. However, the Compensation Committee and the Board value the opinions of the Company’s shareholders and will carefully consider the outcome of the vote when making future compensation decisions for the named executive officers of the Company.

THE BOARD OF DIRECTORS RECOMMENDS THAT YOU VOTE “FOR” THE APPROVAL, ON AN ADVISORY BASIS, OF THE COMPENSATION OF OUR NAMED EXECUTIVE OFFICERS AS DISCLOSED IN THIS PROXY STATEMENT. UNLESS OTHERWISE SPECIFIED, PROXIES WILL BE VOTED “FOR” THE APPROVAL, ON AN ADVISORY BASIS, OF THE COMPENSATION OF OUR NAMED EXECUTIVE OFFICERS AS DISCLOSED IN THIS PROXY STATEMENT.

62 MSC Industrial Direct Co., Inc. Notice of 2025 Annual Meeting and 2024 Proxy Statement

EQUITY COMPENSATION PLAN INFORMATION

Information for our equity compensation plans in effect as of August 31, 2024 is as follows:

	Number of Securities to be Issued Upon Exercise of Outstanding Options, Warrants and Rights (#)	Weighted-Average Exercise Price of Outstanding Options, Warrants and Rights ($)	Number of Securities Remaining Available for Future Issuance Under Equity Compensation Plans (Excluding Securities Reflected in Column (a)) (#)
Plan Category	(a)	(b)	(c)
Equity compensation plans approved by security holders:	—	—	—
Equity compensation plans (excluding Associate Stock Purchase Plan)	98,738	$83.21	2,004,059	(1)
Associate Stock Purchase Plan	—	—	181,503
Equity compensation plans not approved by security holders	—	—	—
Total	98,738	$83.21	2,185,562

(1)Represents shares available for future issuance under our 2023 Omnibus Incentive Plan. Such shares may become subject to stock option grants or SARs or may be issued directly as stock awards with such terms and conditions, performance requirements, restrictions, forfeiture provisions, contingencies and other limitations as determined by the plan administrator.

MSC Industrial Direct Co., Inc. Notice of 2025 Annual Meeting and 2024 Proxy Statement 63

SECURITY OWNERSHIP OF CERTAIN BENEFICIAL OWNERS AND MANAGEMENT

The information set forth in the table below is based on information furnished as of the close of business on December 4, 2024, except as otherwise noted, regarding the beneficial ownership of our Class A Common Stock by:

•each shareholder known to us to be the beneficial owner of more than 5% of our Class A Common Stock;
•each director and nominee for director of the Company;
•each of our named executive officers; and
•all directors and executive officers as a group.

Beneficial ownership is determined in accordance with the rules of the SEC that deem shares to be beneficially owned by any person who has or shares voting or investment power with respect to such shares. In computing the number of shares of Class A Common Stock beneficially owned by a person and the ownership percentage of such person, shares of Class A Common Stock deemed outstanding include (i) shares of Class A Common Stock subject to stock options held by such person that are currently exercisable or exercisable within 60 days of December 4, 2024 and (ii) RSUs and performance share units that are currently vested or vest within 60 days of December 4, 2024. However, these shares or units are not deemed outstanding for the purpose of computing the ownership percentage of any other person. The ownership percentage is based on 55,882,352 shares of our Class A Common Stock outstanding as of the close of business on December 4, 2024. Except as otherwise indicated in the footnotes below, the persons listed in the table below have advised us that they have sole voting and investment power with respect to the shares listed as beneficially owned by them. Unless otherwise indicated in the footnotes below, the address for each of the beneficial owners is c/o MSC Industrial Direct Co., Inc., 515 Broadhollow Road, Suite 1000, Melville, New York 11747. All fractional shares reported in the table below have been rounded to the nearest whole share.

Name	Number of Shares and Nature of Beneficial Ownership		Ownership Percentage
Principal Shareholders:
Mitchell Jacobson	7,989,683	(1)	14.3%
BlackRock, Inc.	5,800,591	(2)	10.4%
The Vanguard Group, Inc.	4,686,356	(3)	8.4%
American Century Investment Management, Inc. and related entities	3,407,845	(4)	6.1%
Directors, Director Nominees and Named Executive Officers:
Mitchell Jacobson	7,989,683	(1)	14.3%
Erik Gershwind	2,145,919	(5)	3.8%
Robert Aarnes	—		*
Louise Goeser	13,802	(6)	*
Michael Kaufmann	13,960	(7)	*
Steven Paladino	13,960	(7)	*
Philip Peller	19,767	(6)(8)	*
Rahquel Purcell	2,344	(7)	*
Rudina Seseri	6,322	(7)	*
Kristen Actis-Grande	12,645		*
Martina McIsaac	4,434		*
Elizabeth Bledsoe	8,846		*
Kimberly Shacklett	18,916	(9)	*
Directors and executive officers as a group (14 persons)	10,253,694	(10)	18.3%
____________________________
*    Less than 1%
(1)Based on information supplied by Mitchell Jacobson in a Schedule 13D and Form 4 filed with the SEC on October 5, 2023 and January 31, 2024, respectively. This number consists of (i) 1,792,532 shares of Class A Common Stock owned directly by Mr. Jacobson; (ii) 234,993 shares of Class A Common Stock held by a family charitable foundation, of which Mr. Jacobson is a director, as to which shares Mr. Jacobson has shared voting and dispositive power; (iii) 2,907,454 shares of Class A Common Stock held by trusts of which Mr. Jacobson is the settlor and over whose trustees Mr. Jacobson can exercise remove and replace powers; and (iv) 3,054,704 shares of Class A Common Stock held by grantor retained annuity trusts of which Mr. Jacobson is the settlor, sole annuitant and trustee, and other trusts over whose portfolio securities Mr. Jacobson exercises voting and dispositive power. Mr. Jacobson disclaims beneficial ownership of the 234,993 shares of Class A Common Stock held by the foundation and the 5,962,158 shares of Class A Common Stock that are held by these trusts, except to the extent of his pecuniary interest.
64 MSC Industrial Direct Co., Inc. Notice of 2025 Annual Meeting and 2024 Proxy Statement

(2)Based on information supplied by BlackRock, Inc. (“BlackRock”) in a Schedule 13G/A filed with the SEC on January 24, 2024. The address of BlackRock is 50 Hudson Yards, New York, New York, 10001. The Schedule 13G/A reports that BlackRock has sole voting power over 5,430,393 shares, shared voting power over no shares and sole dispositive power over all of the shares shown.
(3)Based on information supplied by The Vanguard Group, Inc. (“Vanguard”) in a Schedule 13G/A filed with the SEC on February 13, 2024. The address of Vanguard is 100 Vanguard Boulevard, Malvern, Pennsylvania 19355. The Schedule 13G/A reports that Vanguard has sole voting power over no shares, shared voting power over 16,126 shares, sole dispositive power over 4,621,890 shares and shared dispositive power over 64,466 shares.
(4)Based on information supplied by American Century Investment Management, Inc. (“ACIM”), American Century Companies, Inc. (“ACC”) and Stowers Institute for Medical Research (“Stowers”) in a Schedule 13G/A filed jointly with the SEC on November 8, 2024. ACC is controlled by Stowers. ACIM is a wholly owned subsidiary of ACC. The address of each of ACIM, ACC and Stowers is 4500 Main Street, 9th Floor, Kansas City, Missouri 64111. The Schedule 13G/A reports that each of ACIM, ACC and Stowers has sole voting power over 3,288,863 shares, shared voting power over no shares and sole dispositive power over all of the shares shown.
(5)This number consists of (i) 1,402,849 shares of Class A Common Stock owned directly by Mr. Gershwind; (ii) 80,071 shares of Class A Common Stock issuable upon the exercise by Mr. Gershwind of stock options that are currently exercisable or exercisable within 60 days of December 4, 2024; (iii) 21,695 shares of Class A Common Stock held by family charitable foundations, of which Mr. Gershwind is a director, as to which shares Mr. Gershwind has sole voting and dispositive power for 18,782 shares and shared voting and dispositive power for 2,913 shares; (iv) 175,378 shares of Class A Common Stock held by grantor retained annuity trusts of which Mr. Gershwind is the settlor, sole annuitant and trustee; (v) 61,027 shares of Class A Common Stock held by a trust of which Mr. Gershwind is a co-trustee and beneficiary; (vi) 302,464 shares of Class A Common Stock held by trusts over whose the trustee Mr. Gershwind can exercise remove and replace powers and the beneficiaries of which are family members of Mr. Gershwind; and (vii) 102,435 shares of Class A Common Stock held by a trust of which Mr. Gershwind is the trustee. Mr. Gershwind disclaims beneficial ownership of the 21,695 shares of Class A Common Stock held by the family charitable foundations and the 641,304 shares of Class A Common Stock held by the trusts, except to the extent of his pecuniary interest therein.
(6)Includes 827 RSUs scheduled to vest on January 25, 2025.
(7)Includes 715 RSUs scheduled to vest on January 24, 2025 and 827 RSUs scheduled to vest on January 25, 2025.
(8)Includes 14,896 shares held by an irrevocable trust, of which Mr. Peller is the settlor, Mr. Peller’s daughter is the sole trustee, and Mr. Peller’s wife is the beneficiary.
(9)Includes 4,259 shares of Class A Common Stock issuable upon the exercise by Ms. Shacklett of stock options that are currently exercisable or exercisable within 60 days of December 4, 2024.
(10)Includes: (i) 84,330 shares of Class A Common Stock issuable upon the exercise of stock options that are currently exercisable or exercisable within 60 days of December 4, 2024; (ii) 2,860 RSUs scheduled to vest on January 24, 2025 and 4,962 RSUs scheduled to vest on January 25, 2025.

MSC Industrial Direct Co., Inc. Notice of 2025 Annual Meeting and 2024 Proxy Statement 65

SHAREHOLDER PROPOSALS FOR THE 2026 ANNUAL MEETING OF SHAREHOLDERS

Any shareholder proposal intended to be included in the Company’s proxy statement and form of proxy relating to the 2026 Annual Meeting of Shareholders must be in writing and received by the Company not later than August 14, 2025. Any such shareholder proposal must also comply with Rule 14a-8 of the Exchange Act, which lists the requirements for the inclusion of shareholder proposals in company-sponsored proxy materials. Shareholder proposals should be addressed to the attention of the Company’s Senior Vice President, General Counsel and Corporate Secretary at MSC Industrial Direct Co., Inc., 515 Broadhollow Road, Suite 1000, Melville, New York 11747. Pursuant to the SEC rules, submitting a proposal will not guarantee that it will be included in the Company’s proxy materials.

You may propose nominees (other than self-nominations) for consideration by the Nominating and Corporate Governance Committee by submitting names, qualifications and other supporting information to the Company’s Senior Vice President, General Counsel and Corporate Secretary at MSC Industrial Direct Co., Inc., 515 Broadhollow Road, Suite 1000, Melville, New York 11747. Properly submitted recommendations must be received no later than August 14, 2025, to be considered by the Nominating and Corporate Governance Committee for inclusion in the following year’s nominations for election to the Board. Your properly submitted candidates are evaluated in the same manner as those candidates recommended by other sources. All candidates are considered in light of the needs of the Board with due consideration given to the qualifications described on page 7 under Election of Directors (Proposal No. 1).

In addition, any shareholder proposal intended to be presented at the 2026 Annual Meeting of Shareholders, but that will not be included in the Company’s proxy statement and form of proxy relating to the 2026 Annual Meeting of Shareholders, must be in writing and delivered to the Company’s Senior Vice President, General Counsel and Corporate Secretary at MSC Industrial Direct Co., Inc., 515 Broadhollow Road, Suite 1000, Melville, New York 11747 not later than the close of business on the 90th day nor earlier than the close of business on the 120th day prior to the anniversary date of the Annual Meeting. As a result, any proposals submitted by a shareholder pursuant to the provisions of the Company’s Third Amended and Restated By-Laws (other than proposals submitted pursuant to Rule 14a-8 of the Exchange Act) must be delivered not earlier than the close of business on September 24, 2025 and not later than the close of business on October 24, 2025. However, in the event that the 2026 Annual Meeting of Shareholders is called for a date that is more than 30 days before or more than 70 days after January 22, 2026, notice by the shareholder in order to be timely must be so delivered not earlier than the close of business on the 120th day prior to the date of the 2026 Annual Meeting of Shareholders and not later than the close of business on the later of the 90th day prior to the date of such annual meeting or the 10th day following the day on which public announcement of the date of such meeting is first made by the Company. Shareholder proposals must include the specified information concerning the proposal and the shareholder submitting the proposal as set forth in the Company’s Third Amended and Restated By-Laws. A copy of the Company’s Third Amended and Restated By-laws may be obtained by writing to the Company’s Senior Vice President, General Counsel and Corporate Secretary at MSC Industrial Direct Co., Inc., 515 Broadhollow Road, Suite 1000, Melville, New York 11747.

INFORMATION ABOUT THE ANNUAL MEETING

When and where is the Annual Meeting?

The Annual Meeting will be held at 9:00 a.m., Eastern Time, on Wednesday, January 22, 2025 via live audio webcast at www.virtualshareholdermeeting.com/MSM2025. There will not be an option to attend the Annual Meeting in person.

How do I participate in the live audio webcast of the Annual Meeting?

You are entitled to participate in the Annual Meeting if you were a shareholder as of the close of business on December 4, 2024, the record date, or hold a valid proxy for the meeting. To participate in the Annual Meeting online at www.virtualshareholdermeeting.com/MSM2025, you must enter the 16-digit control number included on your Notice of Internet Availability of Proxy Materials or proxy card or the instructions that you receive by e-mail. If you are a beneficial shareholder, you may contact the shareholder of record (e.g., your bank, broker or other nominee) if you have questions about obtaining your control number. If you do not have a control number, you may still access the live audio webcast of the Annual Meeting as a guest, but you will not be able to submit questions or to vote during the meeting.

The question and answer session will include questions submitted live during the Annual Meeting. Questions may be submitted during the Annual Meeting through www.virtualshareholdermeeting.com/MSM2025.

We encourage you to access the Annual Meeting before it begins. Online check-in will start approximately 15 minutes before the Annual Meeting on January 22, 2025. Please allow ample time for the online check-in process. The agenda and rules of conduct for the Annual Meeting will be available at www.virtualshareholdermeeting.com/MSM2025.
66 MSC Industrial Direct Co., Inc. Notice of 2025 Annual Meeting and 2024 Proxy Statement

What if I have technical difficulties or trouble accessing the live audio webcast of the Annual Meeting?
If you encounter any difficulties accessing the live audio webcast of the Annual Meeting during check-in or during the meeting, please call the technical support number that will be posted on the virtual shareholder meeting login page at www.virtualshareholdermeeting.com/MSM2025.

How do I vote?

If you are a shareholder of record, you may vote your shares in advance of the Annual Meeting via the Internet at www.proxyvote.com, by telephone or by completing, signing, dating and mailing your proxy card. You may request a printed proxy card by following the instructions included on the Notice of Internet Availability of Proxy Materials that you received. Detailed instructions for Internet voting are provided in the Notice of Internet Availability of Proxy Materials and instructions for Internet voting and telephone voting are provided in the printed proxy card. You may also participate in the live audio webcast of the Annual Meeting at www.virtualshareholdermeeting.com/MSM2025 and vote during the meeting.

If you are a beneficial shareholder, you must follow the voting procedures provided by your bank, broker or other nominee included with your proxy materials or with the instructions on how to access the proxy materials electronically.

You will need the 16-digit control number included on your Notice of Internet Availability of Proxy Materials or proxy card or the instructions that you receive by e-mail in order to vote shares or ask questions prior to or during the Annual Meeting. If you are a beneficial owner and you do not have your control number, you must contact your bank, broker or other nominee to obtain a control number or voting instructions.

If you are a shareholder of record and you sign your proxy card without giving specific instructions, your shares will be voted in accordance with the recommendations of the Board (“FOR” the election of each of the nine directors nominated by the Board of Directors, “FOR” the ratification of the appointment of Ernst & Young LLP to serve as our independent registered public accounting firm for fiscal year 2025, and “FOR” the approval, on an advisory basis, of the compensation of our named executive officers).

If your shares are held in the MSC Industrial Direct 401(k) Plan, you may vote via the Internet by following the instructions on your Notice of Internet Availability of Proxy Materials or proxy card. The trustee of the MSC Industrial Direct 401(k) Plan, T. Rowe Price Trust Company, will vote all shares of Class A Common Stock of the Company allocated to your 401(k) account in accordance with your instructions. If your proxy card is returned without choices marked, and if not otherwise directed, the shares in your 401(k) account that are represented by the proxy card will not be voted. If your shares are held in the MSC Industrial Direct 401(k) Plan, you must deliver your voting instructions to the trustee no later than 11:59 p.m., Eastern Time, on January 19, 2025.

What am I voting on?

You are voting on the following proposals:

•to elect the nine directors nominated by the Board of Directors;
•to ratify the appointment of Ernst & Young LLP to serve as our independent registered public accounting firm for fiscal year 2025;
•to approve, on an advisory basis, the compensation of our named executive officers; and
•to consider and act upon such other matters as may properly come before the Annual Meeting or any adjournment or postponement thereof.
What are the voting recommendations of the Board of Directors?

The Board of Directors recommends that you vote “FOR” the election of each of the nine directors nominated by the Board of Directors, “FOR” the ratification of the appointment of Ernst & Young LLP to serve as our independent registered public accounting firm for fiscal year 2025, and “FOR” the approval, on an advisory basis, of the compensation of our named executive officers.

Who is entitled to vote?

Only shareholders of record of our Class A Common Stock as of the close of business on December 4, 2024, the record date, are eligible to vote at the Annual Meeting. As of the close of business on that date, there were 55,882,352 shares of our Class A Common Stock outstanding. Shareholders are entitled to one vote per share of Class A Common Stock outstanding as of the close of business on the record date on any matter properly presented at the Annual Meeting.

What is a shareholder of record?

You are a shareholder of record if you are registered as a shareholder with our transfer agent, Computershare Trust Company, N.A.

MSC Industrial Direct Co., Inc. Notice of 2025 Annual Meeting and 2024 Proxy Statement 67

What is a beneficial shareholder?

You are a beneficial shareholder if a bank, broker or similar organization holds your shares in its name for your benefit. This form of ownership is often called ownership in “street name,” since your name does not appear in our records. If you are a beneficial shareholder, you may vote by following the voting instructions provided by your bank, broker or other nominee included with your proxy materials or with the instructions on how to access the proxy materials electronically.

What is a broker non-vote?

If you hold shares beneficially in street name and you do not provide the organization that holds your shares with voting instructions, then your shares could constitute “broker non-votes.” Generally, broker non-votes occur on a matter when a broker is not permitted to vote on that matter without instructions from the beneficial owner and the beneficial owner does not provide instructions.

If you are a beneficial owner whose shares are held in the name of a broker, and you do not provide your broker with voting instructions, the broker has the authority to vote your shares for or against certain “routine” matters. The proposal to ratify the appointment of EY to serve as our independent registered public accounting firm for fiscal year 2025 is the only routine matter being considered at the Annual Meeting.

We encourage you to provide instructions to your bank, broker or other nominee so that your shares may be voted. If you do not provide instructions to your bank, broker or other nominee, your shares will not be voted in the election of directors, on the advisory vote to approve the compensation of our named executive officers.

What is a quorum?

A quorum is the minimum number of shares required to hold a shareholders meeting. Under New York law and our Third Amended and Restated By-Laws, the presence, in person or by proxy, of the holders of a majority of the shares of our Class A Common Stock that are entitled to vote is necessary to constitute a quorum at the Annual Meeting.

What is the vote required for each proposal?

The election of each nominee for director, the ratification of the appointment of EY to serve as our independent registered public accounting firm for fiscal year 2025 and the approval, on an advisory basis, of the compensation of our named executive officers each requires the affirmative vote of a majority of the votes cast in person or by proxy at the Annual Meeting. Abstentions will not affect the outcome of any matter being voted on at the Annual Meeting, assuming that a quorum is obtained. Broker non-votes are not counted for any purpose in determining whether a matter has been approved, but, along with abstentions, are considered present and entitled to vote for purposes of determining a quorum for the Annual Meeting.

Can I ask questions if I participate in the live audio webcast of the Annual Meeting?

Shareholders as of the close of business on the record date who participate in the live audio webcast of the Annual Meeting will have an opportunity to submit questions live via the Internet during a designated portion of the meeting. Shareholders must have available their 16-digit control number included on their Notice of Internet Availability of Proxy Materials or proxy card or the instructions that they receive by e-mail. If you are a beneficial owner and you do not have a control number,  you may contact your bank, broker or other nominee to obtain a control number.

What will happen if another matter properly comes before the Annual Meeting?

The Board of Directors does not intend to bring any matter before the Annual Meeting except as specifically indicated in the accompanying notice and these proxy materials, nor does the Board know of any matter that anyone else proposes to present for action at the meeting. However, if any other matters are properly presented at the Annual Meeting for a vote, the enclosed proxy card confers discretionary authority to the proxy holders to vote the shares represented by proxy as to those matters.

If I plan to participate in the live audio webcast of the Annual Meeting, should I still vote by proxy?

All shareholders are cordially invited to participate in the live audio webcast of the Annual Meeting at www.virtualshareholdermeeting.com/MSM2025. To ensure your representation at the Annual Meeting, you are urged to vote via the Internet, by telephone or by completing, signing, dating and mailing the enclosed proxy card as promptly as possible. If you participate in the live audio webcast of the Annual Meeting, you may vote your shares online during the meeting even though you have submitted proxies or authorized a proxy to vote online. You will need the 16-digit control number included on your Notice of Internet Availability of Proxy Materials or proxy card or the instructions that you receive by e-mail in order to vote your shares online during the Annual Meeting. If you are a beneficial owner and you do not have a control number, you may contact your bank, broker or other nominee to obtain a control number or voting instructions.
68 MSC Industrial Direct Co., Inc. Notice of 2025 Annual Meeting and 2024 Proxy Statement

Who pays the cost for the solicitation of proxies?

We will pay any expenses for the solicitation of proxies for the Annual Meeting. Upon request, we will reimburse brokers, dealers, banks and trustees, or their nominees, for reasonable expenses that they incur in forwarding material to the beneficial owners of shares of our Class A Common Stock and obtaining their proxies. In addition to soliciting proxies by mail and the Internet, certain of the Company's directors, officers and associates, without additional compensation may solicit proxies personally or by telephone, facsimile and email.

How can I revoke my proxy or change my vote?

Shareholders of record may revoke their proxy or change their vote at any time prior to the taking of the vote at the Annual Meeting by (i) submitting a written notice of revocation to our Vice President, General Counsel and Corporate Secretary at MSC Industrial Direct Co., Inc., 515 Broadhollow Road, Suite 1000, Melville, New York 11747; (ii) delivering a proxy bearing a later date (either in writing, by telephone or via the Internet) and until the applicable deadline for each method of voting specified in the Notice of Internet Availability of Proxy Materials or proxy card; or (iii) participating in the meeting via live audio webcast and voting online during the meeting prior to the closing of the polls. Participating in the Annual Meeting will not cause your previously granted proxy to be revoked unless you vote online during the meeting prior to the closing of the polls. For all methods of voting, the last vote cast will supersede all previous votes.

Beneficial shareholders may revoke or change their voting instructions by participating in the Annual Meeting via live audio webcast and voting online during the meeting prior to the closing of the polls or by following the instructions provided by their bank, broker or other nominee. If you are a beneficial shareholder and do not have your control number, you must contact your bank, broker or other nominee for instructions on how to revoke or change your voting instructions.

How may I obtain a separate set of proxy materials or request a single set for my household?

For registered shareholders who receive paper copies of this Proxy Statement, copies of our 2024 Annual Report to Shareholders are being mailed simultaneously with this Proxy Statement. All other registered shareholders will receive a Notice of Internet Availability of Proxy Materials containing instructions on how to access our proxy materials and annual report online and how to request paper copies of our proxy materials and annual report. If you are a registered shareholder and want to save us the cost of mailing more than one copy of our proxy materials and annual report or notice of internet availability of proxy materials, as applicable, to the same address, we will discontinue, at your request to the Senior Vice President, General Counsel and Corporate Secretary of the Company, mailing the duplicate copy to the account or accounts you select. Beneficial owners sharing an address who are receiving multiple copies of proxy materials and annual reports or notices of internet availability of proxy materials, as applicable, and who wish to receive a single copy of such materials in the future, will need to contact their bank, broker or other nominee to request that only a single copy of each document be mailed to all shareholders at the shared address.

If you are the beneficial owner, but not the record holder, of shares of our Class A Common Stock, your bank, broker or other nominee may deliver only one copy of this Proxy Statement and our 2024 Annual Report to Shareholders or instructions on how to access the proxy materials electronically, as applicable, to multiple shareholders who share an address, unless that nominee has received contrary instructions from one or more of the shareholders. If you are a beneficial holder and wish to receive multiple copies of such materials in the future, you will need to contact your bank, broker or other nominee to request multiple copies.

We will deliver promptly, upon written or oral request, a separate copy of this Proxy Statement and our 2024 Annual Report to Shareholders or the Notice of Internet Availability of Proxy Materials, as applicable, to any registered shareholder at a shared address to which a single copy of the document or documents was delivered. A registered shareholder who wishes to receive a separate copy of the proxy statement and the annual report to shareholders or the notice of internet availability of proxy materials, as applicable, now or in the future, should submit this request by writing to Senior Vice President, General Counsel and Corporate Secretary, MSC Industrial Direct Co., Inc., 515 Broadhollow Road, Suite 1000, Melville, New York 11747, or calling (516) 812-2000.

What is the address of your principal executive offices?

The mailing address of our principal executive office is 515 Broadhollow Road, Suite 1000, Melville, New York 11747. We also maintain a co-located headquarters at 525 Harbour Place Drive, Davidson, North Carolina 28036.

OTHER MATTERS

We will provide without charge to each person solicited pursuant to this Proxy Statement, upon the written request of any such person, a copy of our Annual Report on Form 10-K for the fiscal year ended August 31, 2024, including the financial statements and the financial statement schedules, required to be filed with the SEC, or any exhibit thereto. Any such written request should be directed to the office of our Chief Financial Officer, c/o MSC Industrial Direct Co., Inc., 515 Broadhollow Road, Suite 1000, Melville, New York 11747.

MSC Industrial Direct Co., Inc. Notice of 2025 Annual Meeting and 2024 Proxy Statement 69

It is important that your shares be represented at the Annual Meeting, regardless of the number of shares which you hold. If you are a registered shareholder, we urge you to vote promptly via the Internet, by telephone or by completing, signing, dating and mailing a printed proxy card. If you are a beneficial shareholder, we urge you to vote promptly by following the instructions provided by your bank, broker or other nominee.

Cautionary Note Regarding Forward-Looking Statements

Statements in this Proxy Statement may constitute "forward-looking statements" under the Private Securities Litigation Reform Act of 1995. All statements, other than statements of present or historical fact, that address activities, events or developments that we expect, believe or anticipate will or may occur in the future, including statements about results of operations and financial condition, expected future results, expected benefits from our investment and strategic plans and other initiatives, and expected future growth, profitability and return on invested capital, are forward-looking statements. The words “will,” “may,” “believes,” “anticipates,” “thinks,” “expects,” “estimates,” “plans,” “intends” and similar expressions are intended to identify forward-looking statements. Forward-looking statements involve risks and uncertainties that could cause actual results to differ materially from those anticipated by these forward-looking statements. In addition, statements which refer to expectations, projections or other characterizations of future events or circumstances, statements involving a discussion of strategy, plans or intentions, statements about management’s assumptions, projections or predictions of future events or market outlook and any other statement other than a statement of present or historical fact are forward-looking statements. The inclusion of any statement in this presentation does not constitute an admission by MSC or any other person that the events or circumstances described in such statement are material. In addition, new risks may emerge from time to time, and it is not possible for management to predict such risks or to assess the impact of such risks on our business or financial results. Accordingly, future results may differ materially from historical results or from those discussed or implied by these forward-looking statements. Given these risks and uncertainties, the reader should not place undue reliance on these forward-looking statements. These risks and uncertainties include, but are not limited to, the following: general economic conditions in the markets in which we operate; changing customer and product mixes; volatility in commodity, energy and labor prices and the impact of prolonged periods of low, high or rapid inflation; competition, including the adoption by competitors of aggressive pricing strategies or sales methods; industry consolidation and other changes in the industrial distribution sector; the applicability of laws and regulations relating to our status as a supplier to the U.S. government and public sector; the credit risk of our customers; our ability to accurately forecast customer demands; customer cancellations or rescheduling of orders; interruptions in our ability to make deliveries to customers; supply chain disruptions; our ability to attract and retain sales and customer service personnel; the risk of loss of key suppliers or contractors or key brands; changes to trade policies or trade relationships; risks associated with opening or expanding our customer fulfillment centers; our ability to estimate the cost of healthcare claims incurred under our self-insurance plan; interruption of operations at our headquarters or customer fulfillment centers; products liability due to the nature of the products that we sell; impairments of goodwill and other indefinite-lived intangible assets; the impact of climate change; operating and financial restrictions imposed by the terms of our material debt instruments; our ability to access additional liquidity; our ability to realize the desired benefits from the Reclassification (as defined below); the significant influence that our principal shareholders will continue to have over our decisions; our ability to execute on our E-commerce strategies and maintain our digital platforms; costs associated with maintaining our information technology (“IT”) systems and complying with data privacy laws; our ability to remediate a material weakness in our internal control over financial reporting and to maintain effective internal control over financial reporting and our disclosure controls and procedures in the future; disruptions or breaches of our IT systems or violations of data privacy laws, including such disruptions or breaches in connection with our E-commerce channels; risks related to online payment methods and other online transactions; the retention of key management personnel; litigation risk due to the nature of our business; failure to comply with environmental, health, and safety laws and regulations; and our ability to comply with, and the costs associated with social and environmental responsibility policies. Additional information concerning these and other risks is described under "Risk Factors" and "Management's Discussion and Analysis of Financial Condition and Results of Operations" in our Annual and Quarterly Reports on Forms 10-K and 10-Q, respectively, and in the other reports and documents that we file with the United States Securities and Exchange Commission. We expressly disclaim any obligation to update any of these forward-looking statements, except to the extent required by applicable law.

70 MSC Industrial Direct Co., Inc. Notice of 2025 Annual Meeting and 2024 Proxy Statement

By Order of the Board of Directors,

Neal Dongre
Senior Vice President, General Counsel and Corporate Secretary
Melville, New York
December 12, 2024

MSC Industrial Direct Co., Inc. Notice of 2025 Annual Meeting and 2024 Proxy Statement 71

APPENDIX A
NON-GAAP FINANCIAL MEASURES AND DEFINITIONS
“Adjusted Operating Margin” for compensation purposes is (a) income from operations, determined based on generally accepted accounting principles (GAAP), adjusted to eliminate the impact of certain costs and activities that do not reflect the company’s ongoing operations, divided by (b) net sales, determined based on (GAAP), adjusted to eliminate the impact of net sales of an acquiree during the first fiscal year of a business acquisition.

	Fiscal Year Ended August 31, 2024
	(In thousands, except percentages)
	GAAP Financial Measure	Non-GAAP Adjustments(1)	Adjusted Financial Measure	Additional Non-GAAP Adjustments (Compensation)(2)	Adjusted Financial Measure (Compensation)
Net Sales	$3,820,951	$—	$3,820,951	$15,768	$3,805,183

Income from Operations	$390,387	$(16,792)	$407,179	$7,596	$399,583
Operating Margin	10.2%	0.4%	10.7%	(0.2)%	10.5%
(1)Non-GAAP adjustments relate to acquisition-related costs, share reclassification costs and restructuring and other costs.
(2)Additional non-GAAP adjustments for compensation purposes include net sales and income from operations related to current year acquisitions, as well as consulting-related restructuring and other costs.

“Organic Revenue Growth (ADS)” is a compound annual growth rate in average daily sales (“ADS”) of the Company, adjusted to eliminate the impact of net sales of an acquiree during the first fiscal year of a business acquisition.

Fiscal Year Ended
August 31, 2024 (%)
Net Sales Percentage Growth	(4.7)
Daily impact(1)	—
Average Daily Sales Percent Growth	(4.7)
Business Acquisitions(2)	(0.4)
Organic Revenue Growth (on an ADS basis)	(5.1)

(1)Sales days in fiscal year 2024 were 252.
(2)Adjustments relate to net sales of acquiree during the first fiscal year of business acquisition.
MSC Industrial Direct Co., Inc. Notice of 2025 Annual Meeting and 2024 Proxy Statement A-1

“Adjusted Return On Invested Capital (ROIC)” is calculated using a non-GAAP financial measure and is calculated by dividing non-GAAP net operating profit after tax (“NOPAT”) by average invested capital, a GAAP measure. NOPAT is defined as tax effected income from operations. Average invested capital is defined as net debt plus shareholder’s equity using a trailing 13-month average. Adjusted non-GAAP NOPAT and invested capital excludes the impact of certain costs and activities that do not reflect the company’s ongoing operations.

	Fiscal Year Ended
	(In thousands, except percentages)
	August 31, 2024		September 2, 2023		September 3, 2022
(a) Net income attributable to MSC Industrial (twelve-month trailing)	$258,594		$343,233		$339,786
NOPAT
Income from Operations (twelve-month trailing)	390,387		483,733		468,713
Effective tax rate	25.3%		24.8%		24.5%
(b) Non-GAAP NOPAT	291,532		363,850		353,751
(c) Adjusted Non-GAAP NOPAT	304,072	(1)	379,531	(2)	358,664	(3)

Invested Capital
Total MSC Industrial shareholders’ equity	$1,391,797		$1,479,164		$1,350,434
Current portion of debt including obligations under finance leases	229,911		229,935		325,680
Long-term debt including obligations under finance leases	278,853		224,391		468,912
Total Debt	508,764		454,326		794,592
Cash and cash equivalents	$29,588		$50,052		$43,537
Net debt	479,176		404,274		751,055
Invested capital	1,870,973		1,883,438		2,101,489
(d) Average invested capital (thirteen-month trailing average)	1,883,503		1,951,818		1,999,142
(e) Adjusted average invested capital (thirteen-month trailing average)	1,900,259	(1)	1,953,516	(2)	1,999,810	(3)

(a)/(d) Net income to Average invested capital	13.7%		17.6%		17.0%
(b)/(d) Non-GAAP ROIC	15.5%		18.6%		17.7%
(c)/(e) Adjusted Non-GAAP ROIC	16.0%		19.4%		17.9%
Average Adjusted Non-GAAP ROIC for the 3 Year Performance Period Ended August 31, 2024	17.8%
(1)Adjusted Non-GAAP NOPAT and invested capital excludes $14.5 million of restructuring and other costs, $1.1 million of acquisition-related charges and $1.2 million of share reclassification costs, net of an associated tax benefit of $4.1 million.
(2)Adjusted Non-GAAP NOPAT and invested capital excludes $7.9 million of restructuring and other costs, $0.4 million of acquisition-related charges and $12.4 million of share reclassification costs, net of an associated tax benefit of $5.3 million.
(3)Adjusted Non-GAAP NOPAT and invested capital excludes $15.8 million of restructuring and other costs, $10.1 million gain on sale of property and $0.9 million of acquisition-related charges, net of an associated tax benefit of $1.7 million.

A-2 MSC Industrial Direct Co., Inc. Notice of 2025 Annual Meeting and 2024 Proxy Statement

MSC BUILT TO MAKE YOU BETTER MSC INDUSTRIAL DIRECT CO., INC. 515 BROADHOLLOW ROAD, SUITE 1000 MELVILLE, NY 11747-3705 SCAN TO VIEW MATERIALS & VOTE VOTE BY INTERNET Before The Meeting – Go to www.proxyvote.com or scan the QR Barcode above Use the internet to transmit your voting instructions and for electronic delivery of information. Vote by 11:59 p.m., Eastern Time, on January 21, 2025 for shares held directly. Vote by 11:59 p.m., Eastern Time, on January 19, 2025 for shares held in the MSC Industrial Direct 401(k) Plan. Have your proxy card in hand when you access the website and then follow the instructions to obtain your records and to create an electronic voting instruction form. During the Meeting - Go to www.virtualshareholdermeeting.com/MSM2025 You may attend the meeting virtually via the Internet and vote during the meeting. Have the information that is printed in the box marked by the arrow available and then follow the instructions. VOTE BY PHONE - 1-800-690-6903 Use any touch-tone telephone to transmit your voting instructions. Vote by 11:59 p.m., Eastern Time, on January 21, 2025 for shares held directly. Vote by 11:59 p.m., Eastern Time, on January 19, 2025 for shares held in the MSC Industrial Direct 401(k) Plan. Have your proxy card in hand when you call and then follow the instructions. VOTE BY MAIL Mark, sign and date your proxy card and return it in the postage-paid envelope we have provided or return it to Vote Processing, c/o Broadridge, 51 Mercedes Way, Edgewood, NY 11717. ELECTRONIC DELIVERY OF FUTURE PROXY MATERIALS If you would like to reduce the costs incurred by MSC Industrial Direct Co., Inc. in mailing proxy materials, you can consent to receiving all future proxy statements, proxy cards and annual reports electronically via e-mail or the Internet. To sign up for electronic delivery, please follow the instructions above to vote using the Internet and, when prompted, indicate that you agree to receive or access proxy materials electronically in future years. TO VOTE, MARK BLOCKS BELOW IN BLUE OR BLACK INK AS FOLLOWS: V59601-P21709 KEEP THIS PORTION FOR YOUR RECORDS THIS PROXY CARD IS VALID ONLY WHEN SIGNED AND DATED. DETACH AND RETURN THIS PORTION ONLY MSC INDUSTRIAL DIRECT CO., INC. MSC's Board of Directors recommends that you vote "FOR" each of the nominees named in Proposal No. 1. Proposal No. 1: Election of Directors Nominees: For Against Abstain 1a. Erik Gershwind 1b. Louise Goeser 1c. Mitchell Jacobson 1d. Michael Kaufmann 1e. Robert Aarnes 1f. Steven Paladino 1g. Philip Peller 1h. Rahquel Purcell 1i. Rudina Seseri MSC's Board of Directors recommends that you vote "FOR" Proposal Nos. 2 and 3. For Against Abstain Proposal No. 2: Ratification of the Appointment of Independent Registered Public Accounting Firm To ratify the appointment of Ernst & Young LLP to serve as MSC’s independent registered public accounting firm for fiscal year 2025. Proposal No. 3: Advisory Vote to Approve Named Executive Officer Compensation To approve, on an advisory basis, the compensation of MSC's named executive officers. NOTE: In their discretion, the proxy holders are authorized to vote on such other business as may properly come before the meeting or any adjournment or postponement thereof. EACH OF PROPOSAL NOS. 1, 2 AND 3 HAS BEEN PROPOSED BY MSC INDUSTRIAL DIRECT CO., INC. Authorized Signatures - Sign and Date Below - This section must be completed for your vote to be counted. Please sign exactly as your name(s) appear(s) hereon. When signing as attorney, executor, administrator or other fiduciary, please give full title as such. Joint owners should each sign personally. All holders must sign. If a corporation or partnership, please sign in full corporate or partnership name by authorized officer. Signature [PLEASE SIGN WITHIN BOX] Date Signature (Joint Owners) Date

Important Notice Regarding the Availability of Proxy Materials for the Annual Meeting: The Notice of 2025 Annual Meeting and 2024 Proxy Statement and the 2024 Annual Report to Shareholders are available at https://investor.mscdirect.com/annual-reports. V59602-P21709 MSC INDUSTRIAL DIRECT CO., INC. 2025 ANNUAL MEETING OF SHAREHOLDERS JANUARY 22, 2025 THIS PROXY IS SOLICITED ON BEHALF OF MSC’S BOARD OF DIRECTORS. The undersigned hereby appoint(s) Kristen Actis-Grande and Neal Dongre, and each of them, as attorneys-in-fact, with full power of substitution, to vote all shares of common stock of MSC Industrial Direct Co., Inc. (the "Company") that the undersigned would be entitled to vote if personally present at the 2025 Annual Meeting of Shareholders of the Company to be held at 9:00 a.m., Eastern Time, on Wednesday, January 22, 2025 via live audio webcast at www.virtualshareholdermeeting.com/MSM2025, and any adjournment or postponement thereof, and, without limiting the generality of the power hereby conferred, the proxy holders are specifically directed to vote as indicated on the reverse side. In their discretion, the proxy holders are authorized to vote on such other business as may properly come before the meeting or any adjournment or postponement thereof. For participants in the MSC Industrial Direct 401(k) Plan, this card constitutes voting instructions to T. Rowe Price Trust Company or its successor, as trustee under the MSC Industrial Direct 401(k) Plan. The undersigned, if a participant in the MSC Industrial Direct 401(k) Plan, directs T. Rowe Price Trust Company, Directed Trustee, to vote all shares of common stock of the Company allocated to his or her account, as specified on the reverse side, at the 2025 Annual Meeting of Shareholders, or any adjournment or postponement thereof. Voting instructions to the trustee of the MSC Industrial Direct 401(k) Plan must be received by January 20, 2025. All shares of the Company’s common stock registered in your name and/or held for your benefit in the MSC Industrial Direct 401(k) Plan are shown on this card. The shares represented hereby will be voted in accordance with the directions given by the shareholder. If a properly signed proxy is returned without choices marked, and if not otherwise directed, the shares represented by this proxy registered in your name will be votes "FOR" each of the director nominees named in Proposal No. 1, "FOR" Proposal Nos. 2 and 3, and in the discretion of the proxy holders with respect to such other business as may properly come before the meeting or any adjournment or postponement thereof. Regarding the MSC Industrial Direct 401(k) Plan, if an unsigned direction card or a properly signed direction card without choices marked is returned, or no direction card is received, the shares represented by those direction cards will not be voted. PLEASE MARK, SIGN AND DATE ON THE REVERSE SIDE, AND RETURN THIS PROXY CARD PROMPTLY USING THE ENCLOSED REPLY ENVELOPE, OR FOLLOW THE INSTRUCTIONS TO VOTE BY INTERNET OR PHONE. CONTINUED AND TO BE SIGNED ON REVERSE SIDE